As Filed with the Securities and Exchange Commission on September 12, 2006.
Registration Statement No. 333-136949

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUTONATION, INC.
(Exact name of registrant as specified in its charter)
*And the Subsidiary Guarantors listed below

Delaware	5511	73-1105145
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
110 SE 6th Street
Fort Lauderdale, FL 33301
(954) 769-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary
AutoNation, Inc.
AutoNation Tower
29th Floor
110 SE 6th Street
Fort Lauderdale, FL 33301
(954) 769-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Gary P. Cullen
Skadden, Arps, Slate, Meagher & Flom LLP
333 W. Wacker Drive
Chicago, IL 60606
(312) 407-0700

     Approximate date of commencement of proposed exchange offer: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	per Unit	Price(1)	Registration Fee

Floating Rate Senior Notes Due 2013	$300,000,000	100%	$300,000,000	$32,100.00

7% Senior Notes Due 2014	$300,000,000	100%	$300,000,000	$32,100.00

Guarantees(2)	—	—	—	—

Total	$600,000,000	100%	$600,000,000	$64,200.00(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2)	Each of the Guarantors (as defined) is registering a Guarantee (as defined) of the payment of the principal of, premium, if any, and interest on the notes being registered hereby. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to the Guarantees.

(3)	Previously paid.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its	State or Other	Primary Standard
Charter and Address, Including Zip Code, and	Jurisdiction of	Industrial	I.R.S. Employer
Telephone Number, Including Area Code of	Incorporation or	Classification	Identification
Registrant’s Principal Executive Offices*	Organization	Code Number	Number

7 Rod Real Estate North, a Limited Liability Company	WY	6519	84-1167321
7 Rod Real Estate South, a Limited Liability Company	WY	6519	84-1167320
Abraham Chevrolet-Miami, Inc.	DE	5511	65-0802822
Abraham Chevrolet-Tampa, Inc.	DE	5511	65-0802820
ACER Fiduciary, Inc.	DE	6411	65-0945065
Al Maroone Ford, LLC	DE	5511	65-0944227
Albert Berry Motors, Inc.	TX	5511	74-1487498
Allison Bavarian	CA	5511	94-2707588
Allison Bavarian Holding, LLC	DE	5511	20-5224408
All-State Rent A Car, Inc.	NV	6719	88-0143152
American Way Motors, Inc.	TN	5511	62-1333714
AN Cadillac of WPB, LLC	DE	5511	35-2234609
AN California Region Management, LLC	DE	8741	01-0756952
AN Chevrolet — Arrowhead, Inc.	DE	5511	91-1933520
AN Chevrolet of Phoenix, LLC	DE	5511	52-2102866
AN CJ Valencia, Inc.	DE	5511	20-2859034
AN Corpus Christi Chevrolet, LP	TX	5511	32-0031564
AN Corpus Christi GP, LLC	DE	6719	32-0031563
AN Corpus Christi Imports Adv. GP, LLC	DE	6719	90-0080282
AN Corpus Christi Imports Adv., LP	TX	7319	90-0080295
AN Corpus Christi Imports GP, LLC	DE	6719	27-0041420
AN Corpus Christi Imports II GP, LLC	DE	6719	27-0041425
AN Corpus Christi Imports II, LP	TX	5511	32-0031566
AN Corpus Christi Imports, LP	TX	5511	32-0031567
AN Corpus Christi T. Imports GP, LLC	DE	5511	27-0041422
AN Corpus Christi T. Imports, LP	TX	5511	13-4214051
AN County Line Ford, Inc.	TX	5511	75-1687008
AN Dealership Holding Corp.	FL	5511	65-0608572
AN East Central Region Management, LLC	DE	8741	01-0756957
AN Florida Region Management, LLC	DE	8741	52-2135867
AN Fremont Luxury Imports, Inc.	DE	5511	86-0928954
AN Imports of Ft. Lauderdale, Inc.	DE	5511	20-5147883
AN Imports of Henderson, LLC	DE	5511	20-3609813
AN Imports of Lithia Springs, LLC	DE	5511	35-2229690
AN Imports of Reno, LLC	DE	5511	20-3609896
AN Imports on Weston Road, Inc.	FL	5511	59-1968718
AN Luxury Imports GP, LLC	DE	6719	90-0121570
AN Luxury Imports of Pembroke Pines, Inc.	DE	5511	22-3869449
AN Luxury Imports of Sarasota, Inc.	DE	5511	20-0551681
AN Luxury Imports, Ltd.	TX	5511	90-0121575
AN Motors of Delray Beach, Inc.	DE	5511	20-1405067
AN Motors of Scottsdale, LLC	DE	5511	52-2102864

Exact Name of Registrant as Specified in its	State or Other	Primary Standard
Charter and Address, Including Zip Code, and	Jurisdiction of	Industrial	I.R.S. Employer
Telephone Number, Including Area Code of	Incorporation or	Classification	Identification
Registrant’s Principal Executive Offices*	Organization	Code Number	Number

AN Pontiac GMC Houston North GP, LLC	DE	6719	16-1641915
AN Pontiac GMC Houston North, LP	TX	5511	13-4214055
AN Texas Region Management, Ltd.	TX	8741	02-0654987
AN West Central Region Management, LLC	DE	8741	02-0654986
AN/ CF Acquisition Corp.	DE	5511	65-0927849
AN/ FMK Acquisition Corp.	DE	5511	65-0978211
AN/ GMF, Inc.	DE	5511	36-3087611
AN/ MF Acquisition Corp.	DE	5511	65-0961375
AN/ MNI Acquisition Corp.	DE	5511	65-1024377
AN/ PF Acquisition Corp.	DE	5511	65-0927848
AN/ STD Acquisition Corp.	DE	5511	65-0952134
Anderson Chevrolet	CA	5511	94-1503305
Anderson Chevrolet Los Gatos, Inc.	CA	5511	77-0262368
Anderson Cupertino, Inc.	CA	5511	65-0770033
Appleway Chevrolet, Inc.	WA	5511	91-0538143
Atrium Restaurants, Inc.	FL	5812	59-2424477
Auto Ad Agency, Inc.	MD	7319	52-1295158
Auto Car Holding, LLC	DE	5511	20-5225856
Auto Car, Inc.	CA	5511	68-0129623
Auto Holding Corp.	DE	6719	52-2107831
Auto Mission Holding, LLC	DE	5511	20-5226182
Auto Mission, Ltd.	CA	5511	94-3141092
Auto West, Inc.	CA	5511	94-2946518
Autohaus Holdings, Inc.	DE	6719	80-0052569
AutoNation Benefits Company, Inc.	FL	8741	34-1135160
AutoNation Corporate Management, LLC	FL	8741	65-0629697
AutoNation Dodge of Pembroke Pines, Inc.	DE	5511	65-0948962
AutoNation Enterprises Incorporated	FL	6719	65-0608578
AutoNation Financial Services Corp.	DE	6159	65-0725080
AutoNation Fort Worth Motors, Ltd.	TX	5511	65-1152832
AutoNation GM GP, LLC	DE	6719	65-0944592
AutoNation Holding Corp.	DE	8741	45-0723604
AutoNation Imports of Katy GP, LLC	DE	6719	56-2307537
AutoNation Imports of Katy, L.P.	TX	5511	65-0957160
AutoNation Imports of Lithia Springs, Inc.	DE	5511	65-1003051
AutoNation Imports of Longwood, Inc.	DE	5511	65-1032195
AutoNation Imports of Palm Beach, Inc.	DE	5511	65-1102140
AutoNation Imports of Winter Park, Inc.	DE	5511	65-1032110
AutoNation Motors Holding Corp.	DE	8741	65-1132563
AutoNation Motors of Lithia Springs, Inc.	DE	5511	65-1002966
AutoNation North Texas Management GP, LLC	DE	6719	33-1037931
AutoNation Northwest Management, LLC	DE	8741	01-0756954
AutoNation Orlando Venture Holdings, Inc.	DE	6719	65-1137521
AutoNation Realty Corporation	DE	6519	65-0711536

Exact Name of Registrant as Specified in its	State or Other	Primary Standard
Charter and Address, Including Zip Code, and	Jurisdiction of	Industrial	I.R.S. Employer
Telephone Number, Including Area Code of	Incorporation or	Classification	Identification
Registrant’s Principal Executive Offices*	Organization	Code Number	Number

AutoNation USA of Perrine, Inc.	DE	5511	65-0899807
AutoNation V. Imports of Delray Beach, LLC	DE	5511	36-4558039
AutoNation Vermont, Inc.	VT	6719	65-0908474
AutoNationDirect.com, Inc.	DE	7319	65-0945066
Bankston Auto, Inc.	TX	6719	75-1336358
Bankston Chrysler Jeep of Frisco, L.P.	TX	5511	65-1052692
Bankston CJ GP, LLC	DE	6719	65-0932849
Bankston Ford of Frisco, Ltd. Co.	TX	5511	75-2529822
Bankston Nissan in Irving, Inc.	TX	5511	75-1325663
Bankston Nissan Lewisville GP, LLC	DE	6719	73-1670796
Bankston Nissan Lewisville, Ltd.	TX	5511	06-1699681
Bargain Rent-A-Car	CA	5511	95-3821161
Batfish, LLC	CO	6719	84-1261352
BBCSS, Inc.	AZ	6719	58-2434441
Beach City Chevrolet Company, Inc.	CA	5511	95-1879646
Beach City Holding, LLC	DE	5511	20-5226233
Beacon Motors, Inc.	FL	5511	65-0582254
Bell Dodge, L.L.C	DE	5511	52-2102862
Bengal Motor Company, Ltd.	FL	5511	59-2985277
Bengal Motors, Inc.	FL	6719	65-0165367
Bill Ayares Chevrolet, LLC	DE	5511	52-0579881
Bledsoe Dodge, LLC	DE	5511	65-0944613
Bob Townsend Ford, Inc.	DE	5511	31-0669965
Body Shop Holding Corp.	DE	6719	52-2124065
BOSC Automotive Realty, Inc.	DE	6519	38-3262849
Brown & Brown Chevrolet — Superstition Springs, LLC	AZ	5511	86-0904747
Brown & Brown Chevrolet, Inc.	AZ	5511	86-0128003
Brown & Brown Nissan Mesa, L.L.C.	AZ	5511	86-0795376
Brown & Brown Nissan, Inc.	AZ	5511	89-0677220
Buick Mart Limited Partnership	GA	6719	88-0377744
Bull Motors, LLC	DE	5511	65-0944614
C. Garrett, Inc.	CO	6719	84-1264053
Carlisle Motors, LLC	DE	6719	65-0944616
Carwell Holding, LLC	DE	5511	20-5224795
Carwell, LLC	DE	5511	65-0944617
Cerritos Body Works Holding, LLC	DE	5511	20-5225440
Cerritos Body Works, Inc.	CA	7538	33-0374316
Cerritos Imports Holding, LLC	DE	5511	20-5226306
Cerritos Imports, Inc.	DE	5511	52-2119516
Champion Chevrolet Holding, LLC	DE	5511	20-5224897
Champion Chevrolet, LLC	DE	5511	65-0944618
Champion Ford, Inc.	TX	5511	76-0171196
Charlie Hillard, Inc.	TX	5511	75-0922515
Charlie Thomas Chevrolet GP, LLC	DE	6719	73-1670803

Exact Name of Registrant as Specified in its	State or Other	Primary Standard
Charter and Address, Including Zip Code, and	Jurisdiction of	Industrial	I.R.S. Employer
Telephone Number, Including Area Code of	Incorporation or	Classification	Identification
Registrant’s Principal Executive Offices*	Organization	Code Number	Number

Charlie Thomas Chevrolet, Ltd.	TX	5511	20-0058033
Charlie Thomas Chrysler-Plymouth, Inc.	TX	5511	76-0010351
Charlie Thomas’ Courtesy Ford, Ltd.	TX	5511	06-1699682
Charlie Thomas’ Courtesy GP, LLC	DE	6719	73-1670811
Charlie Thomas Courtesy Leasing, Inc.	TX	7515	74-1850452
Charlie Thomas F. GP, LLC	DE	6719	33-1062335
Charlie Thomas Ford, Ltd.	TX	5511	20-0058561
Chesrown Auto, LLC	DE	5511	65-0944619
Chesrown Chevrolet, LLC	DE	5511	65-0944620
Chesrown Collision Center, Inc.	CO	7538	84-1358588
Chesrown Ford, Inc.	CO	5511	84-1164224
Chevrolet World, Inc.	FL	5511	59-2216673
Chuck Clancy Ford of Marietta, LLC	DE	5511	58-1675636
CJ Valencia Holding, LLC	DE	5511	20-5226043
Coastal Cadillac, Inc.	FL	5511	59-3023188
Consumer Car Care Corporation	TN	6719	62-1151481
Contemporary Cars, Inc.	FL	5511	59-1635976
Cook-Whitehead Ford, Inc.	FL	5511	59-1165955
Corporate Properties Holding, Inc.	DE	6519	65-0948961
Costa Mesa Cars Holding, LLC	DE	5511	20-5226339
Costa Mesa Cars, Inc.	CA	5511	33-0626084
Courtesy Auto Group, Inc.	FL	5511	59-2360236
Courtesy Broadway, LLC	CO	5511	20-5417194
Covington Pike Motors, Inc.	TN	5511	58-1366612
CT Intercontinental GP, LLC	DE	6719	33-1062337
CT Intercontinental, Ltd.	TX	5511	20-0057835
CT Motors, Inc.	TX	5511	76-0387042
D/ L Motor Company	FL	5511	59-3237877
Deal Dodge of Des Plaines, Inc.	IL	5511	36-3862968
Dealership Properties, Inc.	NV	6519	74-2869002
Dealership Realty Corporation	TX	6519	76-0218062
Desert Buick-GMC Trucks, L.L.C.	DE	5511	52-2102859
Desert Chrysler-Plymouth, Inc.	DE	5511	88-0121640
Desert Dodge, Inc.	NV	5511	88-0227814
Desert GMC, L.L.C.	DE	5511	52-2102860
Desert Lincoln-Mercury, Inc.	NV	5511	88-0168433
Dobbs Brothers Buick-Pontiac, Inc.	TN	5511	62-1038471
Dobbs Ford of Memphis, Inc.	DE	5511	65-1065025
Dobbs Ford, Inc.	FL	5511	59-1584177
Dobbs Mobile Bay, Inc.	AL	5511	62-1196110
Dobbs Motors of Arizona, Inc.	AZ	5511	93-0929951
Dodge of Bellevue, Inc.	DE	5511	94-3009590
Don Mealey Chevrolet, Inc.	FL	5511	59-1553076
Don Mealey Imports, Inc.	FL	5511	59-3099049

Exact Name of Registrant as Specified in its	State or Other	Primary Standard
Charter and Address, Including Zip Code, and	Jurisdiction of	Industrial	I.R.S. Employer
Telephone Number, Including Area Code of	Incorporation or	Classification	Identification
Registrant’s Principal Executive Offices*	Organization	Code Number	Number

Don-A-Vee Jeep Eagle, Inc.	CA	5511	33-0203778
Downers Grove Dodge, Inc.	DE	5511	36-2804667
Driver’s Mart Worldwide, Inc.	VA	6719	38-3275555
Eastgate Ford, Inc.	OH	5511	31-0736141
Ed Mullinax Ford, LLC	DE	5511	57-1174464
Edgren Motor Company, Inc.	CA	5511	94-1561041
Edgren Motor Holding, LLC	DE	5511	20-5225254
El Monte Imports Holding, LLC	DE	5511	20-5226399
El Monte Imports, Inc.	DE	5511	65-0881906
El Monte Motors Holding, LLC	DE	5511	20-5226498
El Monte Motors, Inc.	DE	5511	65-0801905
Elmhurst Auto Mall, Inc.	IL	5511	36-4185090
Emich Chrysler Plymouth, LLC	DE	5511	65-0944625
Emich Dodge, LLC	DE	5511	65-0944626
Emich Oldsmobile, LLC	DE	5511	65-0944593
Emich Subaru West, LLC	DE	5511	65-0944597
Empire Services Agency, Inc.	FL	6411	65-0309882
Financial Services GP, LLC	DE	6719	02-0695729
Financial Services, Ltd.	TX	5012	20-0057657
First Team Automotive Corp.	DE	6719	59-3440254
First Team Ford of Manatee, Ltd.	FL	5511	59-3446538
First Team Ford, Ltd.	FL	5511	59-3366156
First Team Imports, Ltd.	FL	6719	59-3298470
First Team Jeep Eagle, Chrysler-Plymouth, Ltd.	FL	5511	59-3446556
First Team Management, Inc.	FL	6719	59-2714981
First Team Premier, Ltd.	FL	6719	59-3392621
Fit Kit Holding, LLC	DE	5511	20-5225481
Fit Kit, Inc.	CA	5511	33-0115670
Florida Auto Corp.	DE	6719	65-0837116
Ford of Garden Grove Limited Partnership	GA	6719	88-0377746
Ford of Kirkland, Inc.	WA	5511	91-1425985
Fox Chevrolet, LLC	DE	5511	47-0922620
Fox Imports, LLC	DE	5511	47-0922622
Fox Motors, LLC	DE	5511	47-0922619
Fred Oakley Motors, Inc.	DE	5511	75-1524534
Fremont Luxury Imports Holding, LLC	DE	5511	20-5226133
Ft. Lauderdale Nissan, Inc.	FL	5511	65-0273822
G.B. Import Sales & Service Holding, LLC	DE	5511	20-5224826
G.B. Import Sales & Service, LLC	DE	5511	65-0944605
Gene Evans Ford, LLC	DE	5511	65-0944608
George Sutherlin Nissan, LLC	DE	5511	47-0922627
Government Blvd. Motors, Inc.	AL	5511	62-1502108
Gulf Management, Inc.	FL	5511	59-3023188
Hayward Dodge, Inc.	DE	5511	94-1689551

Exact Name of Registrant as Specified in its	State or Other	Primary Standard
Charter and Address, Including Zip Code, and	Jurisdiction of	Industrial	I.R.S. Employer
Telephone Number, Including Area Code of	Incorporation or	Classification	Identification
Registrant’s Principal Executive Offices*	Organization	Code Number	Number

Hillard Auto Group, Inc.	TX	6719	75-1965005
Hollywood Imports Limited, Inc.	FL	5511	59-2025810
Hollywood Kia, Inc.	FL	5511	65-0619873
Horizon Chevrolet, Inc.	OH	5511	34-1245635
House of Imports Holding, LLC	DE	5511	20-5226553
House of Imports, Inc.	CA	5511	95-2498811
Houston Auto M. Imports Greenway, Ltd.	TX	5511	20-0057720
Houston Auto M. Imports North, Ltd.	TX	5511	20-0058197
Houston Imports Greenway GP, LLC	DE	6719	65-0952169
Houston Imports North GP, LLC	DE	6719	56-2307540
Hub Motor Company, LLC	DE	5511	47-0922628
Irvine Imports Holding, LLC	DE	5511	20-5225601
Irvine Imports, Inc.	CA	5511	33-0374310
Irvine Toyota/ Nissan/ Volvo Limited Partnership	GA	6719	88-0377749
Jemautco, Inc.	OH	6719	31-1153168
Jerry Gleason Chevrolet, Inc.	IL	5511	36-2840037
Jerry Gleason Dodge, Inc.	IL	5511	36-4074146
Jim Quinlan Chevrolet Co.	DE	5511	59-1055603
Jim Quinlan Ford Lincoln-Mercury, Inc.	FL	5511	59-2690846
Joe MacPherson Ford	CA	5511	33-0180618
Joe MacPherson Imports No. I	CA	5511	33-0745137
Joe MacPherson Infiniti	CA	5511	33-0127306
Joe MacPherson Infiniti Holding, LLC	DE	5511	20-5224941
Joe MacPherson Oldsmobile	CA	5511	33-0293599
John M. Lance Ford, LLC	DE	5511	65-0944184
J-R Advertising Company	CO	7319	84-1177523
J-R Motors Company North	CO	5511	84-1167355
J-R Motors Company South	CO	5511	84-1167319
JRJ Investments, Inc.	NV	5511	88-0199942
J-R-M Motors Company Northwest LLC	CO	5511	84-1363627
Kenyon Dodge, Inc.	FL	5511	59-0479520
King’s Crown Ford, Inc.	DE	5511	59-2018826
Kirkland Pontiac-Buick-GMC, Inc.	WA	5511	91-1739519
L.P. Evans Motors WPB, Inc.	FL	5511	59-0684221
L.P. Evans Motors, Inc.	FL	5511	59-0601584
Lance Children, Inc.	OH	6519	34-1789728
Leesburg Imports, LLC	DE	5511	06-1712528
Leesburg Motors, LLC	DE	5511	06-1712525
Les Marks Chevrolet, Inc.	TX	5511	76-0375065
Lew Webb’s Irvine Nissan Holding, LLC	DE	5511	20-5225321
Lew Webb’s Ford, Inc.	CA	5511	33-0677560
Lew Webb’s Irvine Nissan, Inc.	CA	5511	33-0374313
Lewisville Imports GP, LLC	DE	6719	16-1640974
Lewisville Imports, Ltd.	TX	5511	06-1647785

Exact Name of Registrant as Specified in its	State or Other	Primary Standard
Charter and Address, Including Zip Code, and	Jurisdiction of	Industrial	I.R.S. Employer
Telephone Number, Including Area Code of	Incorporation or	Classification	Identification
Registrant’s Principal Executive Offices*	Organization	Code Number	Number

Lexus of Cerritos Limited Partnership	GA	6519	88-0378242
Lot 4 Real Estate Holdings, LLC	DE	6519	32-0103034
MacHoward Leasing	CA	5511	95-2267692
MacHoward Leasing Holding, LLC	DE	5511	20-5224996
MacPherson Enterprises, Inc.	CA	5511	95-2706038
Magic Acquisition Corp.	DE	5511	65-0711428
Magic Acquisition Holding, LLC	DE	5511	20-5226582
Marks Family Dealerships, Inc.	TX	5511	74-1405873
Marks Transport, Inc.	TX	5511	76-0444883
Maroone Chevrolet Ft. Lauderdale, Inc.	FL	5511	65-0721018
Maroone Chevrolet, LLC	DE	5511	65-0944183
Maroone Dodge, LLC	DE	5511	65-0944181
Maroone Ford, LLC	DE	5511	65-0944179
Maroone Management Services, Inc.	FL	6719	65-0721017
Maroone Oldsmobile, LLC	DE	5511	52-2135875
MC/ RII, LLC	OH	5511	31-1751162
Mealey Holdings, Inc.	FL	6719	59-3280283
Mechanical Warranty Protection, Inc.	FL	6411	65-0062054
Metro Chrysler Jeep, Inc.	FL	5511	59-3002195
Midway Chevrolet, Inc.	TX	5511	75-1631858
Mike Hall Chevrolet, Inc.	DE	5511	74-1940031
Mike Shad Chrysler Plymouth Jeep Eagle, Inc.	FL	5511	65-0731779
Mike Shad Ford, Inc.	FL	5511	65-0730472
Miller-Sutherlin Automotive, LLC	DE	5511	65-0944177
Mission Blvd. Motors, Inc.	CA	5511	94-3179980
Mr. Wheels Holding, LLC	DE	5511	20-5225351
Mr. Wheels, Inc.	CA	5511	95-3050274
Mullinax East, LLC	DE	5511	57-1174463
Mullinax Ford North Canton, Inc.	OH	5511	34-1706005
Mullinax Ford South, Inc.	FL	5511	59-2745619
Mullinax Lincoln-Mercury, Inc.	DE	5511	34-1555317
Mullinax of Mayfield, LLC	DE	5511	57-1174466
Mullinax Used Cars, Inc.	OH	5511	34-1663489
Naperville Imports, Inc.	DE	5511	65-1151451
Newport Beach Cars Holding, LLC	DE	5511	20-5224604
Newport Beach Cars, LLC	DE	5511	65-0944175
Nichols Ford, Ltd.	TX	5511	20-0057609
Nichols GP, LLC	DE	6719	33-1062338
Nissan of Brandon, Inc.	FL	5511	59-2872723
Northpoint Chevrolet, Inc.	DE	5511	52-2124967
Northpoint Ford, Inc.	DE	5511	65-0964278
Northwest Financial Group, Inc.	WA	5511	91-1666832
Ontario Dodge, Inc.	CA	5511	33-0380793
Orange County Automotive Imports, LLC	DE	5511	65-0944636

Exact Name of Registrant as Specified in its	State or Other	Primary Standard
Charter and Address, Including Zip Code, and	Jurisdiction of	Industrial	I.R.S. Employer
Telephone Number, Including Area Code of	Incorporation or	Classification	Identification
Registrant’s Principal Executive Offices*	Organization	Code Number	Number

Payton-Wright Ford Sales, Inc.	TX	5511	75-1231297
Peyton Cramer Automotive	CA	5511	33-0612289
Peyton Cramer Automotive Holding, LLC	DE	5511	20-5226609
Peyton Cramer F. Holding, LLC	DE	5511	20-5225040
Peyton Cramer Ford	CA	5511	95-3410394
Peyton Cramer Infiniti	CA	5511	33-0567152
Peyton Cramer Infiniti Holding, LLC	DE	5511	20-5226653
Peyton Cramer Jaguar	CA	5511	33-0567150
Peyton Cramer Lincoln-Mercury	CA	5511	33-0679879
Peyton Cramer LM Holding, LLC	DE	5511	20-5224570
Pierce Automotive Corporation	AZ	6719	86-0811184
Pierce, LLC	DE	5511	65-0944638
Pitre Buick-Pontiac-GMC of Scottsdale, Inc.	DE	5511	86-0928953
Pitre Chrysler-Plymouth-Jeep of Bell, Inc.	DE	5511	86-0928950
Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.	DE	5511	86-0928955
Pitre Isuzu-Subaru-Hyundai of Scottsdale, Inc.	DE	5511	86-0928952
Plains Chevrolet GP, LLC	DE	6719	06-1699677
Plains Chevrolet, Ltd.	TX	5511	20-0058622
PMWQ, Inc.	NV	6719	75-2748417
PMWQ, Ltd.	TX	6719	75-2748419
Port City Imports, Inc.	TX	5511	74-2403712
Port City Pontiac-GMC Trucks, Inc.	TX	5511	74-2481788
Prime Auto Resources, Inc.	CA	6719	33-0718037
Quality Nissan GP, LLC	DE	5012	06-1699678
Quality Nissan, Ltd.	TX	5511	20-0058629
Quinlan Motors, Inc.	FL	5511	59-3268936
R. Coop Limited	CO	6719	84-1251979
R.L. Buscher II, Inc.	CO	6719	84-1171763
R.L. Buscher III, Inc.	CO	6719	84-1171764
Real Estate Holdings, Inc.	FL	6519	65-0789583
Republic DM Property Acquisition Corp.	DE	6519	52-2099740
Republic Resources Company	DE	8741	51-0370517
Republic Risk Management Services, Inc.	FL	8741	65-0782124
Resources Aviation, Inc.	FL	4522	65-0858501
RI Merger Corp.	CO	6719	84-1492421
RI/ ASC Acquisition Corp.	DE	7538	84-1491657
RI/ BB Acquisition Corp.	DE	7538	52-2127466
RI/ BBNM Acquisition Corp.	AZ	6719	86-0914399
RI/ BRC Real Estate Corp.	CA	6519	65-0942312
RI/ DM Acquisition Corp.	DE	6719	52-2099741
RI/ Hollywood Nissan Acquisition Corp.	DE	5511	65-0784675
RI/ LLC Acquisition Corp.	CO	6719	84-1268477
RI/ LLC-2 Acquisition Corp.	CO	6719	84-1459544
RI/ PII Acquisition Corp.	DE	5511	52-2124965

Exact Name of Registrant as Specified in its	State or Other	Primary Standard
Charter and Address, Including Zip Code, and	Jurisdiction of	Industrial	I.R.S. Employer
Telephone Number, Including Area Code of	Incorporation or	Classification	Identification
Registrant’s Principal Executive Offices*	Organization	Code Number	Number

RI/ RMC Acquisition GP, LLC	DE	6719	33-1062340
RI/ RMC Acquisition, Ltd.	TX	5511	20-0057572
RI/ RMP Acquisition Corp.	DE	5511	52-2109996
RI/ RMT Acquisition GP, LLC	DE	6719	02-0695720
RI/ RMT Acquisition, Ltd.	TX	5511	20-0058111
RI/ WFI Acquisition Corporation	DE	5511	52-2124969
RKR Motors, Inc.	FL	5511	65-0070349
Rosecrans Investments, LLC	DE	6719	65-1093600
Roseville Motor Corporation	CA	5511	94-2922942
Roseville Motor Holding, LLC	DE	5511	20-5225195
RRM Corporation	DE	8741	52-2007719
RSHC, Inc.	DE	6411	65-0908475
Sahara Imports, Inc.	NV	5511	86-0869592
Sahara Nissan, Inc.	NV	5511	88-0133547
Saul Chevrolet Holding, LLC	DE	5511	20-5224718
Saul Chevrolet, Inc.	CA	5511	33-0507627
SCM Realty, Inc.	FL	6519	59-2640748
Service Station Holding Corp.	DE	6719	65-0899829
Shamrock F. Holding, LLC	DE	5511	20-5226693
Shamrock Ford, Inc.	CA	5511	94-2220473
Six Jays LLC	CO	6719	84-1364768
SMI Motors Holding, LLC	DE	5511	20-5226719
SMI Motors, Inc.	CA	5511	95-4399082
Smythe European Holding, LLC	DE	5511	20-5225929
Smythe European, Inc.	CA	5511	94-2633163
Southwest Dodge, LLC	DE	5511	65-0944643
Spitfire Properties, Inc.	FL	6519	59-2484224
Star Motors, LLC	DE	5511	65-0944646
Steakley Chevrolet GP, LLC	DE	6719	02-0695725
Steakley Chevrolet, Ltd.	TX	5511	20-0058140
Steeplechase Motor Company	TX	6519	76-0244476
Steve Moore Chevrolet Delray, LLC	DE	5511	65-0944647
Steve Moore Chevrolet, LLC	DE	5511	65-0944670
Steve Moore’s Buy-Right Auto Center, Inc.	FL	5511	65-0192329
Steve Rayman Pontiac-Buick-GMC-Truck, LLC	DE	5511	65-0944669
Stevens Creek Holding, LLC	DE	5511	20-5225154
Stevens Creek Motors, Inc.	CA	5511	94-3010181
Sunrise Nissan of Jacksonville, Inc.	FL	5511	59-3427446
Sunrise Nissan of Orange Park, Inc.	FL	5511	59-1357686
Sunset Pontiac-GMC Truck South, Inc.	FL	5511	59-3128431
Sunset Pontiac-GMC, Inc.	MI	5511	38-1919584
Superior Nissan, Inc.	NC	5511	62-1306501
Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC	DE	5511	65-0944667
Sutherlin H. Imports, LLC	DE	5511	47-0922631

Exact Name of Registrant as Specified in its	State or Other	Primary Standard
Charter and Address, Including Zip Code, and	Jurisdiction of	Industrial	I.R.S. Employer
Telephone Number, Including Area Code of	Incorporation or	Classification	Identification
Registrant’s Principal Executive Offices*	Organization	Code Number	Number

Sutherlin Imports, LLC	DE	5511	65-0944664
Sutherlin Nissan, LLC	DE	5511	65-0944665
Sutherlin Town Center, Inc.	GA	6519	58-2241820
Tartan Advertising, Inc.	CA	7319	33-0191704
Tasha Incorporated	CA	6719	94-2512050
Taylor Jeep Eagle, LLC	DE	5511	65-0944662
Team Dodge, Inc.	DE	5511	65-1040982
Terry York Motor Cars Holding, LLC	DE	5511	20-5226742
Terry York Motor Cars, Ltd.	CA	5511	95-3549353
Texan Ford Sales, Ltd.	TX	5511	20-0058068
Texan Ford, Inc.	TX	5511	76-0207034
Texan Lincoln-Mercury, Inc.	DE	5511	76-0489587
Texan Sales GP, LLC	DE	5511	02-0695727
Texas Management Companies LP, LLC	DE	6719	52-2135873
The Consulting Source, Inc.	FL	8741	59-2183874
The Pierce Corporation II, Inc.	AZ	6719	86-0743383
Tinley Park A. Imports, Inc.	DE	5511	52-2124968
Tinley Park J. Imports, Inc.	DE	5511	52-2104777
Tinley Park V. Imports, Inc.	DE	5511	84-1041105
Torrance Nissan Holding, LLC	DE	5511	20-5224866
Torrance Nissan, LLC	DE	5511	65-0944661
Tousley Ford, Inc.	MN	5511	41-0609970
Town & Country Chrysler Jeep, Inc.	DE	5511	91-1197824
Toyota Cerritos Limited Partnership	GA	6519	88-0377743
Triangle Corporation	DE	8741	52-2025037
T-West Sales & Service, Inc.	NV	5511	88-0235466
Valencia B. Imports Holding, LLC	DE	5511	20-5225959
Valencia B. Imports, Inc.	DE	5511	20-0152054
Valencia Dodge	CA	5511	95-3935812
Valencia Dodge Holding, LLC	DE	5511	20-5226772
Valencia H. Imports Holding, LLC	DE	5511	20-5226809
Valencia H. Imports, Inc.	DE	5511	20-0152004
Valley Chevrolet, LLC	DE	5511	47-0922623
Vanderbeek Motors Holding, LLC	DE	5511	20-5226839
Vanderbeek Motors, Inc.	CA	5511	94-2494800
Vanderbeek Olds/ GMC Truck, Inc.	CA	5511	68-0072435
Vanderbeek Truck Holding, LLC	DE	5511	20-5373982
Village Motors, LLC	DE	5511	65-0944660
Vince Wiese Chevrolet, Inc.	DE	5511	95-2703429
Vince Wiese Holding, LLC	DE	5511	20-5226871
W.O. Bankston Lincoln-Mercury, Inc.	DE	5511	75-1053127
W.O. Bankston Nissan, Inc.	TX	5511	75-1279211
Wallace Dodge, LLC	DE	5511	65-0944659
Wallace Ford, LLC	DE	5511	65-0944659

Exact Name of Registrant as Specified in its	State or Other	Primary Standard
Charter and Address, Including Zip Code, and	Jurisdiction of	Industrial	I.R.S. Employer
Telephone Number, Including Area Code of	Incorporation or	Classification	Identification
Registrant’s Principal Executive Offices*	Organization	Code Number	Number

Wallace Lincoln-Mercury, LLC	DE	5511	65-0944657
Wallace Nissan, LLC	DE	5511	65-0944655
Webb Automotive Group, Inc.	CA	6719	33-0338459
West Colton Cars, Inc.	CA	5511	77-0428114
West Side Motors, Inc.	TN	5511	62-1030139
Westgate Chevrolet GP, LLC	DE	6719	06-1699676
Westgate Chevrolet, Ltd.	TX	5511	20-0058608
Westmont A. Imports, Inc.	DE	5511	65-0725800
Westmont B. Imports, Inc.	DE	5511	65-1151452
Westmont M. Imports, Inc.	DE	5511	65-1151453
Woody Capital Investment Company II	CO	6719	84-1167986
Woody Capital Investment Company III	CO	6719	84-1167988
Working Man’s Credit Plan, Inc.	TX	6719	75-2458731
York Enterprises Holding, LLC	DE	5511	20-5226908
York Enterprises South, Inc.	CA	5511	33-0419789

*	All Additional Registrants have the following principal executive office:
c/o AutoNation, Inc.
110 S.E. 6th Street
Fort Lauderdale, Florida 33301
(954) 769-6000

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy, these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2006
PRELIMINARY PROSPECTUS
OFFER TO EXCHANGE
$300 million aggregate principal amount of floating rate senior notes due 2013 in exchange for $300 million aggregate principal amount of floating rate senior notes due 2013 which have been registered under the Securities Act of 1933, as amended,
and
$300 million aggregate principal amount of 7% senior notes due 2014 in exchange for $300 million aggregate principal amount of 7% senior notes due 2014 which have been registered under the Securities Act of 1933, as amended
        We refer to the registered floating rate notes and 7% notes (the “fixed rate notes”) in this exchange offer collectively as the exchange notes, and to all outstanding floating rate notes and outstanding fixed rate notes collectively as the restricted notes.
The exchange offer will expire at 5:00 p.m., New York City time, on [ •  ], 2006, unless we extend the exchange offer in our sole and absolute discretion.
      Terms of the exchange offer:

•	We will exchange exchange notes for all outstanding restricted notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

•	You may withdraw tenders of restricted notes at any time prior to the expiration or termination of the exchange offer.

•	The terms of the exchange notes are substantially identical to those of the restricted notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the restricted notes do not apply to the exchange notes.

•	The exchange of restricted notes for exchange notes generally will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the caption “Certain U.S. federal income tax considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

•	We issued the restricted notes in a transaction not requiring registration under the Securities Act and, as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the restricted notes.
      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for restricted notes where such restricted notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the closing of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of distribution.”
      There is no established trading market for the exchange notes, although the restricted notes currently trade on the PORTAL® Market.
       See “Risk factors” beginning on page 14 for a discussion of risks you should consider prior to tendering your outstanding restricted notes for exchange.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is [ •  ], 2006.

Summary	1
Risk factors	14
Information regarding forward-looking statements	23
Use of proceeds	25
Ratio of earnings to fixed charges	25
Selected consolidated historical financial data	26
The exchange offer	26
Description of the exchange notes	35
Certain U.S. federal income tax considerations	77
Plan of distribution	77
Legal matters	78
Experts	78
Available information	78
Incorporation by reference	79
EX-3.47 Form of Formation Certificate
EX-3.72 AutoNation Vermont, Inc. Charter
EX-3.74 Courtesy Ford Broadway, LLC Articles of Inc.
EX-3.75 Courtesy Ford Broadway, LLC Amendment to Articles of Inc.
EX 5.1 Opinion of Skadden, Arps, Slate Meagher & Flom LLP
EX-25.1 Form T-1
EX-99.1 Form of Letter to Clients
EX-99.2 Form of Letter to Brokers, Dealers
EX-99.3 Form of Letter of Transmittal
EX-99.4 Form of Notice of Guaranteed Delivery
      In this prospectus, unless otherwise stated, “AutoNation,” “the company,” “we,” “us” and “our” refer to AutoNation, Inc. and its subsidiaries. References to “public automotive retailers” are to U.S. companies engaged in automotive retailing that have common stock registered under the Securities Act of 1934.
      This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available, without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:
Attn: Investor Relations
AutoNation, Inc.
AutoNation Tower
110 S.E. 6th Street
Fort Lauderdale, Florida 33301
      Oral requests should be made by telephoning (954) 769-6000.
      In order to obtain timely delivery, you must request the information no later than [ •  ], 2006, which is five business days before the expiration date of the exchange offer.

Summary
      The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, as well as the information incorporated by reference, before making an investment decision.
Our business
      We are the largest automotive retailer in the United States. As of June 30, 2006, we owned and operated 338 new vehicle franchises from 264 stores located primarily in major metropolitan markets in 16 states, predominantly in the Sunbelt region of the United States. Our stores, which we believe include some of the most recognizable and well-known in our key markets, sell 37 different brands of new vehicles. The core brands of vehicles that we sell, representing more than 90% of the new vehicles that we sold in 2005, are manufactured by Ford, General Motors, DaimlerChrysler, Toyota, Nissan, Honda and BMW.
      We offer a diversified range of automotive products and services, including new vehicles, used vehicles, vehicle maintenance and repair services, vehicle parts, extended service contracts, vehicle protection products and other aftermarket products. We also arrange financing for vehicle purchases through third-party finance sources, for which we generally act as an intermediary, not a primary provider, in arranging such financing. We believe that the significant scale of our operations and the quality of our managerial talent allow us to achieve efficiencies in our key markets by, among other things, reducing operating expenses, leveraging our market brands and advertising, improving asset management and driving common processes across all of our stores.
U.S. industry overview
      In 2005, the new vehicle dealership industry in the United States generated nearly $700 billion of sales and there were approximately 21,500 new vehicle dealerships in the United States, with the highest number of new vehicle dealerships in California and Texas. For the average dealership, new vehicles, used vehicles and parts and service represented approximately 60%, 28% and 12%, respectively, of sales in 2005.
      In 2005, new light vehicle sales in the United States totaled 16.9 million, a 0.5% increase in total units sold from 2004. The average retail selling price of a new light vehicle, including accessories and options, was $28,381 in 2005, up 1.2% from $28,050 in 2004. General Motors, Ford and DaimlerChrysler accounted for the largest percentage, representing in total more than 55%, of new light vehicle unit sales at new vehicle dealerships in 2005, while Toyota and Honda combined accounted for over 20% of such sales.

      Used vehicles are sold in used vehicle and new vehicle dealerships, as well as directly by individual owners and through other sales channels. Dealers acquire used vehicle inventory from a variety of sources including trade-ins, auctions, wholesalers and other dealers. In 2005, approximately 11.8 million used vehicles were sold at retail in new vehicle dealerships in the United States. The average retail selling price of a used vehicle in 2005 was $14,923, up 4.7% from $14,247 in 2004.

      In addition to new and used vehicles, new vehicle dealerships offer a wide range of other products and services, including repair and warranty work, replacement parts, extended service contracts and the arrangement of financing and credit insurance. New vehicle dealership parts and service revenue grew at an estimated compounded annual growth rate of 4.0% from 1995 through 2005. In 2005, new vehicle dealerships contributed over $80.0 billion to the parts and service industry in the United States.
      The new vehicle dealership market is highly fragmented. In 2004, the top 10 dealer groups accounted for an estimated 9.0% of total market sales, while the top 100 comprised an estimated 17.0%. Six of the top 10 new vehicle dealerships are public companies (AutoNation, United Auto Group, Sonic Automotive, Asbury Automotive, Group 1 Automotive and Lithia Motors) with an estimated 7.0% market share. These public companies have a combined total of 820 dealerships, or 3.8% of the approximately 21,500 total dealerships in the United States.
Our strengths

Industry and market leadership
      We are the largest automotive retailer in the $700 billion United States new vehicle dealership market. Our revenue in 2005 was double that of our nearest competitor, while our number of dealerships was more than one and one-half times that of our nearest competitor. In addition to the size of our dealership operations, we believe that we own some of the most recognizable and well-known retail dealership brands in our key markets.

Broad geographic footprint
      As of June 30, 2006, we operated 338 new vehicle franchises in 264 stores across 16 states, predominantly in the Southeast and Southwest, the fastest growing regions in the United States. Through our dealership network, we build local market brands that we believe are leaders in their markets and “must-shop” choices for consumers, including Maroone in South Florida and Desert in Las Vegas. We believe that the geographic diversification of our dealership portfolio helps us mitigate the impact of local economic cycles on our operations.
     Diversified revenue stream and variable expense structure
      We offer a diversified range of automotive products and services in addition to new vehicles, including used vehicles, vehicle maintenance and repair services, vehicle parts, extended service contracts and insurance products, vehicle protection products and other aftermarket products. We believe demand for these products and services is less influenced by economic cycles than the demand for new vehicles and these products generally produce higher gross margin percentages than that of new vehicles. For example, while accounting for only 40% of our total revenue in 2005, used vehicle, parts and service and finance and insurance comprised 71% of our total gross profit in 2005. The following charts illustrate the revenue and gross profit contributions of each component of our business for the twelve months ended December 31, 2005:
FY 2005 Revenue and FY 2005 Gross Profit
      We also believe that our cost structure reduces our vulnerability to adverse economic cycles. A significant percentage of our costs is variable, which we believe permits us to react quickly to changing economic conditions.

High proportion of import and premium luxury brands
      Our revenue diversity is further enhanced by our dealership brand mix. We operate dealerships which sell 37 different brands of new vehicles, including import brands such as Toyota, Nissan and Honda, as well as premium luxury vehicle brands, including Mercedes-Benz, BMW and Lexus. Premium luxury and import brands comprised 57% of our total new vehicle revenue in 2005, representing a significant shift from 40% of revenue in 1999. We believe that the brand diversification of our dealership portfolio allows us to adjust to changes in consumer preferences away or towards any particular brand of vehicle.

Strong management with experience in the industry
      We have a strong senior management team with extensive experience in automotive retailing and manufacturing. Our Chief Executive Officer, Mike Jackson, has over 30 years of experience in the industry and served as Chief Executive Officer of Mercedes-Benz USA, LLC prior to joining us in 1999. Our President and Chief Operating Officer, Michael E. Maroone, also has over 30 years of experience in the automotive retailing industry. Mr. Maroone served as President and Chief Executive Officer of the Maroone Automotive Group, one of the largest privately-held automotive retail groups in the United States, prior to its acquisition by the company in 1997. The senior management of our five operating regions also reflects the significant depth of our experience, with our regional presidents having on average more than 20 years of experience in automotive retailing, primarily within the local markets that they manage.

Our strategy
      Our business model is focused on developing and maintaining long-term relationships with our customers. The foundation of our business model is operational excellence. We continue to pursue the following strategies to achieve our targeted level of operational excellence:

•	Deliver a positive customer experience at our stores

•	Leverage our significant scale to improve our operating efficiency

•	Increase our productivity

•	Build a powerful brand in each of our local markets
      A key component of our strategy is to maximize the return on investment generated by the use of cash flow that our business generates. We expect to use our cash flow to make capital investments in our current business and to complete strategic dealership acquisitions. Our capital allocation decisions are and will be based on such factors as the expected rate of return on our investment, the market price of our common stock, the potential impact on our capital structure and our ability to complete strategic dealership acquisitions that meet our return on investment target. We also divest non-core stores from time to time in order to improve our portfolio of stores and to generate sales proceeds that can be reinvested at a higher expected rate of return.

Deliver a positive customer experience
      Our efforts to improve our customers’ experiences at our stores include the following practices and initiatives in key areas of our business:

•	Increasing product sales through improving customer service: We have developed and continue to implement standardized customer-friendly sales and service processes. We expect these processes will continue to improve the sales and service experiences of our customers. We have developed and are implementing across our stores a customer-friendly sales menu designed to provide clear disclosure of purchase or lease transaction terms. Our stores use our customer-friendly electronic finance and insurance menu, which is designed to ensure that we offer our customers a complete range of finance, insurance and other products such as extended service contracts, maintenance programs, theft deterrent systems and various insurance products at competitive rates and prices. We believe these strategies improve our customers’ shopping experience and overall customer satisfaction levels.

•	Increasing parts and service sales: Our goal is to develop long-term relationships with our customers so that they use us for all of their vehicle service needs with the objective of capturing customers’ vehicle service business while the vehicle is under warranty and beyond. We have implemented standardized service processes and marketing communications programs at all of our stores, which are designed to ensure that we provide our customers a comprehensive range of vehicle maintenance and repair services and proactively pursue our customers’ vehicle service business.

Leverage our significant scale
      The following practices and initiatives reflect our serious commitment to leveraging our scale and managing cost:

•	Managing new vehicle inventories: We manage our new vehicle inventories to optimize our stores’ supply and mix of new vehicle inventory. We believe that our web-based planning and tracking system and new vehicle purchasing strategy enable us to manage our inventories efficiently and that our scale allows us to focus our vehicle sourcing to our core, or most popular, model packages. We believe our inventory management enables us to respond to customer requests better than smaller independent retailers with more limited inventories and maximize the availability of the most desirable products during seasonal peak periods of customer demand for vehicles.

•	Improving used vehicle operations: We believe that, as a result of being the largest automotive retailer in many of our key markets, we have the best access to the most desirable used vehicle inventory and are in a position to realize the benefits of vehicle manufacturer-supported certified used vehicle programs. We use a web-based used vehicle inventory tool that enables our stores within each of our markets to optimize their used vehicle inventory supply, mix and pricing. We also are managing our used vehicle inventory to enable us to offer our customers a wide selection of desirable lower-cost vehicles, which are often in high demand. Our used vehicle business strategy is focused on (1) using our customized vehicle inventory management system to maximize inventory turnover and (2) leveraging our scale with comprehensive used vehicle marketing programs, such as market-wide promotional events and standardized approaches to advertising that we can implement more effectively than smaller retailers because of our size.

•	Managing costs: We aggressively manage our business and leverage our scale to reduce costs. We focus on developing national vendor relationships to standardize our stores’ approach to purchasing certain equipment, supplies and services and to improve our cost efficiencies. As an example, we realize cost efficiencies with respect to advertising and facilities maintenance that are generally not available to smaller retailers.

Increase our productivity
      The following are examples of key initiatives we have implemented to increase productivity:

•	Managing employee productivity and compensation: We are continuing to develop and implement standardized compensation guidelines and common element pay plans at our stores that take into account our sales volume and gross margin objectives, the vehicle brand and the size of the store. We focus on better aligning the compensation of our employees with the performance of our stores to improve employee productivity, to reward and retain high-performing employees and to ensure appropriate variability of our compensation expense.

•	Using information technology: We are leveraging information technology to enhance our customer relationships and increase productivity. We believe our customer management tools enable us to promote and sell our vehicles and other products more effectively by allowing us to better understand our customer traffic flows and better manage our showroom sales processes and customer relationships. We have developed a company-wide customer database that contains information on our stores’ existing and potential customers. We believe our customer database enables us to implement more effectively our vehicle sales and service marketing programs.

•	Driving common processes: We believe that the significant scale of our operations and the quality of our managerial talent allow us to achieve efficiencies in our key markets by, among other things, reducing operating expenses, leveraging our market brands and advertising, improving asset management and driving common processes across all of our stores.

Build powerful local market brands
      In many of our key markets where we have achieved critical mass, we are marketing our stores under a local retail brand. We position these local retail brands to communicate to customers the key features that we believe differentiate our stores in our branded markets from our competitors, such as the large inventory available for customers. We believe that by having our stores within each local market speak with one voice to the automobile-buying public, we can achieve marketing and advertising cost savings and efficiencies that generally are not available to many of our local competitors. We also believe that we can create superior retail brand awareness in our markets.
      We have fifteen local brands in our key markets, including “Maroone” in South Florida; “AutoWay” in Tampa, Florida; “Bankston” in Dallas, Texas; “Courtesy” in Orlando, Florida; “Desert” in Las Vegas,

Nevada; “Team” in Atlanta, Georgia; “Mike Shad” in Jacksonville, Florida; “Dobbs” in Memphis, Tennessee; “Fox” in Baltimore, Maryland; “Mullinax” in Cleveland, Ohio; “Appleway” in Spokane, Washington; “John Elway” in Denver, Colorado; “Champion” in South Texas; “Power” in Southern California and Arizona; and “AutoWest” in Northern California. The stores we operate under local retail brands as of December 31, 2005 accounted for approximately 69% of our total revenue in 2005.
The transactions
      We used the net proceeds of the offering of the restricted notes, together with term loan facility borrowings under our amended credit agreement, a portion of available funds under our revolving credit facility under our amended credit agreement and a portion of our cash on hand to (i) purchase 50,000,000 shares of our common stock pursuant to an equity tender offer for an aggregate purchase price of $1.15 billion, (ii) purchase, and make consent payments with respect to, $309.4 million of aggregate principal amount of our 9% senior notes due 2008 pursuant to a debt tender offer and consent solicitation for an aggregate purchase price of $339.8 million and (iii) pay related fees and expenses of approximately $24.8 million. The foregoing are collectively referred to as the “transactions” throughout this prospectus.
Recent developments
      As disclosed in a Current Report on Form 8-K filed on July 27, 2006, Mr. Craig T. Monaghan submitted his resignation on July 26, 2006 as Executive Vice President and Chief Financial Officer of the Company, effective August 31, 2006. The Company immediately commenced a national search to fill the Chief Financial Officer position. Mr. J. Alexander McAllister, Vice President and Corporate Controller of the Company, was appointed on July 26, 2006 to serve as Interim Chief Financial Officer of the Company, effective September 1, 2006. Mr. McAllister will continue to serve as Vice President and Corporate Controller during his tenure as Interim Chief Financial Officer. It is expected that Mr. McAllister will serve as Interim Chief Financial Officer of the Company until the earlier of December 31, 2006 and the date on which a new Chief Financial Officer is appointed by the Board of Directors and has taken office. In addition, on July 25, 2006, Mr. McAllister notified the Company of his decision to retire from the Company on December 31, 2006. Mr. McAllister had independently approached the Company about retiring for personal reasons unrelated to the Company or Mr. Monaghan’s resignation.
Summary description of the exchange offer
      On April 12, 2006, we completed the private offering of $300.0 million aggregate principal amount of floating rate senior notes due 2013 and $300.0 million aggregate principal amount of 7% senior notes (or “fixed rate notes”) due 2014, which we refer to collectively as the “restricted notes.” As part of that offering, we entered into a registration rights agreement with the initial purchasers of those restricted notes in which we agreed, among other things, to deliver a prospectus to you and to complete an exchange offer for the restricted notes. Below is a summary of the exchange offer.

Restricted notes	$300.0 million principal amount of floating rate senior notes due 2013 (the “floating rate restricted notes”) and $300.0 million principal amount of fixed rate senior notes due 2014 (the “fixed rate restricted notes”).

Exchange notes	$300.0 million principal amount of floating rate senior notes due 2013 (the “floating rate exchange notes”) and $300.0 million principal amount of fixed rate senior notes due 2014 (the “fixed rate exchange notes”), in each case, the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The form and terms of the floating rate exchange notes are identical in all material respects to those of the floating rate restricted notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the floating rate restricted notes do not apply to the floating rate exchange notes.

The form and terms of the fixed rate exchange notes are identical in all material respects to those of the fixed rate restricted notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the fixed rate restricted notes do not apply to the fixed rate exchange notes.

Exchange offer	We are offering to exchange

(i) $300.0 million principal amount of the floating rate exchange notes for a like principal amount of the floating rate restricted notes and

(ii) $300.0 million principal amount of the fixed rate exchange notes for a like principal amount of the fixed rate restricted notes to satisfy our obligations under the registration rights agreement that we entered into when the restricted notes were issued in reliance upon the exemption from registration provided by Rule 144A and Regulation S of the Securities Act.

In order to be exchanged, a restricted note must be properly tendered and accepted. All restricted notes that are validly tendered and not withdrawn will be exchanged.

Expiration date; tenders	The exchange offer will expire at 5:00 p.m., New York City time, on [ • ], 2006, unless extended in our sole and absolute discretion.

Withdrawal	You may withdraw any restricted notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the exchange offer	The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption “The exchange offer — Conditions to the exchange offer” for more information regarding the conditions to the exchange offer.

Resales	Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

• you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes;

• you are acquiring the exchange notes in your ordinary course of business; and

• if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for restricted notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the exchange notes you receive. For further information regarding resales of the exchange notes by participating broker-dealers, see the discussion under the caption “Plan of distribution.”

By executing the letter of transmittal relating to this offer, or by agreeing to the terms of the letter of transmittal, you represent to us that you satisfy each of these conditions. If you do not satisfy any of these conditions and you transfer any exchange note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Moreover, our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

• you cannot rely on the applicable interpretations of the staff of the SEC;

• you will not be entitled to participate in the exchange offer; and

• you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

See the discussion below under the caption “The exchange offer — Consequences of failure to exchange restricted notes” and “The exchange offer — Consequences of exchanging restricted notes” for more information.

Procedures for tendering the restricted notes	Except as described in the section titled “The exchange offer — Guaranteed delivery procedures,” a tendering holder must, on or prior to the expiration date:

• transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address listed in this prospectus; or

• if restricted notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus.

See “The exchange offer — Procedures for tendering.”

Special procedures for beneficial owners	If you are the beneficial owner of restricted notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should promptly contact the person in whose name your restricted notes are registered and instruct that person to tender on your behalf. See “The exchange offer — Procedures for tendering.”

Guaranteed delivery procedures	If you wish to tender your restricted notes and you cannot deliver the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your restricted notes by following the guaranteed delivery procedures under the heading “The exchange offer — Guaranteed delivery procedures.”

Use of proceeds	We will not receive any proceeds from the exchange offer.

Exchange agent	Wells Fargo Bank, N.A. is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption “The exchange offer — Exchange agent.”

Broker-Dealer	Each broker or dealer that receives exchange notes for its own account in exchange for restricted notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes.

Furthermore, any broker-dealer that acquired any of its restricted notes directly from us:

• may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

• must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for restricted notes which were received by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of not more than 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of distribution” for more information.

Registration rights agreement	When we issued the restricted notes on April 12, 2006, we entered into a registration rights agreement with the initial purchasers of the restricted notes. Under the terms of the registration rights agreement, we agreed to use our reasonable best efforts to:

• file with the SEC and cause to become effective within 240 days of the issue date of the restricted notes, a registration statement relating to an offer to exchange the restricted notes for the exchange notes and

• complete the exchange offer within 270 days of the issue date of the restricted notes.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Consequences of not exchanging the restricted notes
      If you do not exchange your restricted notes in the exchange offer, your restricted notes will continue to be subject to the restrictions on transfer currently applicable to the restricted notes. In general, you may offer or sell your restricted notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.
      After the exchange offer is completed, you will not be entitled to any exchange or registration rights with respect to your restricted notes, except under limited circumstances. See “The exchange offer — Consequences of failure to exchange restricted notes.”
Summary description of the exchange notes
      The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The registered floating rate notes and the fixed rate notes are referred to herein as the exchange notes, and the exchange notes together with the restricted notes are referred to together as the notes. The “Description of the exchange notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	AutoNation, Inc.

Exchange notes offered

Floating rate exchange notes	$300,000,000 aggregate principal amount of floating rate senior notes due 2013

Fixed rate exchange notes	$300,000,000 aggregate principal amount of 7% senior notes due 2014

Floating rate exchange notes

Maturity	April 15, 2013

Interest	January 15, April 15, July 15 and October 15. Interest on the floating rate exchange notes will accrue from the most recent interest payment date on which interest has been paid or, if no interest has been paid, from April 12, 2006.

Optional redemption	At any time prior to April 15, 2008, we may redeem the floating rate exchange notes in whole or in part, at a “make-whole” redemption price based on the applicable Treasury Yield (as defined) plus 50 basis points, plus accrued and unpaid interest, if any, to the date of redemption.

The floating rate exchange notes will be redeemable at our option, in whole or in part, at any time on or after April 15, 2008, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

At any time prior to April 15, 2008, we may redeem up to 40% of the original principal amount of the floating rate exchange notes with the proceeds of one or more equity offerings of our common shares at a redemption price equal to 100% of the principal amount thereof plus a premium equal to the interest rate per annum on the floating rate exchange notes applicable on the date on which notice of redemption was given, together in each case with accrued and unpaid interest, if any, to, but not including, the date of redemption.

Fixed rate exchange notes

Maturity	April 15, 2014

Interest	April 15 and October 15. Interest on the fixed rate exchange notes will accrue from the most recent interest payment date on which interest has been paid or, if no interest has been paid, from April 12, 2006.

Optional redemption	At any time prior to April 15, 2009, we may redeem the fixed rate exchange notes in whole or in part, at a “make-whole” redemption price based on the applicable Treasury Yield plus 50 basis points, plus accrued and unpaid interest, if any, to the date of redemption.

The fixed rate exchange notes will be redeemable at our option, in whole or in part, at any time on or after April 15, 2009, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

At any time prior to April 15, 2009, we may redeem up to 40% of the original principal amount of the fixed rate exchange notes with the proceeds of one or more equity offerings of our common shares at a redemption price of 107% of the principal amount of the fixed rate exchange notes, together in each case with accrued and unpaid interest, if any, to, but not including, the date of redemption.

General terms of the exchange notes

Guarantees	The exchange notes will be guaranteed on a senior unsecured basis by substantially all of our existing and future subsidiaries. Any restricted subsidiaries (as defined under the heading “Description of the exchange notes”) that in the future guarantee our indebtedness, including indebtedness under our amended credit agreement, or indebtedness of any subsidiary guarantor, will also guarantee the exchange notes. The guarantees will be released upon the sale, exchange or transfer of the guarantor to a person that is not an affiliate of the Company, upon the designation of a guarantor as an unrestricted subsidiary or, with respect to guarantees created after the issue date, at such time as (A) no other indebtedness of the Company has been guaranteed by such subsidiary or (B) the holders of all such other indebtedness which is guaranteed by such subsidiary also release their guarantee by such subsidiary.

Ranking	The exchange notes and guarantees will rank:

• equally in right of payment with all of our and the guarantors’ existing and future senior debt and

• senior in right of payment to all of our and the guarantors’ existing and future subordinated debt (including trade payables).

The assets of any subsidiary that does not guarantee the exchange notes will be subject to the prior claims of all creditors of that subsidiary, including trade creditors. In addition, in the event that our senior secured creditors exercise remedies with respect to the collateral securing such senior secured debt, the proceeds of the liquidation of that collateral will first be applied to repay obligations secured by such liens.

Mandatory offers to purchase	The occurrence of a change of control will be a triggering event requiring us to offer to purchase the exchange notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase. Certain asset dispositions will be triggering events which may require us to use the proceeds from those asset dispositions to make an offer to purchase the exchange notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 365 days to repay senior indebtedness, including indebtedness under our amended credit agreement (with a corresponding reduction in commitment), or to invest in capital assets related to our business.

Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

• incur or guarantee additional indebtedness and issue disqualified stock;

• make restricted payments;

• create certain liens;

• sell assets;

• in the case of our restricted subsidiaries, guarantee indebtedness;

• in the case of our restricted subsidiaries, limit their ability to issue preferred stock;

• enter into transactions with affiliates;

• create unrestricted subsidiaries; and

• consolidate, merge or transfer all or substantially all or our assets and the assets of our subsidiaries on a consolidated basis.

These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of the exchange notes.” During any period in which we achieve an investment grade rating for these exchange notes from either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services, many of these covenants will be suspended.

Absence of public market	The exchange notes generally will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The restricted notes currently trade in The PORTAL® Market. The initial purchasers are not obligated to make a market in the exchange notes, and any market making with respect to the exchange notes may be discontinued without notice.

Risk factors	Investing in the exchange notes involves risks. See “Risk factors” beginning on page 14 and the other information in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

Risk factors
      Participating in the exchange offer involves a number of risks. You should consider carefully the following information about these risks, together with the other information included and incorporated by reference in this prospectus before tendering your restricted notes in the exchange offer. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do, our business, financial condition or results of operations could be materially and adversely affected.
Risks related to the exchange notes

Our substantial indebtedness could adversely affect our financial condition and operations and prevent us from fulfilling our obligations under the exchange notes.
      As of June 30, 2006, we and the guarantors had approximately $1.5 billion of total indebtedness (including amounts outstanding under our mortgage facility and capital leases but excluding floorplan financing), and the guarantors also had $2.5 billion of floorplan financing. In addition, we had the ability to borrow $459.1 million additional indebtedness under our amended credit agreement. Our substantial indebtedness could have important consequences. For example:

•	we may have difficulty satisfying our obligations under the exchange notes or other indebtedness and, if we fail to comply with these requirements, an event of default could result;

•	we may be required to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures, acquisitions and other general corporate activities;

•	covenants relating to our indebtedness may limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate activities;

•	covenants relating to our indebtedness may limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	we may be more vulnerable to the impact of economic downturns and adverse developments in our business;

•	we may be placed at a competitive disadvantage against any less leveraged competitors; and

•	our variable interest rate debt will fluctuate with changing market conditions and, accordingly, our interest expense will increase if interest rates rise.
      The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the exchange notes.

Despite our substantial indebtedness, we may still be able to incur more debt, intensifying the risks described above.
      Subject to restrictions in the indenture governing the exchange notes and restricted notes and in our amended credit agreement, we may incur additional indebtedness, which could increase the risks associated with our already substantial indebtedness. Subject to certain limitations, we have the ability to borrow additional funds under our amended credit agreement. If we incur any additional indebtedness or obligations that rank equally with the exchange notes (and any restricted notes that are not exchanged for exchange notes), including trade payables, the holders of those obligations may be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us, which may reduce the amount of proceeds paid to you.

We may not be able to generate sufficient cash flows to meet our debt service obligations.
      Our ability to make scheduled payments on, or to refinance our obligations with respect to, our indebtedness, including the exchange notes, will depend on our financial and operating performance, which in turn will be affected by general economic conditions and by financial, competitive, regulatory and other factors beyond our control. There can be no assurance that our future cash flow will be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our debt or equity capital or engaging in asset sales. There can be no assurance that any of these actions could be effected on a timely basis or on satisfactory terms or that these actions would enable us to continue to satisfy our capital requirements. In addition, the terms of our existing or future franchise agreements, framework agreements or debt agreements, including the indenture and our amended credit agreement, may prohibit us from adopting any of these alternatives.

The exchange notes and the guarantees are unsecured obligations.
      The exchange notes will be senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior debt, including our amended credit agreement, and senior in right of payment to all of our existing and future subordinated debt. The exchange notes will be guaranteed on an unsecured basis by substantially all of our existing and future restricted subsidiaries. In the event any of our other senior debt is secured by liens on our assets and the lenders under such debt exercise remedies with respect to the pledged assets, the proceeds of the liquidation of the pledged assets will first be applied to repay obligations secured by the pledges. In addition, the exercise of default rights (other than rights to demand payment in the event of default or bring suit for payment of amounts due and payable) under certain of the guarantees will be subject to requirements of advance notice to certain of the automotive manufacturers, as set forth in the indenture.

We conduct substantially all of our operations through subsidiaries.
      We are a holding company and conduct substantially all of our operations through subsidiaries. As a holding company, we are dependent on distributions of funds from our subsidiaries to meet our debt service and other obligations, including the payment of principal and interest on the exchange notes (and any restricted notes that are not exchanged for exchange notes). Our subsidiaries may not generate sufficient cash from operations to enable us to make payments on our indebtedness, including the exchange notes (and any restricted notes that are not exchanged for exchange notes). The ability of our subsidiaries to make distributions to us may be restricted by, among other things, applicable state corporate laws, other laws and regulations and contractual restrictions. If we are unable to obtain funds from our subsidiaries as a result of restrictions under our other debt instruments, state law or otherwise, we may not be able to pay interest or principal on the exchange notes (and any restricted notes that are not exchanged for exchange notes) when due, or to redeem the exchange notes and/or restricted upon a change of control, and we cannot assure you that we will be able to obtain the necessary funds from other sources.

Not all of our subsidiaries are guarantors, and our claims will be subordinated to all of the creditors of the non-guarantor subsidiaries.
      The exchange notes will be guaranteed by some, but not all, of our subsidiaries. In the event of insolvency, liquidation, dissolution, reorganization, or similar proceeding of any of our nonguarantor subsidiaries, any creditors of each of these subsidiaries would be entitled to payment in full from that subsidiary’s assets and earnings before such assets and earnings may be distributed to us to service payments on the exchange notes. For the year ended December 31, 2005, our non-guarantor subsidiaries represented approximately 0.7% of our total assets, 0.1% of total revenue, 1.3% of income from continuing operations before income taxes and 1.1% of cash flows from operating activities. See “Description of the exchange notes — Guarantees.”

Federal and state statutes may allow courts to void the guarantees, subordinate the guarantees or require noteholders to return payments received from guarantors.
      Various applicable fraudulent conveyance laws have been enacted for the protection of creditors. A court may use these laws to subordinate or void the guarantees of the exchange notes issued by any of our subsidiary guarantors. It is also possible that under certain circumstances a court could hold that the direct obligations of a subsidiary guaranteeing the exchange notes could be superior to the obligations under that guarantee.
      A court could void or subordinate the guarantee of the exchange notes by any of our subsidiaries in favor of that subsidiary’s other debts or liabilities to the extent that the court determined that either of the following was true at the time the subsidiary issued the guarantee:

•	that subsidiary incurred the guarantee with the intent to hinder, delay or defraud any of its present or future creditors or that such subsidiary contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of others; or

•	that subsidiary did not receive fair consideration or reasonable equivalent value for issuing the guarantee and, at the time it issued the guarantee, that subsidiary:

•	was insolvent or rendered insolvent by reason of the issuance of the guarantee;

•	was engaged or about to engage in a business or transaction for which the remaining assets of that subsidiary constitute unreasonable small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.
      In addition, any payment by such subsidiary guarantor pursuant to any guarantee could be voided and required to be returned to such subsidiary guarantor, or to a fund for the benefit of the creditors of such subsidiary guarantor.
      Among other things, a legal challenge of a subsidiary’s guarantee of the exchange notes on fraudulent conveyance grounds may focus on the benefits, if any, realized by that subsidiary as a result of our issuance of the exchange notes. To the extent a subsidiary’s guarantee of the exchange notes is voided as a result of fraudulent conveyance or held unenforceable for any other reason, the noteholders would cease to have any claim in respect of that guarantee and would be creditors solely of us.

There is no assurance that we will be able to purchase the exchange notes upon a change of control.
      If certain change of control events occur, we may need to refinance large amounts of our debt, including the exchange notes, any restricted notes that are not exchanged for exchange notes, the debt under our amended credit agreement, our floorplan facilities and our mortgage facility. Upon a change of control, as defined in the indenture, we must offer to buy back the exchange notes (and any restricted notes that are not exchanged for exchange notes) for a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. We would fund any repurchase obligation with our available cash, borrowings, sales of equity or funds provided by a new controlling person. We cannot assure you that there will be sufficient funds available for any required repurchases of the exchange notes and/or restricted notes if a change of control occurs. In addition, the terms of our amended credit agreement will limit our ability to repurchase your exchange notes (and any restricted notes that are not exchanged for exchange notes) and provide that certain change of control events constitute an event of default thereunder. Our future debt agreements may contain similar restrictions and provisions. If the holders of the exchange notes and/or restricted notes exercise their right to require us to repurchase all the exchange notes and/or restricted notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of our other debt and the exchange notes and/or restricted notes or that restrictions in our amended credit agreement and the indenture would not allow such repurchases. In addition, certain corporate events, such as leveraged capitalizations that would increase the level of our indebtedness, would not constitute a “change of control” under the indenture. See “Description of the exchange notes — Purchase of notes upon a change of control” for additional information.

There is currently no public market for the exchange notes, and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.
      The exchange notes are a new issue of securities and there is no existing trading market for the exchange notes. Although certain of the initial purchasers have informed us that they intend to make a market in the exchange notes, they have no obligation to do so and may discontinue making a market at any time without notice. As a result, we cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell the notes will be favorable.
      We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the restricted notes for the exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.
      Historically, the market for non-investment grade debt has been subject to substantial volatility. We cannot assure you that the market for the exchange notes will be free from similar volatility. Any such volatility could have an adverse effect on holders of the exchange notes.

Certain covenants contained in the indenture governing the exchange notes will not be applicable at any time the exchange notes are rated investment grade.
      The indenture governing the exchange notes will provide that certain covenants will no longer be applicable to us or may be less restrictive from and after the exchange notes being rated investment grade by either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services. The covenants limit, among other things, our ability to make certain restricted payments. There can be no assurance that the exchange notes will ever be rated investment grade, or that if they are rated investment grade, the exchange notes will maintain such rating. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. Even if the covenants are reinstated, holders will not have the benefit of the protections offered by the covenants with respect to actions taken by the company and its restricted subsidiaries during the period that the covenants were suspended. Additionally, upon the occurrence of a change of control transaction, we would not be required to offer to repurchase the exchange notes if either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services maintained an investment grade rating of the exchange notes following such transaction. See “Description of the exchange notes — Fall away event.”

Our significant shareholders may support strategies that are opposed to the interests of our noteholders or with which you disagree.
      Certain of our shareholders, including certain of our directors, have the power to significantly influence the results of shareholder votes and the election of our board of directors, as well as transactions involving a potential change of control. These shareholders may support strategies and directions that are in their best interests or in the interests of our equity holders in general, but that are not in the interests of our noteholders or with which you disagree. We cannot assure you that these shareholders will not increase their ownership percentage in the future.

Holders of restricted notes who fail to exchange their restricted notes in the exchange offer will continue to be subject to restrictions on transfer.
      If you do not exchange your restricted notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the restricted notes. The restrictions on transfer of your restricted notes arise because we issued the restricted notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the restricted notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the restricted notes under the Securities Act. For further information regarding the consequences of tendering your restricted notes in the exchange offer, see the discussion below under the captions “The exchange offer — Consequences of failure to exchange restricted notes” and “The exchange offer — Consequences of exchanging restricted notes.”

You must comply with the exchange offer procedures in order to receive new, freely tradable exchange notes.
      Delivery of exchange notes in exchange for restricted notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of restricted notes into the exchange agent’s account at DTC, as depositary, including an agent’s message (as defined herein). We are not required to notify you of defects or irregularities in tenders of restricted notes for exchange. Restricted notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The exchange offer — Procedures for tendering,” “The exchange offer — Consequences of failure to exchange restricted notes” and “The exchange offer — Consequences of exchanging restricted notes.”

Some holders who exchange their restricted notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.
      If you exchange your restricted notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Risks related to AutoNation and the automotive retailing industry

We are dependent upon the success and continued financial viability of the vehicle manufacturers and distributors with which we hold franchises.
      The success of our stores is dependent on vehicle manufacturers in several key respects. First, we rely exclusively on the various vehicle manufacturers for our new vehicle inventory. Our ability to sell new vehicles is dependent on a vehicle manufacturer’s ability to produce and allocate to our stores an attractive, high quality and desirable product mix at the right time in order to satisfy customer demand. Second, manufacturers generally support their franchisees by providing direct financial assistance in various areas, including, among others, inventory financing assistance and advertising assistance. Third, manufacturers provide product warranties and, in some cases, service contracts to customers. Our stores perform warranty and service contract work for vehicles under manufacturer product warranties and service contracts and direct bill the manufacturer as opposed to invoicing the store customer. At any particular time, we have significant receivables from manufacturers for warranty and service work performed for customers. In addition, we rely on manufacturers to varying extents for original equipment manufactured replacement parts, training, product brochures and point of sale materials and other items for our stores.
      The core brands of vehicles that we sell, representing more than 90% of the number of new vehicles that we sold in 2005, are manufactured by Ford, General Motors, DaimlerChrysler, Toyota, Nissan, Honda and BMW. In particular, our General Motors Corporation and Ford Motor Company stores represented over 37% of our new vehicle revenue in 2005. We are subject to a concentration of risk in the event of financial distress, including potential bankruptcy, of a major vehicle manufacturer such as General Motors or Ford. In the event of a bankruptcy by a vehicle manufacturer, among other things: (i) the manufacturer could attempt to terminate all or certain of our franchises, and we may not receive adequate compensation for them, (ii) we may not be able to collect some or all of our significant receivables that are due from such manufacturer, and we may be subject to preference claims relating to payments made by such manufacturer prior to bankruptcy, (iii) we may not be able to obtain financing for our new vehicle inventory, or arrange financing for our customers for their vehicle purchases and leases, with such manufacturer’s captive finance subsidiary, which may cause us to finance our new vehicle inventory, and arrange financing for our customers, with alternate finance sources on less favorable terms and (iv) consumer demand for such manufacturer’s products could be materially adversely affected. These events may result in a partial or complete write-down of our goodwill, intangible franchise rights with respect to any terminated franchises and/or receivables due from such manufacturers and adversely impact our results of operations. In addition, vehicle manufacturers may be adversely impacted by economic downturns or recessions, significant declines in the sales of their new vehicles, increases in interest rates, declines in their credit ratings, labor strikes or similar disruptions (including within their major suppliers), supply shortages or rising raw material costs, rising employee benefit costs, adverse publicity that may reduce consumer demand for their products (including due to bankruptcy), product defects, vehicle recall campaigns, litigation, poor product mix or unappealing vehicle design, or other adverse events. These and other risks could materially adversely affect any manufacturer and impact its ability to profitably design, market, produce or distribute new vehicles, which in turn could materially adversely affect our business, results of operations, financial condition, shareholders’ equity, cash flows and prospects.

The automotive retailing industry is sensitive to changing economic conditions and various other factors. Our business and results of operations are substantially dependent on new vehicle sales levels in the United States and in our particular geographic markets and the level of gross profit margins that we can achieve on our sales of new vehicles, all of which are very difficult to predict.
      We believe that many factors affect industry-wide sales of new vehicles and retailers’ gross profit margins, including consumer confidence in the economy, inflation, recession or economic slowdown, the level of manufacturers’ excess production capacity, manufacturer incentives (and consumers’ reaction to such offers), intense industry competition, interest rates, the prospects of war, other international conflicts or terrorist attacks, severe weather conditions, the level of personal discretionary spending, product quality, affordability and innovation, fuel prices, credit availability, unemployment rates, the number of consumers whose vehicle leases are expiring and the length of consumer loans on existing vehicles. Recently, interest rates have increased. These increases or further increases in interest rates could significantly impact industry new vehicle sales and vehicle affordability, including due to the direct relationship between higher rates and higher monthly loan payments, a critical factor for many vehicle buyers. Sales of certain new vehicles, particularly larger trucks and sport utility vehicles that historically have provided us with higher gross margins, also could be impacted adversely by further significant increases in fuel prices, which rose dramatically during 2005 and 2006. The length of consumer auto loans has increased recently and leasing of vehicles has decreased, which may result in customers deferring vehicle purchases in the future.
      Our new vehicle sales may differ from industry sales, including due to particular economic conditions and other factors in the geographic markets in which we operate. A significant decrease in new vehicle sales levels in the United States (or in our particular geographic markets) in the future, or a decrease in new vehicle gross profit margins, could cause our actual earnings results to differ materially from our prior results and projected trends. Economic conditions and the other factors described above also may materially adversely impact our sales of used vehicles, finance and vehicle protection products, vehicle service and parts and repair services.

Our new vehicle sales are impacted by the consumer incentive and marketing programs of vehicle manufacturers.
      Most vehicle manufacturers use incentive and marketing programs to spur consumer demand for their vehicles, such as 0% financing and manufacturer employee pricing offers. These sales incentive programs are often not announced in advance and therefore can be difficult to plan for when ordering inventory. In addition, certain manufacturers offer extended product warranties or free service programs to consumers. From time to time, manufacturers modify and discontinue these dealer assistance and consumer incentive and marketing programs, which could have a significant adverse effect on our new vehicle and aftermarket product sales, consolidated results of operations and cash flows.

Natural disasters and adverse weather events can disrupt our business.
      Our stores are concentrated in states and regions in the United States, including primarily Florida, Texas and California, in which actual or threatened natural disasters and severe weather events (such as hurricanes, hail storms and earthquakes) may disrupt our store operations, which may adversely impact our business, results of operations, financial condition and cash flows. In addition to business interruption, the automotive retailing business is subject to substantial risk of property loss due to the significant concentration of property values at store locations. Although we have, subject to certain limitations and exclusions, substantial insurance, we cannot assure you that we will not be exposed to uninsured or underinsured losses that could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We are subject to restrictions imposed by, and significant influence from, vehicle manufacturers that may adversely impact our business, financial condition, results of operations, cash flows and prospects, including our ability to acquire additional stores.
      Vehicle manufacturers and distributors with whom we hold franchises have significant influence over the operations of our stores. The terms and conditions of our framework, franchise and related agreements and the manufacturers’ interests and objectives may, in certain circumstances, conflict with our interests and objectives. For example, manufacturers can set performance standards with respect to sales volume, sales effectiveness and customer satisfaction and can influence our ability to acquire additional stores, the naming and marketing of our stores, the operations of our e-commerce sites, our selection of store management, the condition of our store facilities, product stocking and advertising spending levels and the level at which we capitalize our stores. Manufacturers may also have certain rights to restrict our ability to provide guaranties of our operating companies, pledges of the capital stock of our subsidiaries and liens on their assets, which could adversely impact our ability to obtain financing for our business and operations on favorable terms or at desired levels. From time to time, we are precluded under agreements with certain manufacturers from acquiring additional franchises, or subject to other adverse actions, to the extent we are not meeting certain performance criteria at our existing stores (with respect to matters such as sales volume, sales effectiveness and customer satisfaction), until our performance improves in accordance with the agreements, subject to applicable state franchise laws.
      Manufacturers also have the right to establish new franchises or relocate existing franchises, subject to applicable state franchise laws. The establishment or relocation of franchises in our markets could have a material adverse effect on the financial condition, results of operations, cash flows and prospects of our stores in the market in which the franchise action is taken.
      Our framework, franchise and related agreements also grant manufacturers the right to terminate or compel us to sell our franchise for a variety of reasons (including uncured performance deficiencies, any unapproved change of ownership or management or any unapproved transfer of franchise rights or impairment of financial standing or failure to meet capital requirements), subject to state laws. From time to time, certain major manufacturers assert sales and customer satisfaction performance deficiencies under the terms of our framework and franchise agreements at a limited number of our stores. While we believe that we will be able to renew all of our franchise agreements, we cannot guarantee that all of our franchise agreements will be renewed or that the terms of the renewals will be favorable to us. We cannot assure you that our stores will be able to comply with manufacturers’ sales, customer satisfaction and other performance requirements in the future, which may affect our ability to acquire new stores or renew our franchise agreements or subject us to other adverse actions, including termination or compelled sale of a franchise, any of which could have a material adverse effect on our financial condition, results of operations, cash flows and prospects.
      In addition, we have granted certain manufacturers the right to acquire, at fair market value, our automotive dealerships franchised by that manufacturer in specified circumstances in the event of our default under the indenture for the restricted and exchange notes and our amended credit agreement.

We are subject to numerous legal and administrative proceedings, which, if the outcomes are adverse to us, could materially adversely affect our business, results of operations, financial condition, cash flows and prospects.
      We are involved, and will continue to be involved, in numerous legal proceedings arising out of the conduct of our business, including litigation with customers, employment-related lawsuits, class actions, purported class actions and actions brought by governmental authorities.
      Many of our Texas dealership subsidiaries had been named in three class action lawsuits brought against the Texas Automobile Dealers Association (“TADA”) and approximately 700 new vehicle stores in Texas that are members of the TADA. The three actions allege that, since January 1994, Texas dealers deceived customers with respect to a vehicle inventory tax and violated federal antitrust and other laws as well. In April 2002, the state court presiding over two of the actions certified a class of consumers on whose behalf the actions were to proceed. In the third case, which was a federal antitrust case, in March 2003, the federal court conditionally certified a class of consumers. All defendants appealed that ruling to the Fifth Circuit Court of Appeals, which, on October 5, 2004, reversed the class certification order and remanded the case back to the federal district court for further proceedings. In February 2005, we and the plaintiffs in all three of the cases agreed to settlement terms. The settlement, which was contingent upon state court approval, was preliminarily approved by the state court on December 27, 2005, and was granted final approval by the state court on August 14, 2006. Because the cases are now settled and the state court approval has been obtained, we will be moving the federal and state courts for appropriate orders of dismissal. The anticipated expense of the settlement is not material and includes our stores issuing coupons for discounts off future vehicle purchases, refunding cash in certain circumstances and paying attorneys’ fees and certain costs. Under the terms of the settlement, our stores are permitted to continue to itemize and pass through to the customer the cost of the inventory tax.
      In addition to the foregoing cases, we also are a party to numerous other legal proceedings that arose in the conduct of our business. We do not believe that the ultimate resolution of these matters will have a material adverse effect on business, results of operations, financial condition, or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material adverse effect on our business, results of operations, financial condition, cash flows and prospects.

Our operations, including, without limitation, our sales of finance, insurance and vehicle protection products, are subject to extensive governmental laws, regulations and scrutiny. If we are found to be in violation of, or subject to liabilities under, any of these laws or regulations, or if new laws or regulations are enacted that adversely affect our operations, our business, operating results and prospects could suffer.
      The automotive retailing industry, including our facilities and operations, is subject to a wide range of federal, state and local laws and regulations, such as those relating to motor vehicle sales, retail installment sales, leasing, sales of finance, insurance and vehicle protection products, licensing, consumer protection, consumer privacy, escheatment, money laundering, environmental, health and safety, wage-hour, anti-discrimination and other employment practices. Specifically with respect to motor vehicle sales, retail installment sales, leasing and the sale of finance, insurance and vehicle protection products at our stores, we are subject to various laws and regulations, the violation of which could subject us to consumer class action or other lawsuits or governmental investigations and adverse publicity, in addition to administrative, civil or criminal sanctions. The violation of other laws and regulations to which we are subject also can result in administrative, civil or criminal sanctions against us, which may include a cease and desist order against the subject operations or even revocation or suspension of our license to operate the subject business, as well as significant fines and penalties. We currently devote significant resources to comply with applicable federal, state and local regulation of health, safety, environmental, zoning and land use regulations, and we may need to spend additional time, effort and money to keep our existing or acquired facilities in compliance therewith. In addition, we may be subject to broad liabilities arising out of contamination at our currently and formerly owned or operated facilities, at locations to which hazardous substances were transported from such facilities and at such locations related to entities formerly affiliated with us. Although for some such liabilities we believe we are entitled to indemnification from other entities, we cannot assure you that such entities will view their obligations as we do, or will be able to satisfy them.
      Legislative or similar measures have recently been enacted or pursued in certain states in which we operate to limit the fees that dealerships may earn in connection with arranging financing for vehicle purchasers, to require disclosure to consumers of the fees that stores earn to arrange financing and to enact other additional regulations with respect to various aspects of our business, including with respect to the sale of used vehicles and finance and insurance products. Recent litigation against certain vehicle manufacturers’ captive finance subsidiaries alleging discriminatory lending practices has resulted in settlements, and may result in future settlements, that could reduce the fees earned by our stores in connection with the origination of consumer loans. The enactment of laws and regulations that materially impair or restrict our finance and insurance or other operations could have a material adverse effect on our business, results of operations, financial condition, cash flows and prospects.

Our ability to grow our business may be limited by our ability to acquire automotive stores on favorable terms or at all.
      The automotive retail industry is a mature industry. Accordingly, the growth of our automotive retail business since our inception has been primarily attributable to acquisitions of franchised automotive dealership groups. As described above, manufacturer approval of our proposed acquisitions generally is subject to our compliance with applicable performance standards (including with respect to matters such as sales volume, sales effectiveness and customer satisfaction) or established acquisition limits, particularly regional and local market limits. In addition, in the current environment, it has been difficult to identify dealership acquisitions in our core markets that meet our return on investment targets. As a result, we cannot assure you that we will be able to acquire stores selling desirable automotive brands at desirable locations in our key markets or that any such acquisitions can be completed on favorable terms or at all. Acquisitions involve a number of risks, many of which are unpredictable and difficult to quantify or assess, including, among other matters, risks relating to known and unknown liabilities of the acquired business and projected operating performance.

We are or will be subject to interest rate risk in connection with our floorplan notes payable, amended credit agreement, mortgage facility, floating rate exchange notes and floating rate restricted notes not exchanged for floating rate exchange notes that could have a material adverse effect on our profitability.
      We are subject to LIBOR-based interest rates under our floorplan notes payable, amended credit agreement, mortgage facility, floating rate exchange notes and floating rate restricted notes not exchanged for floating rate exchange notes. LIBOR interest rates increased in 2005 and in 2006 year-to-date, and we anticipate that such rates may increase further during the remainder of 2006. Our net inventory carrying benefit (floorplan interest expense net of floorplan assistance that we receive from automotive manufacturers) has decreased in recent years and we expect to have a net inventory carrying cost in 2006.
      If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even if the amount borrowed remained the same, and consequently our net income would decrease. We cannot assure you that a significant increase in interest rates would not have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our amended credit agreement and the indenture relating to our notes contain certain restrictions on our ability to conduct our business.
      Our amended credit agreement and the indenture related to the notes will contain numerous financial and operating covenants that limit the discretion of our management with respect to various business matters. These covenants place significant restrictions on, among other things, our ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments (including dividends and repurchases of our shares) and investments and to sell or otherwise dispose of assets and merge or consolidate with other entities. Our amended credit agreement also requires us to meet certain financial ratios and tests that may require us to take action to reduce debt or act in a manner contrary to our business objectives. A failure by us to comply with the obligations contained in our amended credit agreement or the indenture could result in an event of default under our amended credit agreement or the indenture, which could permit acceleration of the related debt and acceleration of debt under other instruments that may contain cross-acceleration or cross-default provisions. If any debt is accelerated, our liquid assets may not be sufficient to repay in full such indebtedness and our other indebtedness. In addition, we have granted certain manufacturers the right to acquire, at fair market value, our automotive stores franchised by that manufacturer in specified circumstances in the event of our default under our amended credit agreement and the indenture for the notes.

We must test our intangible assets for impairment at least annually, which may result in a material, non-cash write down of goodwill or franchise rights and could have a material adverse impact on our results of operations and shareholders’ equity.
      Goodwill and indefinite-lived intangibles are subject to impairment assessments at least annually (or more frequently when events or circumstances indicate that an impairment may have occurred) by applying a fair-value based test. Our principal intangible assets are goodwill and our rights under our franchise agreements with vehicle manufacturers. These impairment assessments may result in a material, non-cash write-down of goodwill or franchise values. An impairment would have a material adverse impact on our results of operations and shareholders’ equity.
Information regarding forward-looking statements
      Our business, financial condition, results of operations, cash flows and prospects may be affected by a number of factors, including the matters discussed in the section of this prospectus entitled “Risk factors.” Certain statements and information set forth in or incorporated by reference into this prospectus, as well as other written or oral statements made, or to be made, from time to time by us or by our authorized officers on our behalf, constitute, or will constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “estimates,” “may,” “will,” “should,” or other similar expressions. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement and these risk factors in order to comply with such safe harbor provisions. You should note that our forward-looking statements speak only as of the date of this prospectus or when made, and we undertake no duty or obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations, plans, intentions and projections reflected in our forward-looking statements are reasonable, such statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that you should consider before investing in the notes include, but are not limited to, those discussed in the reports we have filed, or will file, with the SEC and the following discussed in greater detail in the section of this prospectus entitled “Risk factors:”

•	We are dependent upon the success and continued financial viability of the vehicle manufacturers and distributors with which we hold franchises.

•	The automotive retailing industry is sensitive to changing economic conditions and various other factors. Our business and results of operations are substantially dependent on new vehicle sales levels in the United States and in our particular geographic markets and the level of gross profit margins that we can achieve on our sales of new vehicles, all of which are very difficult to predict.

•	Our new vehicle sales are impacted by the consumer incentive programs of vehicle manufacturers.

•	Natural disasters and adverse weather events can disrupt our business.

•	We are subject to restrictions imposed by, and significant influence from, vehicle manufacturers and their captive finance subsidiaries that may adversely impact our business, financial condition, results of operations, cash flows and prospects, including our ability to acquire additional stores.

•	We are subject to numerous legal and administrative proceedings, which, if the outcomes are adverse to us, could materially adversely affect our business, results of operations, financial condition, cash flows and prospects.

•	Our operations, including, without limitation, our sales of finance and insurance and vehicle protection products, are subject to extensive governmental laws, regulations and scrutiny. If we are found to be in violation of any of these laws or regulations, or if new laws or regulations are enacted that adversely affect our operations, our business, operating results and prospects could suffer.

•	Our ability to grow our business may be limited by our ability to acquire automotive stores on favorable terms or at all.

•	We are or will be subject to interest rate risk in connection with our indebtedness, including floorplan notes payable, amended credit agreement, mortgage facility, floating rate exchange notes and floating rate restricted notes not exchanged for floating rate exchange notes that could have a material adverse effect on our profitability.

•	Our amended credit agreement and the indenture relating to our notes contain certain restrictions on our ability to conduct our business.

•	We must test our intangible assets for impairment at least annually, which may result in a material, non-cash write-down of goodwill or franchise rights and could have a material adverse impact on our results of operations and shareholders’ equity.

Use of proceeds
      We will not receive any proceeds from the exchange offer. Any restricted notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.
Ratio of earnings to fixed charges
      The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated.

					Six Months
Year Ended December 31,					Ended June 30,

2001	2002	2003	2004	2005	2006

3.1x	5.2x	4.8x	4.5x	3.9x	2.8x
      Ratio of earnings to fixed charges is calculated by dividing earnings (defined as pre-tax income from continuing operations) plus fixed charges less interest capitalized by fixed charges from operations for the periods indicated. Fixed charges are defined as interest expense (including amortized interest and debt discounts) and calculated rental expense interest.

Selected consolidated historical financial data
      The following table presents our selected consolidated historical financial data. We derived the annual historical information from our consolidated financial statements as of and for each of the fiscal years ended December 31, 2001 through 2005, adjusted for discontinued operations. We derived the selected historical financial information as of and for the six months ended June 30, 2005 and 2006 from our unaudited consolidated financial statements. The information should be read in conjunction with our historical consolidated financial statements and related notes incorporated by reference herein from our annual report on Form 10-K for the fiscal year ended December 31, 2005, our Form 10-Q for the quarter and six months ended June 30, 2006, as well as other information that has been filed with the SEC. The historical results included below and elsewhere in this document may not be indicative of our future performance.

						As of and for the
						Six Months Ended
	As of and for the Years Ended December 31,					June 30,

	2001	2002	2003	2004	2005	2005	2006

	($ in millions, except per share data)
Revenue	$18,101.2	$17,814.2	$17,892.2	$18,684.2	$18,972.2	$9,433.7	$9,671.6
Income from continuing operations before income taxes	$374.1	$607.9	$607.6	$607.3	$627.1	$311.8	$282.2
Net income	$232.3	$381.6	$479.2	$433.6	$496.5	$291.8	$159.9
Basic earnings (loss) per share:
Continuing operations	$.69	$1.19	$1.85	$1.49	$1.52	$.74	$.71
Discontinued operations	$.01	$.02	$(.08)	$.14	$.37	$.36	$(.05)
Cumulative effect of accounting change	$—	$—	$(.05)	$—	$—	$—	$—
Net income	$.70	$1.20	$1.71	$1.63	$1.89	$1.11	$.66
Diluted earnings (loss) per share:
Continuing operations	$.68	$1.17	$1.80	$1.46	$1.49	$.73	$.70
Discontinued operations	$.01	$.02	$(.08)	$.14	$.37	$.36	$(.05)
Cumulative effect of accounting change	$—	$—	$(.05)	$—	$—	$—	$—
Net income	$.69	$1.19	$1.67	$1.59	$1.85	$1.08	$.65
Diluted weighted average common shares outstanding	335.2	321.5	287.0	272.5	268.0	269.0	246.5
Total assets	$8,065.4	$8,502.7	$8,823.1	$8,698.9	$8,824.5	$8,599.0	$8,751.8
Long-term debt, net of current maturities	$647.3	$642.7	$808.5	$797.7	$484.4	$662.8	$1,452.8
Shareholders’ equity	$3,827.9	$3,910.2	$3,949.7	$4,263.1	$4,669.5	$4,476.5	$3,683.1
The exchange offer
Purpose of the exchange offer
      When we sold the restricted notes on April 12, 2006, we entered into a registration rights agreement with the initial purchasers of those restricted notes. Under the registration rights agreement, we agreed to file a registration statement regarding the exchange of the restricted notes for notes which are registered under the Securities Act. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC and to conduct this exchange offer after the registration statement is declared effective. The exchange and registration rights agreement provides that we will be required to pay additional interest to the holders of the restricted notes if:

•	the registration statement is not declared effective by December 8, 2006 or

•	the exchange offer has not been completed by January 7, 2007.

      A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.
Terms of the exchange offer
      Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange restricted notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on [ •  ], 2006. However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term “expiration date” means the latest time and date to which we extend the exchange offer.
      As of the date of this prospectus, $300,000,000 aggregate principal amount of the floating rate restricted notes is outstanding and $300,000,000 aggregate principal amount of the fixed rate restricted notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about [ •  ], 2006 to all holders of restricted notes known to us. Our obligation to accept restricted notes for exchange in the exchange offer is subject to the conditions described below under the heading “— Conditions to the exchange offer.”
      We reserve the right to extend the period of time during which the exchange offer is open. We would then delay acceptance for exchange of any restricted notes by giving oral or written notice of an extension to the holders of restricted notes as described below. During any extension period, all restricted notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any restricted notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.
      Restricted notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.
      We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any restricted notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the heading “— Conditions to the exchange offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the restricted notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the restricted notes, file a post-effective amendment to the prospectus and provide notice to the noteholders. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the noteholders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time on that date.
Procedures for tendering
      When the holder of restricted notes tenders, and we accept, notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as described below, a tendering holder must, on or prior to the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address listed below under the heading “— Exchange agent” or

•	if restricted notes are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent’s message (as defined below) to the exchange agent at the address listed below under the heading “— Exchange agent.”

      In addition, either:

•	the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the restricted notes being tendered into the exchange agent’s account at the Depository Trust Company, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.
      The Depository Trust Company will be referred to as DTC in this prospectus.
      The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.
      The method of delivery of restricted notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal to us.
      If you are a beneficial owner whose restricted notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the restricted notes by causing DTC to transfer the restricted notes into the exchange agent’s account.
      Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the restricted notes surrendered for exchange are tendered:

•	by a registered holder of the restricted notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”
      If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.
      We will determine in our sole discretion all questions as to the validity, form and eligibility of restricted notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.
      We reserve the absolute right to reject any particular restricted note not properly tendered or any which acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular restricted note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular restricted note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of restricted notes must be cured within a reasonable period of time.
      Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of restricted notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

      If the letter of transmittal is signed by a person other than the registered holder of restricted notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution.
      If the letter of transmittal or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.
      By tendering, each holder will represent to us that, among other things,

•	the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder; and

•	neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes.
      In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange notes.
      If any holder or other person is an “affiliate” of ours, as defined under Rule 405 of the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the exchange notes, that holder or other person can not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
      Each broker-dealer that receives exchange notes for its own account in exchange for restricted notes, where the restricted notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.
Acceptance of restricted notes for exchange; Delivery of exchange notes
      Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all restricted notes properly tendered. We will issue the exchange notes promptly after acceptance of the restricted notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered restricted notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice to be given promptly thereafter. See “— Conditions to the exchange offer” below for a discussion of the conditions that must be satisfied before we accept any restricted notes for exchange.
      For each restricted note accepted for exchange, the holder will receive an exchange note having a principal amount equal to that of the surrendered restricted note. The exchange notes will bear interest from the most recent date to which interest has been paid on the restricted notes. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid, or if no interest has been paid on the restricted notes, from April 12, 2006. Restricted notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of restricted notes whose restricted notes are accepted for exchange will not receive any payment for accrued interest on the restricted notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the restricted notes. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the restricted notes under circumstance relating to the timing of the exchange offer.
      In all cases, issuance of exchange notes for restricted notes will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of the restricted notes, into the exchange agent’s account at the DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.
      Unaccepted or non-exchanged restricted notes will be returned without expense to the tendering holder of the restricted notes. The non-exchanged restricted notes will be credited to an account maintained with the DTC, as promptly as practicable after the expiration or termination of the exchange offer.
Book-entry transfers
      The exchange agent will make a request to establish an account for the restricted notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of restricted notes by causing DTC to transfer those restricted notes into the exchange agent’s account at the DTC in accordance with the DTC’s procedure for transfer. This participant should transmit its acceptance to the DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered restricted notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed below under the heading “— Exchange agent” on or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.
Guaranteed delivery procedures
      If a registered holder of restricted notes desires to tender the restricted notes, and the restricted notes are not immediately available, or time will not permit the holder’s restricted notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the exchange agent received from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery,

(1) stating the name and address of the holder of restricted notes being tendered and the amount of restricted notes tendered,

(2) stating that the tender is being made; and

(3) guaranteeing that within three New York Stock Exchange trading days after the expiration date, a book-entry confirmation together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	a book-entry confirmation together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.
Withdrawal rights
      Tenders of restricted notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.
      For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under the heading “— Exchange agent” before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the restricted notes to be withdrawn;

•	identify the restricted notes to be withdrawn, including the principal amount of the restricted notes;

•	contain a statement that the holder is withdrawing his election to have the restricted notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the restricted notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the restricted notes register the transfer of the restricted notes in the name of the person withdrawing the tender; and

•	specify the name in which the restricted notes are registered, if different from that of the depositor.
      Any notice of withdrawal must specify the name and number of the account at the DTC to be credited with the withdrawn restricted notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal and our determination will be final and binding on all parties. Any restricted notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the restricted notes so withdrawn are validly re-tendered. Any restricted notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. The restricted notes will be credited to an account maintained with the DTC for the restricted notes. The restricted notes will be credited to the DTC account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn restricted notes may be re-tendered by following the procedures described above under the heading “— Procedures for tendering” above at any time on or before 5:00 p.m., New York City time, on the expiration date.
Conditions to the exchange offer
      Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any restricted notes, and may terminate or amend the exchange offer, if at any time before the acceptance of the restricted notes for exchange or the exchange of the exchange notes for the restricted notes, any of the following events occurs:

1) there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (a) seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction or (b) resulting in a material delay in our ability to accept for exchange or exchange some or all of the restricted notes in the exchange offer; or

2) any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

3) any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of the consequences referred to in clauses (1) or (2) above or, in our sole judgment, might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or

4) the following has occurred:

(a) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(b) any limitation by a governmental authority, which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or

(c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(d) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

5) any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the restricted notes or the exchange notes; which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.
      These conditions to the exchange offer are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.
      In addition, we will not accept for exchange any restricted notes tendered, and no exchange notes will be issued in exchange for any restricted notes, if at this time any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.
Exchange agent
      We have appointed Wells Fargo Bank, N.A. as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered and Certified Mail	By Overnight Courier or Regular Mail:	By Hand Delivery
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	608 2nd Avenue South
P.O. Box 1517	6th & Marquette Avenue	Northstar East Building —
Minneapolis, MN 55480	Minneapolis, MN 55479	12th Floor Minneapolis, MN 55402
Or
By Facsimile Transmission:
(612) 667-6282
Telephone:
(800) 344-5128

If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than any facsimile number indicated, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.
Fees and expenses
      We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us.
Transfer taxes
      Holders who tender their restricted notes for exchange will not be obligated to pay any transfer taxes in connection with exchange, except that holders who instruct us to register exchange notes in the name of, or request that restricted notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes. The exchange will not be effected for such persons if satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal.
Consequences of failure to exchange restricted notes
      Holders who desire to tender their restricted notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor AutoNation is under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.
      Restricted notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the restricted notes and the existing restrictions on transfer set forth in the legend on the restricted notes and in the prospectus dated April 12, 2006, relating to the restricted notes. Except in limited circumstances with respect to specific types of holders of restricted notes, we will have no further obligation to provide for the registration under the Securities Act of such restricted notes. In general, restricted notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the restricted notes under the Securities Act or under any state securities laws.
      Upon completion of the exchange offer, holders of the restricted notes will not be entitled to any further registration rights under registration rights agreement, except under limited circumstances.

      Holders of the exchange notes and any restricted notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.
Consequences of exchanging restricted notes
      Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by holders after the exchange offer other than by any holder who is one of our “affiliates” (as defined in Rule 405 under the Securities Act). Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such exchange notes are acquired in the ordinary course of such holder’s business; and

•	such holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of the exchange notes.
      However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.
      Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

•	it is not an affiliate of AutoNation;

•	it is not engaged in, and does not intend to engage in, a distribution of the exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes; and

•	it is acquiring the exchange notes in the ordinary course of its business.
      Each broker-dealer that receives exchange notes for its own account in exchange for restricted notes must acknowledge that such restricted notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.
      In addition, to comply with state securities laws of certain jurisdictions, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the notes. Unless a holder requests, we currently do not intend to register or qualify the sale of the exchange notes in any state where an exemption from registration or qualification is required and not available. “Transfer restricted securities” means each note until:

•	the date on which such note has been exchanged by a person other than a broker-dealer for a note in the exchange offer;

•	following the exchange by a broker-dealer in the exchange offer of an exchange note, the date on which the exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus;

•	the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement that we file in accordance with the registration rights agreement; or

•	the date on which such note is distributed to the public in a transaction under Rule 144 of the Securities Act.

Description of the exchange notes
      The exchange notes will be issued under an Indenture dated as of April 12, 2006 among the Company, the Guarantors and Wells Fargo Bank, N.A., as Trustee. This is the same Indenture under which the restricted notes were issued. The terms of the exchange notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.
      This description is intended to be a useful overview of the material provisions of the exchange notes and the Indenture. Since this description is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights. You may obtain a copy of the Indenture from the Company.
      You will find the definitions of capitalized terms used in this description under the heading “Certain definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to AutoNation, Inc. and not to its subsidiaries and, unless the context otherwise requires, (i) the “floating rate notes” refer to the floating rate exchange notes and the floating rate restricted notes, (ii) the “fixed rate notes” refer to the fixed rate exchange notes and the fixed rate restricted notes and (iii) the “notes” refers to the floating rate notes and the fixed rate notes. Each of the floating rate notes and the fixed rate notes are hereinafter sometimes referred to as a “series” of notes.
Exchange notes versus restricted notes
      The terms of the exchange notes are substantially identical to those of the outstanding restricted notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the restricted notes do not apply to the exchange notes.
General

The notes
      The notes:

•	are general unsecured, senior obligations of the Company, ranking equally in right of payment to any existing or future unsecured, senior Indebtedness of the Company;

•	are unconditionally guaranteed on a senior basis by substantially all of the direct and indirect Restricted Subsidiaries of the Company (see “Guarantees”);

•	are issued in denominations of $1,000 and integral multiples of $1,000; and

•	are represented by registered notes in global form, but in certain circumstances may be represented by notes in definitive form.
      Floating rate notes. The floating rate notes mature on April 15, 2013. The floating rate notes are limited to an aggregate principal amount of $300.0 million, subject to the Company’s ability to issue additional floating rate notes at any time and from time to time in compliance with the covenant described below under the caption “Certain covenants — Limitation on indebtedness.” Any additional floating rate notes under the Indenture will be issued on the same terms and will constitute part of the same series of securities as the floating rate notes issued on the Issue Date and will vote together as one series on all matters with the floating rate notes issued on the Issue Date.
      The floating rate exchange notes will bear interest at a rate per annum equal to LIBOR plus 2%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Trustee, and will be payable in cash quarterly in arrears on January 15, April 15, July 15 and October 15 (each an “Interest Payment Date”), commencing on July 15, 2006, or from the most recent interest payment date on which interest has been paid, to holders of record at the close of business on the January 1, April 1, July 1 and October 1 immediately preceding the relevant Interest Payment Date. Notwithstanding the foregoing, if any such Interest Payment Date (other than an Interest Payment Date at maturity) would otherwise be a day that is not a business day, then the interest payment will be postponed to the next succeeding business day (except if that business day falls in the next succeeding calendar month, then interest will be paid on the immediately preceding business day). If the maturity date of the floating rate notes is a day that is not a business day, all payments to be made on such day will be made on the next succeeding business day, with the same force and effect as if made on the maturity date, and no additional interest will be payable as a result of such delay in payment.
      The LIBOR component of the interest rate will be reset quarterly by the Calculation Agent. LIBOR will be determined with respect to an Interest Period on the second London Banking Day preceding the first day of the Interest Period. The interest rate for each Interest Period will be adjusted with effect from the Interest Payment Date on which such Interest Period begins. Interest on the floating rate notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 12, 2006. Interest will be computed on the basis of a 360-day year for the actual number of days elapsed.
      The amount of interest for each day that the notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the floating rate notes outstanding. The amount of interest to be paid on the notes for each Interest Period will be calculated by adding the Daily Interest amounts for each day in the Interest Period.
      All percentages resulting from any calculation of interest will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). In no event shall the actual interest rate exceed that permitted by applicable law.
      Principal of, premium, if any, and interest on the floating rate notes will be payable at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee). Payment of interest also may be made at the option of the Company by check mailed to the Person entitled to such interest as shown on the security register.
      Fixed rate notes. The fixed rate notes mature on April 15, 2014. The fixed rate notes are limited to an aggregate principal amount of $300.0 million, subject to the Company’s ability to issue additional fixed rate notes at any time and from time to time in compliance with the covenant described below under the caption “Certain covenants — Limitation on indebtedness.” Any additional fixed rate notes under the Indenture will be issued on the same terms and will constitute part of the same series of securities as the fixed rate notes issued on the Issue Date and will vote together as one series on all matters with the fixed rate notes issued on the Issue Date.
      Each fixed rate exchange note will bear interest at a rate per annum equal to 7% and will be payable in cash semiannually in arrears on April 15 and October 15, commencing on October 15, 2006 to holders of record at the close of business on the April 1 and October 1 immediately preceding the relevant interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 12, 2006. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
      Principal of, premium, if any, and interest on the fixed rate notes will be payable at the office or agency of the Company maintained for such purposes. Payment of interest also may be made at the option of the Company by check mailed to the Person entitled to such interest as shown on the security register.
Guarantees
      Payment of the notes is guaranteed by the Guarantors, jointly and severally, fully and unconditionally, on a senior basis.

      The Guarantors are comprised of substantially all of the direct and indirect Restricted Subsidiaries of the Company. For the year ended December 31, 2005, our non-guarantor subsidiaries represented approximately 0.7% of our total assets, 0.1% of total revenues, 1.3% of income from continuing operations before income taxes and 1.1% of cash flows from operating activities.
      In addition, if any Restricted Subsidiary of the Company becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any of the Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to enter into a supplemental indenture in which such Restricted Subsidiary shall agree to guarantee the Company’s obligations under the notes.
      If the Company defaults in payment of the principal of, premium, if any, or interest on the notes, each of the Guarantors will be unconditionally, jointly and severally, obligated to duly and punctually pay the principal of, premium, if any, and interest on the notes.
      The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP. The enforcement of certain rights with respect to the Guarantees is also subject to the terms of the Manufacturers’ Letter Agreements.
      Notwithstanding the foregoing, in certain circumstances a Guarantee of a Guarantor may be released pursuant to the provisions under “— Certain covenants — Limitation on issuances of guarantees of indebtedness.” The Company also may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the notes by such Restricted Subsidiary on the basis provided in the Indenture.
Optional redemption
      Except as described below, the notes will not be redeemable by the Company prior to maturity.

Redemption of notes following a public equity offering
      At any time prior to April 15, 2008, in the case of the floating rate notes, and April 15, 2009, in the case of the fixed rate notes, the Company, at its option, may use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 40% of the aggregate principal amount of floating rate notes and up to an aggregate of 40% of the aggregate principal amount of the fixed rate notes issued under the Indenture at a redemption price equal to 100% of the principal amount of the notes redeemed plus a premium equal to the interest rate per annum on the floating rate notes applicable on the date on which notice of redemption was given, in the case of the floating rate notes, and at a redemption price equal to 107% of the aggregate principal amount of the notes redeemed, in the case of the fixed rate notes plus, in each case, accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 60% of the aggregate principal amount of notes issued under the Indenture of the series of notes being redeemed must remain outstanding immediately after the occurrence of such redemption. In order to effect any such redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering and must complete such redemption within 60 days of the closing of the Public Equity Offering.

Optional redemption of floating rate notes
      At any time prior to April 15, 2008, the Company may redeem all or, from time to time, a part of the floating rate notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of floating rate notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
      On and after April 15, 2008, the Company may redeem all or, from time to time, a part of the floating rate notes, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage

2008	103.000%
2009	102.000%
2010	101.000%
2011 and thereafter	100.000%

Optional redemption of fixed rate notes
      At any time prior to April 15, 2009, the Company may redeem all or, from time to time, a part of the fixed rate notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of fixed rate notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
      On and after April 15, 2009, the Company may redeem all or, from time to time, a part of the fixed rate notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage

2009	105.250%
2010	103.500
2011	101.750
2012 and thereafter	100.000%

Redemption procedures
      If less than all of the notes are to be redeemed, the Trustee shall select the notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the notes are listed, or if the notes are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable. Notes redeemed in part must be redeemed only in integral multiples of $1,000. Redemption pursuant to the provisions relating to a Public Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary) with respect to the series of notes being redeemed.

Purchase of notes upon a change of control
      If a Change of Control occurs, each holder of notes will have the right to require that the Company purchase all or any part (in integral multiples of $1,000) of such holder’s notes pursuant to a Change of Control Offer. In the Change of Control Offer, the Company will offer to purchase all of the notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).
      Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control to each holder of notes, by first-class mail, postage prepaid, at his, her or its address appearing in the security register. The notice must state, among other things,

•	that a Change of Control has occurred, or will occur, and the date of such event, or expected date of such event;

•	the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control;

•	the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	that any note not tendered will continue to accrue interest;

•	that, unless the Company defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date; and

•	other procedures that a holder of notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.
      If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer and all other securities that may have similar rights. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the notes the rights described under “Events of default.”
      In addition to the obligations of the Company under the Indenture with respect to the notes in the event of a Change of Control, substantially all of the long-term Indebtedness of the Company also contains, and any future indebtedness will likely contain, an event of default upon a Change of Control as defined therein which obligates the Company to repay amounts outstanding under such indebtedness upon an acceleration of the Indebtedness issued thereunder.
      The definition of “Change of Control” contains a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

      The existence of a holder’s right to require the Company to repurchase such holder’s notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.
      The provisions of the Indenture will not afford holders of the notes the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or transactions with the Company’s management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company’s management or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.
      The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.
      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Company will not be required to make a Change of Control Offer upon a Change of Control if a notice of redemption has been given pursuant to the Indenture as described above under the caption “— Optional redemption,” unless and until there is a default in payment of the applicable redemption price.
Ranking
      The notes are unsecured senior obligations of the Company, and the Indebtedness represented by the notes and the payment of principal of, premium, if any, and interest on the notes rank equally in right of payment with all other existing and future unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. In the event that our senior secured creditors exercise remedies with respect to the collateral securing such senior secured debt, the proceeds of the liquidation of that collateral will first be applied to repay obligations secured by such liens before any such proceeds can be applied to repay any senior unsecured obligations, including the notes.
      The Indebtedness evidenced by each Guarantee (including the payment of principal of, premium, if any, and interest on the notes) is unsecured, ranks equally in right of payment with all other existing and future unsubordinated indebtedness of such Guarantor and ranks senior in right of payment to all subordinated indebtedness of such Guarantor.
Certain covenants
      The Indenture contains, among others, the following covenants:

Limitation on indebtedness
      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is equal to or greater than 2.0:1.0.

      Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Indebtedness”):

(1) Indebtedness of the Company (and guarantees by Guarantors of such Indebtedness) under the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $1.5 billion;

(2) Indebtedness of the Company pursuant to the notes issued on the Issue Date (and any notes issued in exchange therefor) and Indebtedness of any Guarantor pursuant to a Guarantee of such notes;

(3) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

(4) Indebtedness of the Company or a Guarantor owing to a Restricted Subsidiary; provided that any Indebtedness of the Company or a Guarantor owing to a Restricted Subsidiary that is not a Guarantor, except pursuant to the customary cash management procedures of the Company and its Restricted Subsidiaries, is made pursuant to an intercompany note and is unsecured and, other than with respect to Indebtedness owed to AutoNation Cayman Insurance Company, Ltd. with respect to capital and surplus, is subordinated in right of payment from and after such time as the notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the notes or such Guarantor’s obligations under its guarantee; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (4);

(5) Indebtedness of a Restricted Subsidiary that is not a Guarantor owing to the Company or another Restricted Subsidiary; provided that (except pursuant to the customary cash management procedures of the Company and its Restricted Subsidiaries) any such Indebtedness is made pursuant to an intercompany note; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (5), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (5);

(6) guarantees of any Restricted Subsidiary made in accordance with the provisions of “— Limitation on issuances of guarantees of indebtedness”;

(7) obligations of the Company or any Guarantor entered into in the ordinary course of business

(a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the payment obligations of such Indebtedness then outstanding,

(b) under any Currency Hedging Agreements, relating to (1) Indebtedness of the Company or any Restricted Subsidiary and/or (2) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, or

(c) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

(8) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition (including in connection with an acquisition of a business by means of stock purchase, merger or otherwise) or development of real or personal, movable or immovable property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount at any one time outstanding pursuant to this clause (8) not to exceed the greater of (a) $100.0 million and (b) 15% of the Company’s Consolidated Tangible Net Worth; provided that the principal amount of any Indebtedness permitted under this clause (8) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(9) Vehicle Inventory Indebtedness;

(10) Obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, guarantees (excluding guarantees for borrowed money), earn-outs, hold-backs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets of a Restricted Subsidiary;

(11) Indebtedness evidenced by letters of credit or similar obligations in the ordinary course of business to support the Company’s or any Restricted Subsidiary’s insurance, obligations to employees under any deferred compensation program of the Company or self-insurance obligations for workers’ compensation, surety bonds and other similar insurance coverages;

(12) Vehicle Receivables Indebtedness;

(13) Indebtedness of the Company or any Guarantor under one or more Mortgage Facilities in an aggregate principal amount not to exceed $500.0 million incurred and outstanding after the issue date;

(14) Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that immediately after giving effect to such transaction on a pro forma basis, the Company’s Consolidated Fixed Charge Coverage Ratio would be greater than such ratio for the Company immediately prior to the transaction;

(15) Indebtedness of the Company and its Restricted Subsidiaries in addition to that described in clauses (1) through (14) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $150.0 million outstanding at any one time in the aggregate;

(16) obligations in respect of letters of credit, performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business; and

(17) the incurrence by the Company or any Restricted Subsidiary of Indebtedness, to the extent that the net proceeds thereof are promptly (A) used to purchase notes tendered pursuant to a Change of Control Offer or (B) deposited to defease or satisfy and discharge the notes pursuant to “— Defeasance or covenant defeasance of indenture”;

(18) without limiting the terms of the foregoing clauses (1) through (17), any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness incurred pursuant to the ratio test in the first paragraph of this covenant or described in clauses (2), (3) and (6) of this definition of “Permitted Indebtedness,” including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing plus the lesser of (a) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing.
      For purposes of determining compliance with this “Limitation on indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify or later reclassify in whole or in part such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.
      For purposes of determining any particular amount of Indebtedness under this “Limitation on indebtedness” covenant, (i) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Redeemable Stock in the form of additional shares of the same class of Redeemable Stock will not be deemed to be an incurrence of Indebtedness and (ii) guarantees, surety bonds, obligations with respect to letters of credit or Liens, in each case supporting Indebtedness otherwise included in the determination of such particular amount will not be treated as Indebtedness.

Limitation on restricted payments
      (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(2) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

(3) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, more than one year prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

(4) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(5) make any Investment in any Person (other than any Permitted Investments)
(any of the foregoing actions described in clauses (1) through (5) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such

Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined either by (a) the board of directors of the Company and evidenced by a board resolution or (b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive), unless
      (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;
      (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under “— Limitation on indebtedness”; and
      (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Issue Date and all Designation Amounts (as defined in “— Limitation on unrestricted subsidiaries”) does not exceed the sum of:

(A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter in which the Issue Date occurs and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(B) the aggregate Net Proceeds received after the Issue Date by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(C) the aggregate Net Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(D) the aggregate Net Proceeds received after the Issue Date by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock was issued after the Issue Date, the aggregate of the Net Proceeds from its original issuance (and excluding the Net Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E) (a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to 100% of the aggregate net proceeds (including the fair market value of assets other than cash) received by the Company and its Restricted Subsidiaries, less the cost of the disposition of such Investment and net of taxes; and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary; provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary plus any additional amounts contributed or loaned to the Unrestricted Subsidiary which were deemed Restricted Payments; and

(F) $500.0 million.
      (b) Notwithstanding the foregoing, and in the case of clauses (2) through (4) and (9) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (14) being referred to as a “Permitted Payment”):

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this covenant;

(2) the repurchase, redemption or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Proceeds of (A) a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Company or (B) an issuance and sale for cash (other than to any Subsidiary), which issuance and sale was done in contemplation of such repurchase, redemption, acquisition or retirement of, other shares of Qualified Capital Stock of the Company; provided that the Net Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

(3) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Proceeds of (A) a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company or (B) an issuance and sale for cash (other than to any Subsidiary of the Company), which issuance and sale was done in contemplation of such repurchase, redemption, defeasance, retirement or acquisition, of any Qualified Capital Stock of the Company, provided that the Net Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this covenant;

(4) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (a “refinancing”) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company or a Guarantor, provided that any such new Subordinated Indebtedness

(A) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company or such Guarantor incurred in connection with such refinancing;

(B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the fixed rate notes, or if no fixed rate notes remain outstanding, the floating rate notes;

(C) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the fixed rate notes, or if no fixed rate notes remain outstanding, the floating rate notes; and

(D) is expressly subordinated in right of payment to the notes or the Guarantee of such Guarantor, as the case may be, at least to the same extent as the Subordinated Indebtedness to be refinanced;

(5) the purchase, redemption or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Subsidiary or their estates or the beneficiaries of their estates in an amount not to exceed $5.0 million in the aggregate in any calendar year; provided that the Company may carry over and make in subsequent calendar years, in addition to amounts permitted for such calendar year, the amount of purchases, redemptions or other acquisitions or retirements for value permitted to have been made, but not made, in any preceding calendar year up to a maximum of $10.0 million in any calendar year;

(6) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

(7) the payment of the contingent purchase price of an acquisition to the extent such payment would be deemed a Restricted Payment;

(8) the payment of the deferred purchase price, including holdbacks (and the receipt of any corresponding consideration therefor), of an acquisition to the extent such payment would have been permitted by the Indenture at the time of such acquisition;

(9) loans or advances to employees of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $10.0 million at any one time outstanding;

(10) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(11) payments or distributions to dissenting shareholders pursuant to applicable law in connection with or in contemplation of a merger, consolidation or transfer of assets that complies with the provisions of the Indenture relating to mergers, consolidations or transfers of substantially all of the Company’s assets;

(12) cash payments in lieu of issuing fractional shares pursuant to the exercise or conversion of any exercisable or convertible securities;

(13) the repurchase of Subordinated Indebtedness in the event of a Change of Control or an Asset Sale in accordance with provisions similar to those of the “Limitation on sale of assets” covenant or those found in “— Purchase of notes upon a change of control” to the extent required by the agreement governing such Subordinated Indebtedness, as applicable; provided that, prior to such purchase, a Change of Control Offer or Excess Proceeds Offer, as applicable, has been made with respect to the notes, and all notes validly tendered for payment in connection therewith have been repurchased, in accordance with the “Limitation on sale of assets” covenant or the covenant described in “— Purchase of notes upon a change of control” as applicable prior to offering to purchase, purchasing or repaying such Subordinated Indebtedness;

(14) additional Restricted Payments not to exceed $25.0 million in the aggregate.

Limitation on transactions with affiliates
      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company, a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary

that is a Guarantor) unless such transaction or series of related transactions is entered into in good faith and in writing and

(1) such transaction or series of related transactions is on terms or pursuant to arrangements that existed as of the Issue Date, or on terms or pursuant to arrangements that existed as of the Issue Date but which are thereafter amended or modified provided that, as amended or modified, such transaction or series of transactions is no more disadvantageous to Holders than the original terms or arrangements;

(2) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party,

(3) with respect to any transaction or series of related transactions not covered by clause (1) above involving aggregate value in excess of $25.0 million, the Company delivers an officers’ certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (2) above, and

(4) with respect to any transaction or series of related transactions not covered by clause (1) above involving aggregate value in excess of $50.0 million, either

(a) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or

(b) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;
provided, however, that this provision shall not apply to (i) employee benefit and perquisite arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business; (ii) any transaction permitted as a Restricted Payment or Permitted Payment or Permitted Investment pursuant to the covenant described in “— Limitation on restricted payments”; (iii) the payment of customary fees to directors of the Company and its Restricted Subsidiaries; (iv) any transaction with any officer or member of the board of directors of the Company involving indemnification arrangements; and (v) loans or advances to officers of the Company in the ordinary course of business not to exceed $5.0 million in any calendar year.

Limitation on liens
      The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired thereafter, or assign or convey any right to receive any income or profits therefrom, unless the notes (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for any Permitted Liens.
      Notwithstanding the foregoing, any Lien securing the notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Indebtedness or Subordinated Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, at such time as the holders of all such Pari Passu Indebtedness or Subordinated Indebtedness also release their Lien on the property or assets of the Company or such

Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien).

Limitation on sale of assets
      (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale other than Asset Swaps is received in cash or Cash Equivalents and (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by either (a) the board of directors of the Company and evidenced by a board resolution or (b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive); provided that the amount of:

(A) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary in connection with such transfer that are within 90 days converted, sold or exchanged by the Company or such Restricted Subsidiary into cash (to the extent of the cash received);

(B) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale; and

(C) any payment, or assumption, of Indebtedness which is related to the assets sold in the Asset Sale shall be deemed “cash” for purposes of this provision.
      With respect to an Asset Swap constituting an Asset Sale, the Company or any Restricted Subsidiary shall be required to receive in cash (as such term is deemed to be defined for purposes of this clause (a)) or Cash Equivalents an amount equal to 75% of the proceeds of the Asset Sale which do not consist of like-kind assets acquired with the Asset Swap.
      (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Indebtedness under the Credit Facilities, the Mortgage Facilities, the Vehicle Receivables Indebtedness and/or the Vehicle Inventory Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Indebtedness under the Credit Facilities, the Mortgage Facilities, the Vehicle Receivables Indebtedness and/or the Vehicle Inventory Indebtedness, or if no such Indebtedness under the Credit Facilities, the Mortgage Facilities, the Vehicle Receivables Indebtedness and/or the Vehicle Inventory Indebtedness is then outstanding, then the Company or a Restricted Subsidiary may within 30 days before or 365 days after the Asset Sale invest the Net Cash Proceeds in properties and other assets that (as determined by either (a) the board of directors of the Company and evidenced by a board resolution or (b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in a Permitted Business of the Company or its Restricted Subsidiaries or, if and to the extent that, within 365 after the applicable Asset Sale, the Company or a Restricted Subsidiary, as the case may be, has entered into and not abandoned or rejected a binding agreement to purchase such properties or assets to replace the properties and assets that were the subject of the applicable Asset Sale, the Company or a Restricted Subsidiary may within 180 days after the end of such 365 day period invest the Net Cash Proceeds in such properties or assets. The amount of such Net Cash Proceeds not used or invested within 365 days or 545 days, as applicable, of the Asset Sale as set forth in this paragraph constitutes “Excess Proceeds.”
      (c) When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will apply the Excess Proceeds to the repayment of the notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

(A) the Company will make an offer to purchase (an “Excess Proceeds Offer”) from all holders of the notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes, and the denominator of which is the sum of the outstanding principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of the notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all notes tendered) and

(B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the notes will be payable in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Excess Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the notes tendered pursuant to the Excess Proceeds Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the notes tendered pursuant to an Excess Proceeds Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.
      (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.
      The Indenture will provide that the Company will comply with the applicable securities laws or regulations in connection with an Offer.

Limitation on issuances of guarantees of indebtedness
      The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the notes on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to “— Limitation on liens” and (B) if such Indebtedness is by its terms expressly subordinated to the notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Guarantee of the notes at least to the same extent as such Indebtedness is subordinated to the notes.

      The preceding paragraph will not be applicable to any guarantees of any Restricted Subsidiary:

i. permitted to be incurred pursuant to clauses (1), (4), (5) and (7) of the “Limitation on indebtedness” covenant; or

ii. given to a bank or trust company or any commercial banking institution that is a member of the U.S. Federal Reserve System (or any branch, subsidiary or Affiliate thereof), in connection with the operation of cash management programs established for its benefit or that of any Restricted Subsidiary.
      Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiary, (ii) the Designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Indenture and (iii) with respect to any Guarantees created after the Issue Date, the release by the holders of the Indebtedness of the Company described in the preceding paragraph above of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

Limitation on dividend and other payment restrictions affecting subsidiaries
      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

(1) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits,

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(3) make any Investment in the Company or any Wholly Owned Restricted Subsidiary, or

(4) transfer any of its properties or assets to the Company or any Wholly Owned Restricted Subsidiary.
      However, this covenant will not prohibit any encumbrance or restriction (a) pursuant to an agreement, or otherwise effective, in effect on the Issue Date; (b) with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary(ies) which is (are) becoming a Restricted Subsidiary(ies); (c) contained in any Acquired Indebtedness or other agreement of an entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiary so long as such encumbrance or restriction was not entered into in contemplation of the acquisition, merger or consolidation transaction; (d) customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however that the restrictions are applicable only to such Restricted Subsidiary or assets; (e) any encumbrance or restriction existing under or by reason of applicable law, including any applicable laws governing Restricted Subsidiaries of the Company which underwrite and/or reinsure insurance products; (f) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary; (g) covenants in franchise agreements and/or framework agreements with Manufacturers customary for franchise agreements and/or framework agreements in the automobile retailing industry; (h) any encumbrances or restrictions in security agreements securing Indebtedness (other than Subordinated Indebtedness) of a Restricted Subsidiary permitted to be incurred under the Indenture (including any Vehicle Inventory Indebtedness) (to the extent that such Liens are otherwise incurred in accordance with “— Limitation on liens”) that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid; (i) imposed by the Notes, the Indenture and the Guarantees; (j) created under or by reason of any other Indebtedness of the Company or any Restricted Subsidiary permitted under the Indenture to be incurred; provided that any such Indebtedness incurred after the date of the Indenture does not materially adversely affect the Company’s ability to make anticipated payments of principal, premium and interest on the Indebtedness of the Company and its Restricted Subsidiaries including, without limitation, the notes (as determined at the time of incurrence of such Indebtedness in good faith by the Company); (k) contained in contracts for sales of Capital Stock or assets permitted by the “Limitation on sale of assets” covenant with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of the Company’s Subsidiaries by another Person; (l) arising by reason of customary nonassignment provisions in agreements; (m) with respect to Vehicles Receivables Financing, provided that such encumbrances or restrictions are customarily required in such Vehicles Receivables Financing; and (n) under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) through (h), or in this clause (n), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Limitation on unrestricted subsidiaries
      The Company may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of “— Limitation on restricted payments” above in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by either (a) the board of directors of the Company and evidenced by a board resolution or (b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive;

(c) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “— Limitation on indebtedness” at the time of such Designation (assuming the effectiveness of such Designation);

(d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the notes; and

(f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such
      Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.
      In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant “— Limitation on restricted payments” for all purposes of the Indenture in the Designation Amount. The Indenture will also provide that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time

(a) provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries) or

(b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.
      The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

(c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “— Limitation on indebtedness.”
      All Designations and Revocations must be evidenced by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

Provision of financial statements
      Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the “Required Filing Date”) by which the Company would have been required so to file such documents if the Company were so subject.
      The Company will also in any event (a) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any holder or prospective holder at the Company’s cost.
      If any Guarantor’s financial statements would be required to be included in the financial statements or footnotes filed or delivered pursuant to the Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor’s financial statements (or include such financial statements in a footnote) in any filing or delivery pursuant to the Indenture.

Additional covenants
      The Indenture also contains covenants with respect to the following matters: (1) payment of principal, premium and interest; (2) maintenance of an office or agency; (3) arrangements regarding the handling of money held in trust; (4) maintenance of corporate existence; (5) payment of taxes and other claims; (6) maintenance of properties; and (7) maintenance of insurance.
Consolidation, merger, sale of assets
      The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of Persons, unless at the time and after giving effect thereto

(1) either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture and the Registration Rights Agreement, as the case may be, and the notes and the Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations);

(2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis, the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of “— Certain covenants — Limitation on indebtedness” or if the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of “— Certain covenants — Limitation on indebtedness”, the Fixed Charge Coverage Ratio of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) on a pro forma basis would be greater than such ratio for the Company immediately prior to such transaction;

(4) at the time of the transaction each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the notes; and

(5) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.
      In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company will be discharged (other than in a transaction that results in the transfer of assets constituting or accounting for less than 95% of the Consolidated assets (as of the last balance sheet date available to the Company) of the Company or the Consolidated revenue of the Company (as of the last 12-month period for which financial statements are available)) from all obligations and covenants under the Indenture and the notes and the Registration Rights Agreement.
      The foregoing covenant contains the phrase “substantially all.” Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.
Fall away event
      In the event of the occurrence of a Fall Away Event and no Default or Event of Default exists, the covenants and provisions described above under “Purchase of notes upon a change of control event,” “Certain covenants — Limitation on indebtedness,” “— Limitation on restricted payments,” “— Limitation on transactions with affiliates,” “— Limitation on sale of assets,” “— Limitation on dividends and other payment restrictions affecting subsidiaries,” “— Limitation on unrestricted subsidiaries” and the requirement set forth in clause (3) of “— Consolidation, merger, sale of assets” shall each no longer be in effect. Notwithstanding the foregoing, if the notes have an Investment Grade rating from neither Moody’s nor Standard & Poor’s, then the foregoing provisions of the Indenture shall be reinstituted as of and from the date of such rating decline.
Events of default
      An Event of Default will occur under the Indenture if:

(1) there shall be a default in the payment of any interest on any note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2) there shall be a default in the payment of the principal of (or premium, if any, on) any note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(3) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b) or (c) of this clause (3)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes; (b) there shall be a default in the performance or breach of the provisions described in “— Consolidation, merger, sale of assets”; or (c) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “Purchase of notes upon a change of control”;

(4) (a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $50.0 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (4) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

(5) any Guarantee from any Guarantor that is a Significant Restricted Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by such Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(6) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $50.0 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance), shall be rendered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(7) any holder or holders of at least $50.0 million in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

(8) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Significant Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(9) (a) the Company or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

(b) the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

(c) the Company or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(d) the Company or any Significant Restricted Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Restricted Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or

(e) the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (9).
      If an Event of Default (other than as specified in clauses (8) and (9) of the prior paragraph) shall occur and be continuing with respect to the Indenture as it relates to the floating rate notes or the fixed rate notes, as the case may be, the Trustee or the holders of not less than 25% in aggregate principal amount of the floating rate notes or the fixed rate notes, as the case may be, then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all such notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (8) or (9) of the prior paragraph occurs and is continuing, then all the notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the notes, together with accrued and unpaid interest, if any, to the date the notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.
      After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of notes outstanding as to which a notice of acceleration has been given may, by written notice to the Company and the Trustee, rescind and annul such declaration and its consequences if

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all such notes then outstanding, (3) the principal of, and premium, if any, on any such notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by such notes;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on such notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.
      No such rescission shall affect any subsequent default or impair any right consequent thereon.
      The holders of not less than a majority in aggregate principal amount of the floating rate notes or the fixed rate notes outstanding may on behalf of the holders of all outstanding notes of the respective series waive any past default under the Indenture and its consequences, except a default (1) in the payment of the principal of, premium, if any, or interest on any note of such series (which may only be waived with the consent of each holder of notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each note affected by such modification or amendment.

      No holder of any of the notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under such notes and the Indenture, the Trustee has failed to institute such proceeding within 15 days after receipt of such notice and the Trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of such notes outstanding. Such limitations do not, however, apply to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.
      The Company is required to notify the Trustee within five business days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.
      The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, but if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.
Defeasance or covenant defeasance of indenture
      The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon notes discharged with respect to the outstanding either or both series of notes (“defeasance”). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes being defeased, except for

(1) the rights of holders of such outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due,

(2) the Company’s obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee, and

(4) the defeasance provisions of the Indenture.
      In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to either or both series of notes. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy and insolvency events) described under “Events of default” will no longer constitute an Event of Default with respect to the notes that have been defeased.
      In order to exercise either defeasance or covenant defeasance, with respect to the series of notes that is the subject of such defeasance or covenant defeasance

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of such notes cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on such outstanding notes on the Stated Maturity;

(b) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of such outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(c) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of such outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing with respect to such notes either (a) on the date of such deposit (other than a Default or Event of Default solely resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as clauses (8) and (9) under the first paragraph under “— Events of default” are concerned, at any time during the period ending on the 91st day after the date of deposit;

(e) such defeasance or covenant defeasance shall not cause the Trustee for such notes to have a conflicting interest as defined in the Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

(f) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument (other than, to the extent set forth in clause (d) above, the Indenture) to which the Company or any Restricted Subsidiary is a party or by which it is bound;

(g) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(h) the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(i) the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of such notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; and

(j) the Company will have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and discharge
      The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes as expressly provided for in the Indenture) as to all outstanding floating rate notes or fixed rate notes, as the case may be, under the Indenture when

(a) either

(1) all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid or notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or

(2) all such notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and

(d) the Company has delivered to the Trustee an officers’ certificate and an opinion of independent counsel each stating that (1) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound.
Modifications and amendments
      Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the Trustee with the consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for notes) of the holders of at least a majority in outstanding aggregate principal amount of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such note or the method of calculating the rate of interest thereon, in the case of the floating rate notes, or reduce the principal amount thereof or the rate of interest thereon, in the case of the fixed rate notes, or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(2) reduce the percentage in principal amount of such outstanding notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

(3) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such note affected thereby;

(4) except as otherwise permitted under “— Consolidation, merger, sale of assets,” consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or

(5) amend or modify any of the provisions of the Indenture in any manner which subordinates the notes issued thereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee.
      Notwithstanding the foregoing, without the consent of any holders of the notes, the Company, any Guarantor, any other obligor under the notes and the Trustee may modify or amend the Indenture:

(1) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture and in the notes and in any Guarantee in accordance with “— Consolidation, merger, sale of assets”;

(2) to add to the covenants of the Company, any Guarantor or any other obligor upon the notes for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the notes, as applicable, in the Indenture, in the notes or in any Guarantee;

(3) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the notes or any Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the notes;

(4) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(5) to add a Guarantor under the Indenture;

(6) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(7) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise;

(8) to provide for the issuance of additional notes in accordance with and if permitted by the terms and limitations set forth in the Indenture; or

(9) to make any other change that would provide any additional rights or benefits to the holders or that does not adversely affect the legal rights under the Indenture of any holder.
      The holders of a majority in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Governing law
      The Indenture, the notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York. Concerning the trustee The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee.
      The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs (which has not been cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Certain definitions
      “Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be, except for Indebtedness of a Person or any of its Subsidiaries that is repaid substantially concurrently or in connection with the time such Person becomes a Restricted Subsidiary of the Company or substantially concurrently or in connection with the time of the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.
      “Affiliate” means, as to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the first referred to Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
      “Applicable Premium” means, with respect to any note on any redemption date, prior to April 15, 2008, in the case of the floating rate notes, and prior to April 15, 2009, in the case of the fixed rate notes, the greater of:

(1) 1.0% of the principal amount of such note; and

(2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at April 15, 2008 (with respect to any floating rate note) or April 15, 2009 (with respect to any fixed rate note) (each such redemption price being set forth in the table appearing above under the caption “Optional redemption — Optional redemption of floating rate notes” or “Optional redemption — Optional redemption of fixed rate notes,” as applicable), plus (ii) all required interest payments due on such note through April 15, 2008 (with respect to any floating rate note, assuming that the rate of interest on the floating rate notes for the period from the redemption date through April 15, 2008 will be equal to the rate of interest on the floating rate notes in effect on the date on which the applicable notice of redemption is given) or April 15, 2009 (with respect to any fixed rate note) (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Yield as of such redemption date plus 50 basis points; over (b) the outstanding principal amount of such note.

      “Asset Sale” means any sale, issuance, conveyance, transfer (other than as security), lease (other than operating leases entered into in the ordinary course of business) or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary (including by way of merger or consolidation);

(2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.
      For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and/or assets

(A) that is permitted by the provisions described under “Consolidation, merger, sale of assets,”

(B) that is by the Company to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary in accordance with the terms of the Indenture,

(C) that would be within the definition of a “Restricted Payment” under the covenant set forth under “Limitation on restricted payments” covenant and would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under such covenant,

(D) that, in the reasonable determination of the Company, consist of obsolete or worn-out property or property no longer used in the Company’s or any Restricted Subsidiary’s business in the ordinary course of business,

(E) that is a sale of receivables pursuant to documentation relating to Vehicle Receivables Indebtedness incurred in the ordinary course of business,

(F) as a result of governmental requirements or franchise and/or framework agreements, which properties and/or assets were acquired by the Company after the Issue Date as part of a larger acquisition of properties and/or assets that was permitted by the Indenture, or

(G) the Fair Market Value of which in the aggregate does not exceed $25.0 million in any transaction or series of related transactions.
      “Asset Swap” means the exchange by the Company or a Restricted Subsidiary of a portion of its property, business or assets, in the ordinary course of business, for property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are a type used in a Permitted Business, or a combination of any property, business or assets or Capital Stock of such a Person and cash or Cash Equivalents.
      “Automobile Retailing Activities” means new and used vehicle retailing, wholesaling, leasing, financing, servicing and related activities.
      “Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.
      “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

      “Board Designee” shall mean a designee of the board of directors of the Company (including a committee of the board of directors) who shall be granted authority by the board of directors pursuant to a board resolution to make certain determinations with respect to the Indenture as specified herein.
      “Calculation Agent” has the meaning set forth above under “— General — The notes — Floating rate notes.”
      “Capital Lease Obligation” of any Person means all monetary obligations of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.
      “Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date of the Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.
      “Cash Equivalents” means

(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-1” by Standard & Poor’s or at least “P-1” by Moody’s,

(3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by Standard & Poor’s and at least “P-1” by Moody’s,

(4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition,

(5) tax-exempt money market mutual funds rated “AAAm” by Standard & Poor’s or “Aaa” by Moody’s, and

(6) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).
      “Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total outstanding Voting Stock of the Company;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office;

(3) the Company consolidates with or merges with or into any Person (other than a Permitted Holder), or any Person (other than a Permitted Holder) consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of the surviving Person which is not Redeemable Capital Stock representing a majority of the voting power of all Voting Stock of such Surviving Person immediately after giving effect to such issuance;

(4) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

(5) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “— Consolidation, merger, sale of assets.”

      “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.
      “Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.
      “Company” means AutoNation, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.
      “Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of

(a) the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(b) the sum of Consolidated Interest Expense for such period and cash and noncash dividends paid on any Redeemable Capital Stock or cash dividends paid on any Preferred Stock that is not Redeemable Capital Stock of such Person and its Restricted Subsidiaries during such period, in each case after giving pro forma effect without duplication to

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(2) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of

Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(4) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, and any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

      provided that

(1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a floating or fixed rate of interest, shall be computed by applying at the option of such Person either the floating or fixed rate and

(2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.
      “Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.
      “Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of
      (a) the interest expense of such Person and its Restricted Subsidiaries for such period (determined in accordance with GAAP), on a Consolidated basis (including interest under any Vehicle Inventory Indebtedness), excluding, to the extent otherwise included in interest expense in accordance with GAAP for such period, any premium over stated principal paid in connection with the repurchase and retirement of debt securities of such Person and its Restricted Subsidiaries, but including, without limitation,

(1) amortization of debt discount,

(2) the net costs associated with Interest Rate Agreements and Currency Hedging Agreements (including amortization of discounts),

(3) the interest portion of any deferred payment obligation, and

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, plus
      (b) (1) the interest component of the Capital Lease Obligations (determined in accordance with GAAP) of such Person and its Restricted Subsidiaries during such period and

(2) all capitalized interest of such Person and its Restricted Subsidiaries plus
      (c) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the interest expense determined in accordance with GAAP under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a) above, whether or not paid by such Person or its Restricted Subsidiaries, excluding, to the extent otherwise included in interest expense in accordance with GAAP for such period, any premium over stated principal paid in connection with the repurchase and retirement of debt securities of such Person and its Restricted Subsidiaries.

      “Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(3) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination,

(4) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(5) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

(6) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(7) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person,

(8) any non-cash charges relating to employee benefit or management compensation plans of the Company or any Restricted Subsidiary and any non-cash charges arising from any grant of Capital Stock or any equity-based awards for the benefit of the members of the board of directors of the Company or any Restricted Subsidiary or employees of the Company or any Restricted Subsidiary,

(9) any non-cash goodwill impairment charges, or

(10) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on the disposal of operations.
      “Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).
      “Consolidated Tangible Net Worth” of any Person means, at any time, for such Person and its Restricted Subsidiaries on a Consolidated basis, an amount computed equal to (a) the Consolidated stockholders’ equity of the Person and its Restricted Subsidiaries, minus (b) all Intangible Assets of the Person and its Restricted Subsidiaries, in each case as of such time. For the purposes hereof, “Intangible Assets” means intellectual property, goodwill and other intangible assets, in each case determined in accordance with GAAP.
      “Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Restricted Subsidiaries if and to the extent such accounts would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.
      “Credit Agreement” means the credit agreement providing for revolving credit borrowings of up to $675.0 million (which may be increased to up to $800.0 million pursuant to a commitment increase feature) and a term loan borrowing of $600.0 million, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the syndication agent and documentation agents named therein, and the lenders party thereto from time to time, dated as of July 14, 2005, as amended as of the Issue Date, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).
      “Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other financial institutions or institutional lenders, or other Persons which provide, originate or arrange debt or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing or letters of credit, including the Credit Agreement, in each case in existence from time to time as such facilities, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).
      “Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.
      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
      “Designated Noncash Consideration” means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an officer’s certificate, setting forth the basis of the valuation. The aggregate Fair Market Value of the Designated Noncash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Noncash Consideration received, may not exceed the greater of (x) $100.0 million in the aggregate or (y) 5.0% of the Company’s Consolidated Tangible Net Worth over the term of the notes, at the time of the receipt of the Designated Noncash Consideration (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).
      “Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.
      “Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.
      “Eligible Special Purpose Entity” means any Person which is or is not a Subsidiary of the Company which has been formed by or for the benefit of the Company or any Subsidiary for the purpose of (i) financing or refinancing, leasing, selling or securitizing Vehicles or related receivables and which finances, refinances or securitizes Vehicles or related receivables of, leases Vehicles to or purchases Vehicles or related receivables from the Company or any Subsidiary; or (ii) financing or refinancing consumer receivables, leases, loans or retail installment contracts.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
      “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by either (a) the board of directors of the Company acting in good faith and shall be evidenced by a board resolution or (b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive.

      “Fall Away Event” means the notes shall have achieved Investment Grade status and the Company delivers to the Trustee an officer’s certificate certifying that the foregoing condition has been satisfied.
      “Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles and interpretations thereof in the United States, consistently applied, which are in effect at the time of the relevant calculation.
      “Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.
      “Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

(1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(5) otherwise to assure a creditor against loss;
provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.
      “Guarantor” means any Subsidiary which is a guarantor of the notes, including any Person that is required after the date of the Indenture to execute a guarantee of the notes pursuant to the “Limitation on liens” covenant or the “Limitation on issuance of guarantees of indebtedness” covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.
      “Indebtedness” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(4) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

(5) all Capital Lease Obligations of such Person,

(6) all Indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(7) all Guaranteed Debt of such Person,

(8) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(9) Preferred Stock of any Restricted Subsidiary of the Company, and

(10) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (9) above.
      For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.
      “Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the notes, according to the respective terms thereof.
      “Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date; provided that the first Interest Period shall commence on April 12, 2006 and end on and include July 14, 2006, in the case of the floating rate notes, and October 14, 2006, in the case of the fixed rate notes.
      “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.
      “Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.
      “Investment Grade” means, with respect to the notes, a credit rating of at least Baa3 (or the equivalent) by Moody’s or a rating of at least BBB-(or the equivalent) by Standard & Poor’s.
      “Issue Date” means the original issue date of the notes offered by this prospectus under the Indenture.
      “LIBOR” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation

(expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.
      “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.
      “London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.
      “Manufacturer” means a vehicle manufacturer which is a party to a dealership franchise agreement with the Company or any Restricted Subsidiary.
      “Manufacturers’ Letter Agreements” means each of the following: (i) that certain letter dated January 30, 2006 to Mr. Kevin Flynn of Toyota Motor Sales USA, which was confirmed and agreed by Ms. Nancy Davies on behalf of Toyota Motor Sales, U.S.A., Inc., (ii) that certain letter dated January 30, 2006 to Ms. Olga Reisler of Nissan North America, Inc., which was confirmed and agreed by Ms. Reisler on behalf of Nissan North America, Inc., (iii) that certain letter dated January 30, 2006 to Mr. Alex Larkin of Kia Motors America, Inc., which was confirmed and agreed by Mr. Larkin on behalf of Kia Motors America, Inc., (iv) that certain letter dated January 30, 2006 to Ms. Jennifer Moneagle of Ford Motor Company, which was confirmed and agreed by R. Erik Peterson on behalf of Ford Motor Company and (v) that certain letter dated February 23, 2006 to Ms. Donna Parlapiano, Vice President, Regional Operations & Industry Relations, of the Company, from BMW of North America, LLC.
      “Maturity” means, when used with respect to the notes, the date on which the principal of the fixed rate notes or floating rate notes, as applicable, becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.
      “Moody’s” means Moody’s Investors Service, Inc. and its successors.
      “Mortgage Facilities” means one or more debt facilities in each case with banks, manufacturers and/or other entities providing for borrowings secured primarily by real property in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided, that the value of the security securing such debt facilities shall not, at the time such debt facilities are entered into, exceed 100% of the aggregate principal amount of the Indebtedness in respect of such debt facilities.

      “Net Cash Proceeds” means

(a) with respect to any Asset Sale by any Person, the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of

(1) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(2) provisions for all taxes payable as a result of such Asset Sale,

(3) payments made to retire Indebtedness where such Indebtedness is secured by the assets or properties that are the subject of such Asset Sale,

(4) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and

(5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee and

(b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that has been converted into or exchanged for Capital Stock as referred to in the “Limitation on restricted payments” covenant, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
      “Net Proceeds” means, with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that has been converted into or exchanged for Capital Stock as referred to in the “Limitation on restricted payments” covenant, the proceeds of such issuance or sale in the form of cash or Cash Equivalents or other property or assets (with the value of such property or assets to be equal to the Fair Market Value thereof), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
      “Pari Passu Indebtedness” means (a) any Indebtedness of the Company that is equal in right of payment to the notes and (b) with respect to any Guarantee, Indebtedness of a Guarantor which ranks equal in right of payment to such Guarantor’s Guarantee.
      “Permitted Business” means the lines of business conducted by the Company and its Restricted Subsidiaries on the Issue Date and businesses reasonably related, complementary or ancillary thereto, including reasonably related extensions or expansions thereof.
      “Permitted Holder” means ESL Investments, Inc. and any Person controlled by, or under common control with, ESL Investments, Inc.
      “Permitted Investment” means

(1) Investments in any Guarantor or any Wholly Owned Restricted Subsidiary that is not a Guarantor or any Person that, as a result of or in connection with such Investment, (a) becomes a Guarantor or a Wholly Owned Restricted Subsidiary that is not a Guarantor or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor or any Wholly Owned Restricted Subsidiary that is not a Guarantor;

(2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5), (6) and (7) of the definition of “Permitted Indebtedness”;

(3) Investments in any of the notes or the Guarantees;

(4) Cash Equivalents;

(5) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under the “Limitation on sale of assets” covenant to the extent such Investments are non-cash proceeds as permitted under such covenant or to the extent such Investments are guarantees of a purchaser’s continuing obligations pursuant to the assets sold;

(6) Investments in existence on the Issue Date and any amendment, modification, extension, renewal or replacement of any such Investments to the extent that such amendment, modification, extension, renewal or replacement does not cause an increase of the underlying amount of such Investments;

(7) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company;

(8) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor;

(9) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $2.5 million in the aggregate at any one time outstanding;

(10) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

(11) any security or debt instrument retained by the Company or any Subsidiary in connection with the creation of Vehicle Receivables Indebtedness or Vehicle Inventory Indebtedness which security or debt instrument represents a residual interest in assets sold or transferred to an Eligible Special Purpose Entity;

(12) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, related to Automobile Retailing Activities;

(13) Investments constituting the purchase of Capital Stock of a Restricted Subsidiary by the Company or another Restricted Subsidiary;

(14) deposits, including interest-bearing deposits, maintained in the ordinary course of business with floorplan lenders;

(15) Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(16) Investments to the extent acquired in exchange for the issuance of shares of the Company’s Qualified Capital Stock;

(17) Investments made by any deferred compensation plan of the Company or any Restricted Subsidiary; and

(18) in addition to the Investments described in clauses (1) through (17) above, Investments in an amount not to exceed in the aggregate at any one time outstanding the greater of $75.0 million or 5% of Consolidated Tangible Net Worth.
      In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by either (a) the board of directors of the Company and evidenced by a board resolution or (b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive) at the time of Investment.
      “Permitted Lien” means:

(a) any Lien existing as of the Issue Date;

(b) any Lien arising by reason of

(1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2) taxes, governmental assessments or similar governmental charges or levies not yet delinquent or which are being contested in good faith;

(3) security for payment of workers’ compensation, unemployment insurance and other governmental insurance or benefits and/or other insurance arrangements;

(4) good faith deposits in connection with bids, tenders, statutory obligations, leases, contracts (other than contracts for the payment of money);

(5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

(6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or

(7) operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(c) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that the Lien shall attach only to the assets of the related acquired entity and its Restricted Subsidiaries and not assets of the Company and its Restricted Subsidiaries generally;

(d) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary;

(e) any Lien securing Indebtedness permitted to be incurred under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements or otherwise incurred to hedge interest rate risk or currency or commodity pricing risk;

(f) any Lien securing Capital Lease Obligations or Purchase Money Obligations in existence as of the Issue Date and/or incurred in accordance with the Indenture (including clause (8) of the definition of “Permitted Indebtedness”) and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, movable or immovable property within 180 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by the “Limitation on indebtedness” covenant;

(g) any Lien securing any Vehicle Inventory Indebtedness and/or Vehicle Receivables Indebtedness;

(h) Liens securing Indebtedness under Mortgage Facilities permitted to be incurred pursuant to clause (13) of the definition of “Permitted Indebtedness”;

(i) other Liens securing Indebtedness in an aggregate amount not to exceed the greater of (x) $400.0 million and (y) 15% of the Company’s Consolidated Tangible Net Worth; and

(j) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (i) so long as no additional collateral is granted as security thereby.
      “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
      “Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.
      “pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of the notes, a calculation made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.
      “Public Equity Offering” means an underwritten public offering of common stock (other than Redeemable Capital Stock) of the Company with gross cash proceeds to the Company of at least $50.0 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company).
      “Purchase Money Obligation” means any Indebtedness secured by a Lien on assets (including real property) related to the business of the Company and the Restricted Subsidiaries and any additions and accessions thereto, which are purchased (including in connection with the acquisition of a business by means of stock purchase, merger or otherwise) or developed by the Company or a Restricted Subsidiary at any time after the notes are issued; provided that

(1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions or accessions thereto or any proceeds therefrom,

(2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

(3) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or a Restricted Subsidiary of the assets subject thereto.
      “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.
      “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders of the notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.
      “Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.
      “Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the board of directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the “Limitation on unrestricted subsidiaries” covenant.
      “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
      “Significant Restricted Subsidiary” means, at any date of determination, any Restricted Subsidiary that represents 10% or more of the Company’s total consolidated assets at the end of the most recent fiscal quarter for which financial information is available or 10% or more of the Company’s consolidated net revenue or consolidated operating income for the most recent four quarters for which financial information is available.
      “Standard & Poor’s” means Standard & Poor’s, a division of McGraw Hill, Inc., and its successors.
      “Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.
      “Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the notes or such Guarantor’s Guarantee, as the case may be.
      “Subsidiary” of a Person means

(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

(2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, have more than 50% of the outstanding partnership or similar interests or have the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

      “Treasury Yield” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2008 (in the case of floating rate notes) or April 15, 2009 (in the case of fixed rate notes); provided, however, that if the period from the redemption date to April 15, 2008 (in the case of floating rate notes) or April 15, 2009 (in the case of fixed rate notes) is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute, and rules and regulations promulgated by the Commission thereunder.
      “Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under “Certain covenants — Limitation on unrestricted subsidiaries.”
      “Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the notes.
      “Vehicle Inventory Indebtedness” means Indebtedness (including pursuant to a commercial paper program) incurred by the Company, any Restricted Subsidiary or any Eligible Special Purpose Entity to purchase, lease, finance or refinance or guaranty the purchasing, leasing, financing or refinancing of Vehicles in the ordinary course of business of the Company and its Restricted Subsidiaries or related receivables, which Indebtedness (x) is secured by the Vehicles or related receivables so financed, to the extent, at any date of determination thereof, the amount of such Indebtedness does not exceed the depreciated book value of such Vehicles or the book value of such related receivables as determined in accordance with GAAP applied on a consistent basis or (y) is unsecured and provides for a borrowing base which may not exceed 85% of the value of such Vehicles.
      “Vehicle Receivables Indebtedness” means Indebtedness (including pursuant to a commercial paper program) incurred by any Eligible Special Purpose Entity to finance, refinance or guaranty the financing or refinancing of consumer receivables, leases, loans or retail installment contracts incurred in the sale, transfer or lease of Vehicles; provided (x) such Indebtedness shall in accordance with GAAP not appear as an asset or liability on the balance sheet of the Company or any of its Restricted Subsidiaries; (y) no assets other than the Vehicles, consumer receivables, leases, loans, retail installment contracts or related proceeds (including, without limitation, proceeds from insurance, Vehicles and other obligations under such receivables, leases, loans or retail installment contracts) to be financed or refinanced secure such Indebtedness; and (z) neither the Company nor any of its other Restricted Subsidiaries shall incur any liability with respect to such Indebtedness other than liability arising by reason of (1) a breach of a representation or warranty or customary indemnities, in each case contained in any instrument relating to such Indebtedness or (2) customary interests retained by the Company and/or its Restricted Subsidiaries in such Indebtedness.
      “Vehicles” means all now existing or hereafter acquired new and used automobiles, sport utility vehicles, trucks and vans of all types and descriptions, whether held for sale, lease, rental or operational purposes, which relate to the Company’s or any Restricted Subsidiary’s Automobile Retailing Activities.
      “Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
      “Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock (other than directors’ qualifying shares) of which is owned by the Company or another Wholly Owned Restricted Subsidiary.
Certain U.S. federal income tax consequences
      The following summary describes certain U.S. federal income tax consequences of the exchange of restricted notes for exchange notes pursuant to the exchange offer. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, traders in securities who elect to apply a mark-to-market method of accounting, persons that have a functional currency other than the U.S. dollar, expatriates, tax-exempt organizations, or persons that are, or hold their restricted notes or exchange notes through, partnerships or other pass-through entities), or to persons who hold restricted notes or exchange notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address the consequences of the alternative minimum tax, or any state, local or foreign tax consequences or any tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold restricted notes and exchange notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). No opinion of counsel or IRS ruling has been or will be sought regarding any matter discussed herein. Holders are urged to consult their tax advisors as to the particular U.S. federal tax consequences to them of the acquisition, ownership and disposition of restricted notes and exchange notes, as well as the effects of state, local and non-U.S. tax laws.
      The exchange of restricted notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges restricted notes for exchange notes pursuant to the exchange offer, and any such holder will not recognize gain or loss and will have the same adjusted tax basis and holding period in the exchange notes as it had in the restricted notes immediately before the exchange. A holder that does not exchange its restricted notes for exchange notes pursuant to the applicable exchange offer will not recognize any gain or loss for U.S. federal income tax purposes upon consummation of the applicable exchange offer.
Plan of distribution
      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-

dealer in connection with resales of exchange notes received in exchange for restricted notes where such restricted notes were acquired as a result of market-making activities or other trading activities. We and the subsidiary guarantors have agreed that, starting on the expiration date and ending up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2007, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.
      The Company will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      For a period of up to 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents.
      We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, or contribute to payments that they may be required to make in respect thereof.
Legal matters
      Certain legal matters with respect to the validity of the exchange notes offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois.
Experts
      The consolidated financial statements of AutoNation, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
      The report by KPMG LLP on the consolidated financial statements refers to the restatement of the consolidated statements of cash flows for the years ended December 31, 2004 and 2003, as discussed in Note 2 to the consolidated financial statements incorporated in this registration statement by reference.
Available information
      We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We also furnish to our stockholders annual reports, which include financial statements audited by our independent certified public accountants and other reports that the law requires us to send to our stockholders. The public may read and copy any reports, proxy statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at “http://www.sec.gov.” You may obtain a copy of any of these documents, at no cost, by writing or telephoning us at the following address:
Attn: Investor Relations
AutoNation, Inc.
AutoNation Tower
110 S.E. 6th Street
Fort Lauderdale, Florida 33301
(954) 769-7339
      Our common stock is listed on the New York Stock Exchange under the symbol “AN.” You can inspect and copy reports, proxy statements and other information about us at the NYSE’s offices at 20 Broad Street, New York, New York 10005.
      We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will file with the SEC (unless the SEC will not accept such a filing, in which case we will provide to holders of notes) (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports, which would include a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report thereon by our certified independent public accountants and (2) all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.
      In order to obtain timely delivery, you must request the information no later than [ •  ], 2006, which is five business days before the expiration date of this exchange offer.
Incorporation by reference
      We are incorporating by reference certain information that we file with the SEC under the informational requirements of the Exchange Act. The information contained in the documents we are incorporating by reference is considered to be part of this prospectus. We are incorporating by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed March 3, 2006;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, filed July 28, 2006;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed April 28, 2006;

•	Our Proxy Statement on Schedule 14A, filed May 18, 2006; and

•	Our Current Reports on Form 8-K filed February 10, 2006; February 28, 2006; March 7, 2006; March 7, 2006; March 10, 2006; March 24, 2006; March 27, 2006; April 3, 2006; April 5, 2006; April 6, 2006; April 12, 2006; April 19, 2006; April 28, 2006; April 28, 2006; May 12, 2006; June 1, 2006; June 9, 2006; June 23, 2006; July 27, 2006; and August 29, 2006.
      All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this exchange offer will be deemed to be incorporated by reference into this prospectus from the date of filing of such documents. These documents are or will be available for inspection or copying at the locations identified above under the caption “Available information.” Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any current report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

      Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

AUTONATION, INC.
OFFER TO EXCHANGE
$300 million aggregate principal amount of Floating Rate Senior Notes due 2013 in exchange for $300 million aggregate principal amount of Floating Rate Senior Notes due 2013 which have been registered under the Securities Act of 1933, as amended,
and
$300 million aggregate principal amount of 7% Senior Notes
due 2014 in exchange for $300 million aggregate principal amount of 7% Senior Notes due 2014 which have been registered under the
Securities Act of 1933, as amended
PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
      The Company’s Third Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach by a director of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, or for unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.
      The Certificate of Incorporation further provides that to the fullest extent and in the manner permitted by the laws of the State of Delaware and specifically as is permitted under Section 145 of the General Corporation Law of the State of Delaware or its successor or any other law which may hereafter be enacted granting to a corporation the powers of indemnification, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the written request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
      Article VII of the Amended and Restated By-Laws of the Company (the “Bylaws”) provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
      The Bylaws provide that the Company’s obligation to indemnify directors and officers of the Company applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made (i) unless the indemnified person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or (ii) in the event such person seeking indemnity was adjudged to be liable to the Company, unless the court, in its discretion, believes that in light of all the circumstances indemnification should nonetheless apply.

      The Bylaws provide that the Company, to the extent authorized from time to time by the board of directors, provide rights of indemnification and to the advancement of expenses to employees and agents of the Company similar to those rights conferred to directors and officers of the Company under Article VII.
      The Bylaws provide that any decision as to indemnification, unless ordered by a court, shall be made: (a) by a majority vote of the directors who are not parties to such action, suit or proceeding (“disinterested directors”), even though less than a quorum; (b) by a committee of disinterested directors designated by a majority vote of all disinterested directors, even though less than a quorum; (c) if there are no such disinterested directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. However, the Bylaws provide that a present or former director or officer of the Company who has been successful on the merits or otherwise in defense of any action, suit or proceeding for which indemnification would be appropriate as described above shall be indemnified without the necessity of authorization in the specific case.
      The Bylaws provide that the Company shall pay expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer.
      The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.
      See index to exhibits following the signature pages hereto.

Item 22.	Undertakings.
      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement related to the offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

AUTONATION, INC.

By:	*

Name: Mike Jackson

Title:	Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Jackson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 12, 2006

* Craig T. Monaghan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 12, 2006

* J. Alexander McAllister	Vice President — Corporate Controller (Principal Accounting Officer)	September 12, 2006

* Robert J. Brown	Director	September 12, 2006

* Rick L. Burdick	Director	September 12, 2006

* William C. Crowley	Director	September 12, 2006

* Robert R. Grusky	Director	September 12, 2006

* Edward S. Lampert	Director	September 12, 2006

* Michael E. Maroone	Director	September 12, 2006

* Carlos A. Migoya	Director	September 12, 2006

Signature	Title	Date

* Irene B. Rosenfeld	Director	September 12, 2006

*By:/s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

Albert Berry Motors, Inc.
AN Corpus Christi GP, LLC
AN Corpus Christi Imports Adv. GP, LLC
AN Corpus Christi Imports GP, LLC
AN Corpus Christi Imports II GP, LLC
AN Corpus Christi T. Imports GP, LLC
AN County Line Ford, Inc.
AN Luxury Imports GP, LLC
AN Pontiac GMC Houston North GP, LLC
AutoNation GM GP, LLC
AutoNation Imports of Katy GP, LLC
AutoNation North Texas Management GP, LLC
Bankston Auto, Inc.
Bankston CJ GP, LLC
Bankston Ford of Frisco, Ltd. Co.
Bankston Nissan in Irving, Inc.
Bankston Nissan Lewisville GP, LLC
Bledsoe Dodge, LLC
Champion Ford, Inc.
Charlie Hillard, Inc.
Charlie Thomas Chevrolet GP, LLC
Charlie Thomas Chrysler-Plymouth, Inc.
Charlie Thomas’ Courtesy GP, LLC
Charlie Thomas F. GP, LLC
CT Intercontinental GP, LLC
CT Motors, Inc.
Financial Services GP, LLC
Fred Oakley Motors, Inc.
Hillard Auto Group, Inc.
Houston Imports Greenway GP, LLC
Houston Imports North GP, LLC
Les Marks Chevrolet, Inc.
Lewisville Imports GP, LLC
Marks Family Dealerships, Inc.
Marks Transport, Inc.
Midway Chevrolet, Inc.
Mike Hall Chevrolet, Inc.
Nichols GP, LLC
Payton-Wright Ford Sales, Inc.
Plains Chevrolet GP, LLC
Port City Imports, Inc.
Port City Pontiac-GMC Trucks, Inc.
Quality Nissan GP, LLC
RI/ RMC Acquisition GP, LLC
RI/ RMP Acquisition Corp.
RI/ RMT Acquisition GP, LLC

Steakley Chevrolet GP, LLC
Steeplechase Motor Company
Texan Ford, Inc.
Texan Lincoln-Mercury, Inc.
Texan Sales GP, LLC
Texas Management Companies LP, LLC
W.O. Bankston Lincoln-Mercury, Inc.
W.O. Bankston Nissan, Inc.
Westgate Chevrolet GP, LLC
Working Man’s Credit Plan, Inc.

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel G. Agnew	President (Principal Executive Officer)	September 12, 2006

* Maura Berney	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Daniel G. Agnew	Sole Director/Manager	September 12, 2006

*By:/s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

Al Maroone Ford, LLC
American Way Motors, Inc.
AN East Central Region Management, LLC
AN Imports of Lithia Springs, LLC
AN/ MNI Acquisition Corp
AN/ STD Acquisition Corp.
Auto Ad Agency, Inc.
AutoNation Imports of Lithia Springs, Inc.
AutoNation Motors of Lithia Springs, Inc
AutoNation Realty Corporation
Bill Ayeres Chevrolet, LLC
Bob Townsend Ford, Inc.
Chuck Clancy Ford of Marietta, LLC
Consumer Car Care Corporation
Cook-Whitehead Ford, Inc
Covington Pike Motors, Inc.
Dobbs Brothers Buick-Pontiac, Inc.
Dobbs Ford of Memphis, Inc.
Dobbs Ford, Inc.
Dobbs Mobile Bay, Inc.
Eastgate Ford, Inc.
Ed Mullinax Ford, LLC
Fox Chevrolet, LLC
Fox Imports, LLC
Fox Motors, LLC
Gene Evans Ford, LLC
George Sutherlin Nissan, LLC
Government Boulevard Motors, Inc.
Horizon Chevrolet, Inc.
Hub Motor Company, LLC
Jemautco, Inc.
Lance Children, Inc.
Leesburg Imports, LLC
Leesburg Motors, LLC
Lot 4 Real Estate Holdings, LLC
MC/ RII, LLC
Miller-Sutherlin Automotive, LLC
Mullinax East, LLC
Mullinax Ford North Canton, Inc.
Mullinax Lincoln-Mercury, Inc.
Mullinax of Mayfield, LLC
Mullinax Used Cars, Inc.
Northpoint Chevrolet, LLC
Northpoint Ford, Inc.
RI/ PII Acquisition Corp.
Steve Rayman Pontiac-Buick-GMC-Truck, LLC

Superior Nissan, Inc.
Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC
Sutherlin H. Imports, LLC
Sutherlin Nissan, LLC
Sutherlin Town Center, Inc.
Taylor Jeep Eagle, LLC
Team Dodge, Inc.
Valley Chevrolet, LLC
West Side Motors, Inc.

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Henry S. Phillips	President (Principal Executive Officer)	September 12, 2006

* Aaron Showalter	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Henry S. Phillips	Sole Director/Manager	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

Abraham Chevrolet-Miami, Inc.
Abraham Chevrolet-Tampa, Inc.
AN Cadillac of WPB, LLC
AN Florida Region Management, LLC
AN Imports on Weston Road, Inc.
AN Luxury Imports of Pembroke Pines, Inc.
AN Luxury Imports of Sarasota, Inc.
AN Motors of Delray Beach, Inc.
Autohaus Holdings, Inc.
AutoNation Dodge of Pembroke Pines, Inc.
AutoNation Imports of Longwood, Inc.
AutoNation Imports of Palm Beach, Inc.
AutoNation Imports of Winter Park, Inc.
AutoNation Orlando Venture Holdings, Inc.
AutoNation USA of Perrine, Inc.
AutoNation V. Imports of Delray Beach, LLC
Beacon Motors, Inc.
Bengal Motors, Inc.
Body Shop Holding Corp.
Bull Motors, LLC
Carlisle Motors, LLC
Chevrolet World, Inc.
Coastal Cadillac, Inc.
Contemporary Cars, Inc.
Courtesy Auto Group, Inc.
D/ L Motor Company
Don Mealey Chevrolet, Inc.
Don Mealey Imports, Inc.
First Team Automotive Corp.
First Team Management, Inc.
Ft. Lauderdale Nissan, Inc.
Gulf Management, Inc.
Jim Quinlan Chevrolet Co.
Jim Quinlan Ford Lincoln-Mercury, Inc.
Kenyon Dodge, Inc.
King’s Crown Ford, Inc.
L.P. Evans Motors WPB, Inc.
L.P. Evans Motors, Inc.
Maroone Ford, LLC
Mealey Holdings, Inc.
Metro Chrysler Jeep, Inc.
Mike Shad Chrysler Plymouth Jeep Eagle, Inc.
Mike Shad Ford, Inc.
Mullinax Ford South, Inc.
Nissan of Brandon, Inc.
Quinlan Motors, Inc.

RI/ BB Acquisition Corp.
RI/ Hollywood Nissan Acquisition Corp.
RKR Motors, Inc.
Star Motors, LLC
Steve Moore Chevrolet Delray, LLC
Steve Moore Chevrolet, LLC
Steve Moore’s Buy-Right Auto Center, Inc.
Sunrise Nissan of Jacksonville, Inc.
Sunrise Nissan of Orange Park, Inc.
Sunset Pontiac-GMC Truck South, Inc.
Sunset Pontiac-GMC, Inc.
Sutherlin Imports, LLC
Wallace Dodge, LLC
Wallace Ford, LLC
Wallace Lincoln-Mercury, LLC
Wallace Nissan, LLC

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James R. Bender	President (Principal Executive Officer)	September 12, 2006

* Wesley Peter Pandoff	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* James R. Bender	Sole Director/Manager	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

Hollywood Imports Limited, Inc.
Hollywood Kia, Inc.
Maroone Chevrolet Ft. Lauderdale, Inc.
Maroone Chevrolet, LLC
Maroone Dodge, LLC
Maroone Management Services, Inc.
Maroone Oldsmobile, LLC

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael E. Maroone	President (Principal Executive Officer)	September 12, 2006

* Wesley Peter Pandoff	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Michael E. Maroone	Director/Manager	September 12, 2006

* James R. Bender	Director/Manager	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

Allison Bavarian
AN California Region Management, LLC
AN CJ Valencia, Inc.
AN Fremont Luxury Imports, Inc.
AN/ FMK Acquisition Corp.
Anderson Chevrolet
Anderson Chevrolet Los Gatos, Inc.
Anderson Cupertino, Inc.
Auto Car, Inc.
Auto Mission, Ltd.
Auto West, Inc.
AutoNation Northwest Management, LLC
Bargain Rent-A-Car
Beach City Chevrolet Company, Inc.
Carwell, LLC
Cerritos Body Works, Inc.
Cerritos Imports, Inc.
Champion Chevrolet, LLC
Costa Mesa Cars, Inc.
Don-A-Vee Jeep Eagle, Inc
Edgren Motor Company, Inc.
El Monte Imports, Inc.
El Monte Motors, Inc.
Fit Kit, Inc.
G.B. Import Sales & Service, LLC
Hayward Dodge, Inc.
House of Imports, Inc.
Irvine Imports, Inc.
Joe MacPherson Ford
Joe MacPherson Imports No. 1
Joe MacPherson Infiniti
Joe MacPherson Oldsmobile
Lew Webb’s Ford, Inc.
Lew Webb’s Irvine Nissan, Inc.
MacHoward Leasing
MacPherson Enterprises, Inc.
Magic Acquisition Corp.
Mission Blvd. Motors, Inc.
Mr. Wheels, Inc.
Newport Beach Cars, LLC
Ontario Dodge, Inc.
Orange County Automotive Imports, LLC
Peyton Cramer Automotive
Peyton Cramer Ford
Peyton Cramer Infiniti
Peyton Cramer Jaguar

Peyton Cramer Lincoln-Mercury
Prime Auto Resources, Inc.
RI/ BRC Real Estate Corp.
Roseville Motor Corporation
Saul Chevrolet, Inc.
Shamrock Ford, Inc.
SMI Motors, Inc.
Smythe European, Inc.
Stevens Creek Motors, Inc.
Tartan Advertising, Inc.
Tasha Incorporated
Terry York Motor Cars, Ltd.
Torrance Nissan, LLC
Valencia B. Imports, Inc.
Valencia Dodge
Valencia H. Imports, Inc.
Vanderbeek Motors, Inc.
Vanderbeek Olds/ GMC Truck, Inc.
Vince Wiese Chevrolet, Inc.
Webb Automotive Group, Inc.
West Colton Cars, Inc.
York Enterprises South, Inc.

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jerry L. Heuer	President (Principal Executive Officer)	September 12, 2006

* Mike Cunningham	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Jerry L. Heuer	Sole Director/Manager	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

AN Dealership Holding Corp.
Atrium Restaurants, Inc.
Auto Holding Corp.
AutoNation Corporate Management, LLC
AutoNation Enterprises Incorporated
AutoNation Financial Services Corp.
AutoNation Motors Holding Corp.
AutoNation Vermont, Inc.
AutoNationDirect.com, Inc.
BOSC Automotive Realty, Inc.
Charlie Thomas Courtesy Leasing, Inc.
Corporate Properties Holding, Inc.
Dealership Properties, Inc.
Dealership Realty Corporation
Driver’s Mart Worldwide, Inc.
Empire Services Agency, Inc.
Florida Auto Corp.
Mechanical Warranty Protection, Inc.
Real Estate Holdings, Inc.
Republic Resources Company
Republic Risk Management Services, Inc.
Resources Aviation, Inc.
Rosecrans Investments, LLC
RSHC, Inc.
SCM Realty, Inc.
Spitfire Properties, Inc.
The Consulting Source, Inc.
Triangle Corporation

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael E. Maroone	President (Principal Executive Officer)	September 12, 2006

* James J. Teufel	Principal Financial Officer	September 12, 2006

* Michael E. Maroone	Director/Manager	September 12, 2006

* Jonathan P. Ferrando	Director/Manager	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

RRM Corporation

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Francis B. Jacobs	President (Principal Executive Officer)	September 12, 2006

* Francis B. Jacobs	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Francis B. Jacobs	Director	September 12, 2006

* Gordon W. Stewart	Director	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

AutoNation Benefits Company, Inc.

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig T. Monaghan	Chief Executive Officer (Principal Executive Officer)	September 12, 2006

* C. Coleman G. Edmunds	Secretary (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Craig T. Monaghan	Director	September 12, 2006

* Jonathan P. Ferrando	Director	September 12, 2006

* B. Gene Clayton	Director	September 12, 2006

* Alex McAllister	Director	September 12, 2006

* Henry Maddocks	Director	September 12, 2006

* Maureen S. Redman	Director	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

ACER Fiduciary, Inc.

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jennifer L. Boese	(Principal Executive Officer)	September 12, 2006

* Jennifer L. Boese	(Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Jonathan P. Ferrando	Director	September 12, 2006

* Stephen Gray	Director	September 12, 2006

* Michael E. Maroone	Director	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

7 Rod Real Estate North, a Limited Liability Company
7 Rod Real Estate South, a Limited Liability Company
All-State Rent A Car, Inc.
AN Chevrolet of Phoenix, LLC
AN Chevrolet-Arrowhead, Inc.
AN Imports of Henderson, LLC
AN Imports of Reno, LLC
AN Motors of Scottsdale, LLC
AN West Central Region Management, LLC
AN/ CF Acquisition Corp.
AN/ PF Acquisition Corp.
Appleway Chevrolet, Inc.
Batfish, LLC
BBCSS, Inc.
Bell Dodge, L.L.C.
Brown & Brown Chevrolet — Superstition Springs, LLC
Brown & Brown Chevrolet, Inc.
Brown & Brown Nissan Mesa, L.L.C.
Brown & Brown Nissan, Inc.
C. Garrett, Inc.
Chesrown Auto, LLC
Chesrown Chevrolet, LLC
Chesrown Collision Center, Inc.
Chesrown Ford, Inc.
Courtesy Broadway, LLC
Desert Buick-GMC Trucks, L.L.C.
Desert Chrysler-Plymouth, Inc.
Desert Dodge, Inc.
Desert GMC, L.L.C.
Desert Lincoln-Mercury, Inc.
Dobbs Motors of Arizona, Inc.
Dodge of Bellevue, Inc.
Emich Chrysler Plymouth, LLC
Emich Dodge, LLC
Emich Oldsmobile, LLC
Emich Subaru West, LLC
Ford of Kirkland, Inc.
J-R Advertising Company
JRJ Investments, Inc.
J-R-M Motors Company Northwest LLC
Kirkland Pontiac-Buick-GMC, Inc.
Northwest Financial Group, Inc.
Pierce Automotive Corporation

Pierce, LLC
Pitre Buick-Pontiac-GMC of Scottsdale, Inc.
Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.
Pitre Chrysler-Plymouth-Jeep on Bell, Inc.
Pitre Isuzu-Subaru-Hyundai of Scottsdale, Inc.
PMWQ, Inc.
R. Coop Limited
R.L. Buscher II, Inc.
R.L. Buscher III, Inc.
Republic DM Property Acquisition Corp.
RI Merger Corp.
RI/ ASC Acquisition Corp.
RI/ BBNM Acquisition Corp
RI/ DM Acquisition Corp.
RI/ LLC Acquisition Corp.
RI/ LLC-2 Acquisition Corp.
Sahara Imports, Inc.
Sahara Nissan, Inc.
Service Station Holding Corp.
Six Jays LLC
Southwest Dodge, LLC
The Pierce Corporation II, Inc.
Town & Country Chrysler Jeep, Inc.
T-West Sales & Service, Inc.
Woody Capital Investment Company II
Woody Capital Investment Company III

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Todd A. Maul	(Principal Executive Officer)	September 12, 2006

* Jeff Neuman	(Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Todd A. Maul	Sole Director/Manager	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

AN/ GMF, Inc.
AN/ MF Acquisition Corp.
Deal Dodge of Des Plaines, Inc.
Downers Grove Dodge, Inc.
Elmhurst Auto Mall, Inc.
Jerry Gleason Chevrolet, Inc.
Jerry Gleason Dodge, Inc.
John M. Lance Ford, LLC
Naperville Imports, Inc.
RI/ WFI Acquisition Corporation
Tinley Park A. Imports, Inc.
Tinley Park J. Imports, Inc.
Tinley Park V. Imports, Inc.
Tousley Ford, Inc.
Village Motors, LLC
Westmont A. Imports, Inc.
Westmont B. Imports, Inc.
Westmont M. Imports, Inc.

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* R. Steven Strader	(Principal Executive Officer)	September 12, 2006

* Aaron Showalter	(Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* R. Steven Strader	Sole Director	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

AutoNation Holding Corp.

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael E. Maroone	President (Principal Executive Officer)	September 12, 2006

* James J. Teufel	(Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* C. Coleman G. Edmunds	Director	September 12, 2006

* Guillermo Pernas, Jr.	Director	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

AN Luxury Imports, Ltd.
By: AN Luxury Imports GP, LLC
Its: General Partner

AutoNation Fort Worth Motors, Ltd.
By: AutoNation GM GP, LLC
Its: General Partner

AutoNation Imports of Katy, L.P.
By: AutoNation Imports Katy GP, LLC
Its: General Partner

Bankston Chrysler Jeep of Frisco, L.P.
By: Bankston CJ GP, LLC
Its: General Partner

Bankston Nissan Lewisville, Ltd.
By: Bankston Nissan Lewisville GP, LLC
Its: General Partner

Lewisville Imports, Ltd.
By: Lewisville Imports GP, LLC
Its: General Partner

Nichols Ford, Ltd.
By: Nichols GP, LLC
Its: General Partner

Plains Chevrolet, Ltd.
By: Plains Chevrolet GP, LLC
Its: General Partner

Quality Nissan, Ltd.
By: Quality Nissan GP, LLC
Its: General Partner

Steakley Chevrolet, Ltd.
By: Steakley Chevrolet GP, LLC
Its: General Partner

Texan Ford Sales, Ltd.
By: Texan Sales GP, LLC
Its: General Partner

AN Corpus Christi Chevrolet, LP
By: AN Corpus Christi GP, LLC
Its: General Partner

AN Corpus Christi Imports Adv., LP
By: AN Corpus Christi Imports Adv. GP, LLC
Its: General Partner

AN Corpus Christi Imports, LP
By: AN Corpus Christi Imports GP, LLC
Its: General Partner

AN Corpus Christi Imports II, LP
By: AN Corpus Christi Imports II GP, LLC
Its: General Partner

AN Corpus Christi T. Imports, LP
By: AN Corpus Christi T. Imports GP, LLC
Its: General Partner

AN Pontiac GMC Houston North, LP
By: AN Pontiac GMC Houston North GP, LLC
Its: General Partner

AN Texas Region Management, LP
By: AutoNation North Texas Management GP, LLC
Its: General Partner

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel G. Agnew	President (Principal Executive Officer)	September 12, 2006

* Maura Berney	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Daniel G. Agnew	Sole Manager	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

Charlie Thomas Chevrolet, Ltd.
By: Charlie Thomas Chevrolet GP, LLC
Its: General Partner

Charlie Thomas’ Courtesy Ford, Ltd.
By: Charlie Thomas’ Courtesy GP, LLC
Its: General Partner

Charlie Thomas Ford, Ltd.
By: Charlie Thomas F. GP, LLC
Its: General Partner

CT Intercontinental, Ltd.
By: CT Intercontinental GP, LLC
Its: General Partner

Financial Services, Ltd.
By: Financial Services GP, LLC
Its: General Partner

Houston Auto M. Imports Greenway, Ltd.
By: Houston Imports Greenway GP, LLC
Its: General Partner

Houston Auto M. Imports North, Ltd.
By: Houston Imports North GP, LLC
Its: General Partner

RI/ RMC Acquisition, Ltd.
By: RI/ RMC Acquisition GP, LLC
Its: General Partner

RI/ RMT Acquisition, Ltd.
By: RI/ RMT Acquisition GP, LLC
Its: General Partner

Westgate Chevrolet, Ltd.
By: Westgate Chevrolet GP, LLC
Its: General Partner

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel G. Agnew	President (Principal Executive Officer)	September 12, 2006

* Maura Berney	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Daniel G. Agnew	Sole Manager	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

Buick Mart Limited Partnership
By: Webb Automotive Group, Inc.
Its: General Partner

Ford of Garden Grove Limited Partnership
By: Webb Automotive Group, Inc.
Its: General Partner

Irvine Toyota/ Nissan/ Volvo Limited Partnership
By: Webb Automotive Group, Inc.
Its: General Partner

Lexus of Cerritos Limited Partnership
By: Webb Automotive Group, Inc.
Its: General Partner

Toyota Cerritos Limited Partnership
By: Webb Automotive Group, Inc.
Its: General Partner

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jerry L. Heuer	President (Principal Executive Officer)	September 12, 2006

* Mike Cunningham	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Jerry L. Heuer	Sole Director	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

PMWQ, Ltd.
By: PMWQ, Inc.
Its: General Partner

J-R Motors Company North
By: Woody Capital Investment Co. III
Its: General Partner

By: R. Coop Limited
Its: General Partner

By: R.L. Buscher III, Inc.
Its: General Partner

J-R Motors Company South
By: oody Capital Investment Co. II
Its: General Partner

By: C. Garrett, Inc.
Its: General Partner

By: R.L. Buscher II, Inc.
Its: General Partner

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Todd A. Maul	(Principal Executive Officer)	September 12, 2006

* Jeff Neumann	(Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Todd A. Maul	Sole Director	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

Bengal Motor Company, Ltd.
By: Bengal Motors, Inc.
Its: General Partner

First Team Ford, Ltd.
By: First Team Management, Inc.
Its: General Partner

First Team Ford of Manatee, Ltd.
By: First Team Management, Inc.
Its: General Partner

First Team Imports, Ltd.
By: First Team Management, Inc.
Its:General Partner

First Team Jeep Eagle, Chrysler-Plymouth, Ltd.
By: First Team Management, Inc.
Its: General Partner

First Team Premier, Ltd.
By: First Team Management, Inc.
Its: General Partner

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James R. Bender	President (Principal Executive Officer)	September 12, 2006

* Wesley Peter Pandoff	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* James R. Bender	Sole Director	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

Allison Bavarian Holding, LLC
Auto Car Holding, LLC
Auto Mission Holding, LLC
Beach City Holding, LLC
Carwell Holding, LLC
Cerritos Body Works Holding, LLC
Cerritos Imports Holding, LLC
Champion Chevrolet Holding, LLC
CJ Valencia Holding, LLC
Costa Mesa Cars Holding, LLC
Edgren Motor Holding, LLC
El Monte Imports Holding, LLC
El Monte Motors Holding, LLC
Fit Kit Holding, LLC
Fremont Luxury Imports Holding, LLC
G.B. Import Sales & Service Holding, LLC
House of Imports Holding, LLC
Irvine Imports Holding, LLC
Joe MacPherson Infiniti Holding, LLC
Lew Webb’s Irvine Nissan Holding, LLC
MacHoward Leasing Holding, LLC
Magic Acquisition Holding, LLC
Mr. Wheels Holding, LLC
Newport Beach Cars Holding, LLC
Peyton Cramer Automotive Holding, LLC
Peyton Cramer F. Holding, LLC
Peyton Cramer Infiniti Holding, LLC
Peyton Cramer LM Holding, LLC
Roseville Motor Holding, LLC
Saul Chevrolet Holding, LLC
Shamrock F. Holding, LLC
SMI Motors Holding, LLC
Smythe European Holding, LLC
Stevens Creek Holding, LLC
Terry York Motor Cars Holding, LLC
Torrance Nissan Holding, LLC
Valencia B. Imports Holding, LLC
Valencia Dodge Holding, LLC
Valencia H. Imports Holding, LLC

Vanderbeek Motors Holding, LLC
Vanderbeek Truck Holding, LLC
Vince Wiese Holding, LLC
York Enterprises Holding, LLC

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jerry L. Heuer	President (Principal Executive Officer)	September 12, 2006

* Mike Cunningham	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* Jerry L. Heuer	Sole Director/Manager	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, state of Florida, on September 12, 2006.

AN Imports of Ft. Lauderdale, Inc.

By:	/s/ Gordon E. Devens

Name: Gordon E. Devens

Title:	Authorized Signatory
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James R. Bender	President (Principal Executive Officer)	September 12, 2006

* Wesley Peter Pandoff	Treasurer (Principal Accounting Officer and Principal Financial Officer)	September 12, 2006

* James R. Bender	Sole Director/Manager	September 12, 2006

*By: /s/ Gordon E. Devens as attorney-in-fact

EXHIBIT INDEX†

Exhibits	Description of Exhibits

3.1	Third Amended and Restated Certificate of Incorporation of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to AutoNation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
3.2	Amended and Restated Bylaws of AutoNation, Inc. (incorporated by reference to Exhibit 3.2 to AutoNation’s Current Report on Form 8-K dated December 8, 2000).
3.3	Form of Charter for Guarantors incorporated in Alabama (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.4	Form of Charter for Guarantors incorporated in Arizona (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.5	Form of Charter for Guarantors incorporated in California (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.6	Form of Charter for Guarantors incorporated in Colorado (incorporated by reference to Exhibit 3.6 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.7	Form of Charter for Guarantors incorporated in Delaware (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.8	Form of Charter for Guarantors incorporated in Florida (incorporated by reference to Exhibit 3.8 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.9	Form of Charter for Guarantors incorporated in Georgia (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.10	Form of Charter for Guarantors incorporated in Illinois (incorporated by reference to Exhibit 3.10 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.11	Form of Charter for Guarantors incorporated in Maryland (incorporated by reference to Exhibit 3.11 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.12	Form of Charter for Guarantors incorporated in Michigan (incorporated by reference to Exhibit 3.12 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.13	Form of Charter for Guarantors incorporated in Minnesota (incorporated by reference to Exhibit 3.13 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.14	Form of Charter for Guarantors incorporated in Nevada (incorporated by reference to Exhibit 3.14 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.15	Form of Charter for Guarantors incorporated in North Carolina (incorporated by reference to Exhibit 3.15 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.16	Form of Charter for Guarantors incorporated in Ohio (incorporated by reference to Exhibit 3.16 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).

Exhibits	Description of Exhibits

3.17	Form of Charter for Guarantors incorporated in Oklahoma (incorporated by reference to Exhibit 3.17 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.18	Form of Charter for Guarantors incorporated in Tennessee (incorporated by reference to Exhibit 3.18 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.19	Form of Charter for Guarantors incorporated in Texas (incorporated by reference to Exhibit 3.19 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.20	Form of Charter for Guarantors incorporated in Virginia (incorporated by reference to Exhibit 3.20 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.21	Form of Charter for Guarantors incorporated in Washington (incorporated by reference to Exhibit 3.21 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.22	Form of Bylaws for Guarantors incorporated in Alabama (incorporated by reference to Exhibit 3.22 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.23	Form of Bylaws for Guarantors incorporated in Arizona (incorporated by reference to Exhibit 3.23 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.24	Form of Bylaws for Guarantors incorporated in California (incorporated by reference to Exhibit 3.24 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.25	Form of Bylaws for Guarantors incorporated in Colorado (incorporated by reference to Exhibit 3.25 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.26	Form of Bylaws for Guarantors incorporated in Delaware (incorporated by reference to Exhibit 3.26 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.27	Form of Bylaws for Guarantors incorporated in Florida (incorporated by reference to Exhibit 3.27 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.28	Form of Bylaws for Guarantors incorporated in Georgia (incorporated by reference to Exhibit 3.28 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.29	Form of Bylaws for Guarantors incorporated in Illinois (incorporated by reference to Exhibit 3.29 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.30	Form of Bylaws for Guarantors incorporated in Maryland (incorporated by reference to Exhibit 3.30 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.31	Form of Bylaws for Guarantors incorporated in Michigan (incorporated by reference to Exhibit 3.31 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.32	Form of Bylaws for Guarantors incorporated in Minnesota (incorporated by reference to Exhibit 3.32 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).

Exhibits	Description of Exhibits

3.33	Form of Bylaws for Guarantors incorporated in Nevada (incorporated by reference to Exhibit 3.33 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.34	Form of Bylaws for Guarantors incorporated in North Carolina (incorporated by reference to Exhibit 3.34 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.35	Form of Bylaws for Guarantors incorporated in Ohio (incorporated by reference to Exhibit 3.35 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.36	Form of Bylaws for Guarantors incorporated in Oklahoma (incorporated by reference to Exhibit 3.36 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.37	Form of Bylaws for Guarantors incorporated in Tennessee (incorporated by reference to Exhibit 3.37 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.38	Form of Bylaws for Guarantors incorporated in Texas (incorporated by reference to Exhibit 3.38 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.39	Form of Bylaws for Guarantors incorporated in Virginia (incorporated by reference to Exhibit 3.39 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.40	Form of Bylaws for Guarantors incorporated in Washington (incorporated by reference to Exhibit 3.40 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.41	Form of Formation Certificate for limited liability company Guarantors formed in Delaware (incorporated by reference to Exhibit 3.41 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.42	Form of Formation Certificate for limited liability company Guarantors formed in Ohio (incorporated by reference to Exhibit 3.42 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.43	Form of Formation Certificate for limited liability company Guarantors formed in Wyoming (incorporated by reference to Exhibit 3.43 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.44	Form Certificate of Limited Partnership for limited partnership Guarantors formed in Florida (incorporated by reference to Exhibit 3.44 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.45	Form Certificate of Limited Partnership for limited partnership Guarantors formed in Georgia (incorporated by reference to Exhibit 3.45 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.46	Form Certificate of Limited Partnership for AutoNation Fort Worth Motors, Ltd., AutoNation Import of Katy, LP and PMWQ, Ltd. (incorporated by reference to Exhibit 3.46 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).

Exhibits		Description of Exhibits

3	.47**	Form of Formation Certificate for AutoNation Corpus Christi Chevrolet, LP, AN Corpus Christi Imports Adv., LP, AN Corpus Christi Imports II, LP, AN Corpus Christi Imports, LP, AN Corpus Christi T. Imports, LP, AN Luxury Imports, Ltd., AN Pontiac GMC Houston North, LP, AN Texas Region Management, Ltd., Bankston Chrysler Jeep of Frisco, LP, Bankston Nissan Lewisville, Ltd., Charlie Thomas Chevrolet, Ltd., Charlie Thomas Ford, Ltd., Charlie Thomas Courtesy Ford, Ltd., CT Intercontinental, Ltd., Financial Services, Ltd., Houston Auto M. Imports Greenway, Ltd., Houston Auto M. Imports North, Ltd., Lewisville Imports, Ltd., Nichols Ford, Ltd., Plains Chevrolet, Ltd., Quality Nissan, Ltd., RI/RMC Acquisition, Ltd., RI/RMT Acquisition, Ltd., Steakley Chevrolet, Ltd., Texan Ford Sales, Ltd. and Westgate Chevrolet, Ltd.
3.48		Form of LLC Agreement for limited liability company Guarantors formed in Arizona (incorporated by reference to Exhibit 3.47 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.49		Form of LLC Agreement for limited liability company Guarantors formed in Colorado (incorporated by reference to Exhibit 3.48 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.50		Form of LLC Agreement for limited liability company Guarantors formed in Delaware (incorporated by reference to Exhibit 3.49 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.51		Form of LLC Agreement for limited liability company Guarantors formed in Ohio (incorporated by reference to Exhibit 3.51 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.52		Form of LLC Agreement for limited liability company Guarantors formed in Texas (incorporated by reference to Exhibit 3.52 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.53		Form of LLC Agreement for limited liability company Guarantors formed in Wyoming (incorporated by reference to Exhibit 3.53 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.54		Form of Limited Partnership Agreement for limited partnership Guarantors formed in Florida (incorporated by reference to Exhibit 3.54 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.55		Form of Limited Partnership Agreement for limited partnership Guarantors formed in Georgia (incorporated by reference to Exhibit 3.55 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.56		Bankston Chrysler Jeep of Frisco, L.P. Limited Partnership Agreement (incorporated by reference to Exhibit 3.61 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.57		Bankston Ford of Frisco Ltd. Co. Articles of Organization (incorporated by reference to Exhibit 3.62 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.58		Batfish, LLC Formation Certificate (incorporated by reference to Exhibit 3.64 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.59		Bengal Motor Company, Ltd. Certificate of Limited Partnership (incorporated by reference to Exhibit 3.65 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.60		Brown & Brown Chevrolet — Superstition Springs, LLC Formation Certificate (incorporated by reference to Exhibit 3.66 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.61		Brown & Brown Nissan Mesa, LLC Formation Certificate (incorporated by reference to Exhibit 3.67 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).

Exhibits		Description of Exhibits

3.62		Houston Auto Imports Greenway, Ltd. Limited Partnership Agreement (incorporated by reference to Exhibit 3.69 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.63		Houston Auto Imports North, Ltd. Limited Partnership Agreement (incorporated by reference to Exhibit 3.70 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.64		Jerry Gleason Dodge, Inc. Charter (incorporated by reference to Exhibit 3.71 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.65		J-R Motors Company North General Partnership Agreement (incorporated by reference to Exhibit 3.72 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.66		J-R Motors Company South General Partnership Agreement (incorporated by reference to Exhibit 3.73 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.67		Mullinax Used Cars, Inc. Charter (incorporated by reference to Exhibit 3.74 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.68		PMWO, Ltd. Limited Partnership Agreement (incorporated by reference to Exhibit 3.75 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.69		Six Jays LLC Formation Certificate (incorporated by reference to Exhibit 3.77 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.70		AutoNation Fort Worth Motors, Ltd. Certificate of Limited Partnership (incorporated by reference to Exhibit 3.78 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3.71		AutoNation Fort Worth Motors, Ltd. Limited Partnership Agreement (incorporated by reference to Exhibit 3.79 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3	.72**	AutoNation Vermont, Inc. Charter.
3.73		AutoNation Vermont, Inc. Bylaws (incorporated by reference to Exhibit 3.60 to Amendment No. 1 to AutoNation’s Registration Statement on Form S-4 filed on November 16, 2001).
3	.74**	Courtesy Ford Broadway, LLC Articles of Organization.
3	.75**	Courtesy Ford Broadway, LLC Amendment to Articles of Organization.
4.1		Indenture, dated as of August 10, 2001 (the “2001 Indenture”), relating to the issuance of $450.0 million aggregate principal amount of senior unsecured notes due 2008 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 (SEC 333-71098) filed on October 5, 2001).
4.2		Supplemental Indenture, dated as of April 30, 2002, amending the 2001 Indenture to update the list of the Company’s subsidiaries as guarantors thereunder (incorporated by reference to Exhibit 4.2 to AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2003).
4.3		Supplemental Indenture, dated as of November 8, 2002 amending the 2001 Indenture to increase by $400.0 million the Company’s capacity to make restricted payments under the terms of the Indenture, including payments for the repurchase of its common stock (incorporated by reference to Exhibit 4.2 to AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2002).
4.4		Supplemental Indenture, dated as of March 29, 2004, amending the 2001 Indenture to update the list of the Company’s subsidiaries as guarantors thereunder (incorporated by reference to Exhibit 4.4 to AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2005).

Exhibits		Description of Exhibits

4.5		Supplemental Indenture, dated as of November 3, 2005, amending the 2001 Indenture to update the list of the Company’s subsidiaries as guarantors thereunder (incorporated by reference to Exhibit 4.5 to AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2005).
4.6		Indenture, dated April 12, 2006 (the “2006 Indenture”), relating to the issuance of $300.0 million aggregate principal amount of floating rate senior unsecured notes due 2013 and $300.0 million aggregate principal amount of 7% senior unsecured notes due 2014 (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on April 28, 2006).
4	.7*	Supplemental Indenture, dated as of August 17, 2006, amending the 2006 Indenture to update the list of the Company’s subsidiaries as guarantors thereunder.
4.8		Form of floating rate senior unsecured notes due 2013 (included in Exhibit 4.6).
4.9		Form of 7% senior unsecured notes due 2014 (included in Exhibit 4.6).
4	.10*	Registration Rights Agreement dated April 12, 2006 between the Company, the Guarantors named therein and the Initial Purchasers named therein, relating to the $300.0 million aggregate principal amount of floating rate senior unsecured notes due 2013 and $300.0 million aggregate principal amount of 7% senior unsecured notes due 2014.
4.11		Five Year Credit Agreement dated July 14, 2005 relating to a $600 million unsecured bank line of credit (incorporated by reference to Exhibit 10.15 of the Company’s Form 8-K filed on July 14, 2005).
4.12		First Amendment, dated April 12, 2006, to Five-Year Credit Agreement dated July 14, 2005 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on April 28, 2006).
4.13		The Company is a party to certain long-term debt agreements where the amount involved does not exceed 10% of the Company’s total assets. The Company agrees to furnish a copy of any such agreements to the Commission upon request.
5	.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1		AutoNation, Inc. 1991 Stock Option Plan, as amended to date (incorporated by reference to Exhibit 10.1 to AutoNation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
10.2		AutoNation, Inc. 1995 Amended and Restated Employee Stock Option Plan, as amended to date (incorporated by reference to Exhibit 10.2 to AutoNation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
10.3		AutoNation Enterprises Incorporated Amended and Restated 1995 Employee Stock Option Plan, as amended to date (incorporated by reference to Exhibit 10.3 to AutoNation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
10.4		AutoNation, Inc. Amended and Restated 1995 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.10 to AutoNation’s Annual Report on Form 10-K for the year ended December 31, 1998).
10.5		AutoNation, Inc. Amended and Restated 1997 Employee Stock Option Plan, as amended to date (incorporated by reference to Exhibit 10.4 to AutoNation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
10.6		AutoNation, Inc. Amended and Restated 1998 Employee Stock Option Plan, as amended to date (incorporated by reference to Exhibit 10.5 to AutoNation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
10.7		AutoNation, Inc. Senior Executive Incentive Bonus Plan (incorporated by reference to Exhibit A to AutoNation’s Proxy Statement on Schedule 14A filed with the Commission on April 12, 2002).
10.8		AutoNation, Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 10.1 to AutoNation’s Form 8-K filed on November 23, 2005).

Exhibits		Description of Exhibits

10.9		Employment Agreement dated December 30, 2004, between AutoNation, Inc. and Michael J. Jackson, Chairman and Chief Executive Officer (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on January 3, 2005).
10.10		Amendment No. 1 dated March 25, 2005 to December 30, 2004 Employment Agreement with Michael J. Jackson (incorporated by reference to Exhibit 10.15 to the Company’s Form 8-K filed on March 31, 2005).
10.11		Letter Agreement dated March 26, 1999 between AutoNation, Inc. and Michael E. Maroone, President and Chief Operating Officer (incorporated by reference to Exhibit 10.1 of AutoNation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).
10.12		Employment Agreement dated July 27, 2005, between AutoNation, Inc. and Michael E. Maroone, President and Chief Operating Officer (incorporated by reference to Exhibit 10.1 to AutoNation’s Form 8-K filed on July 27, 2005).
10.13		Letter Agreement dated April 18, 2000 between AutoNation, Inc. and Craig T. Monaghan, Chief Financial Officer (incorporated by reference to Exhibit 10.6 to AutoNation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).
10.14		Form of Stock Option Agreement for stock options granted under the AutoNation, Inc. employee stock option plans (incorporated by reference to Exhibit 10.12 to AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2004).
10.15		Settlement and Release Agreement dated April 15, 2003 with ANC Rental Corporation and the Unsecured Creditors’ Committee appointed in connection with ANC’s bankruptcy (incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K filed on April 16, 2003).
10.16		Letter Agreement, dated March 6, 2006, regarding agreement by ESL Investments, Inc. and certain affiliated entities to tender all of their AutoNation shares in the Company’s cash tender offer to purchase up to 50 million shares of common stock (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on March 7, 2006).
12.1		Computation of Ratio of Earnings to Fixed Charges (included in the Registration Statement).
21	.1*	Subsidiaries of AutoNation, Inc.
23	.1*	Consent of KPMG LLP.
23.2		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included on signature page).
25	.1**	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A. to act as Trustee under the Indenture.
99	.1**	Form of Letter to Clients.
99	.2**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99	.3**	Form of Letter of Transmittal.
99	.4**	Form of Notice of Guaranteed Delivery.
99.5		Guidelines for Certification of Taxpayer Identification Number on Substitute W-9 (included in Exhibit 99.3).

*	Previously filed.

**	Filed herewith.

†	The organizational and operating documents for the Guarantors are the form documents for their respective states of organization unless their particular organizational and/or operating documents are otherwise set forth in the exhibit index.